UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ECOLAB INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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NOTICE OF 2010
ANNUAL MEETING AND

PROXY STATEMENT

FOR MAY 6, 2010

NOTICE	ii
VOTING PROCEDURES	2
STOCKHOLDER ACCESS	4
— Communications with Directors	4
— Future Stockholder Proposals and Director Nomination Process	5
— Increase in Board Size; Director Selection Process	7
SECURITY OWNERSHIP	8
— Certain Beneficial Owners	8
— Executive Officers and Directors	9
CORPORATE GOVERNANCE	10
— Corporate Governance Materials and Code of Conduct	10
— Board Structure	10
— Board Leadership Structure	10
— Board's Role on Risk Oversight	10
— Compensation Risk Analysis	11
— Director Attendance	11
— Board Committees	11
DIRECTOR COMPENSATION FOR 2009	14
— Director Compensation Table	14
— Summary	15
— Stock Retention and Ownership Guidelines	16
— Changes Effective in 2010	16
DIRECTOR INDEPENDENCE STANDARDS AND DETERMINATIONS	16
— "Independence" Standards	16
— "Independence" Determinations	17
RELATED PERSON TRANSACTIONS	18
PROPOSAL 1: ELECTION OF DIRECTORS	19
COMPENSATION COMMITTEE REPORT	29
COMPENSATION DISCUSSION AND ANALYSIS	29
— Introduction and Overview	29
— Program Objectives and Reward Philosophy	32
— Base Salaries	34
— Annual Cash Incentives	35
— Long-Term Equity Incentives	38
— Executive Benefits and Perquisites	39
— Executive Change-in-Control Policy	39
— Stock Retention and Ownership Guidelines	40
— Compensation Recovery	40
— Total Compensation Mix	41
SUMMARY COMPENSATION TABLE FOR 2009	42
GRANTS OF PLAN-BASED AWARDS FOR 2009	44
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2009	46
OPTION EXERCISES AND STOCK VESTED FOR 2009	47
PENSION BENEFITS FOR 2009	48
NON-QUALIFIED DEFERRED COMPENSATION FOR 2009	51
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL	53
EQUITY COMPENSATION PLAN INFORMATION	58
AUDIT COMMITTEE REPORT	59
AUDIT FEES	60
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	61
PROPOSAL 3: APPROVAL OF THE ECOLAB INC. 2010 STOCK INCENTIVE PLAN	61
PROPOSAL 4: AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFICATION OF TERMS OF THE BOARD OF DIRECTORS AS OF THE 2013 ANNUAL MEETING	72
PROPOSAL 5: ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF THE EXECUTIVES DISCLOSED IN THIS PROXY STATEMENT	73
PROPOSAL 6: STOCKHOLDER PROPOSAL TO ADOPT A POLICY ON THE HUMAN RIGHT TO WATER	75
PROPOSAL 7: STOCKHOLDER PROPOSAL REQUESTING THE BOARD TO AMEND THE BY-LAWS TO PROVIDE HOLDERS OF 10% OF OUTSTANDING SHARES THE POWER TO CALL A SPECIAL MEETING	77
OTHER MATTERS	79
— Proxy Solicitation Costs	79
— Section 16(a) Beneficial Ownership Reporting Compliance	79
— Householding Information	80
— Important Notice Regarding the Availability of Proxy Materials	80
— Voting by Plan Participants	80
APPENDIX: A — Directions to the Ecolab Annual Meeting	A-1
B — Proposed Amendments to ARTICLE IV to Ecolab Inc.'s Restated Certificate of Incorporation	B-1

March 22, 2010

Dear Fellow Stockholder:

You are cordially invited to join us for our Annual Meeting of Stockholders, to be held at 10:00 a.m. on Thursday, May 6, 2010, in the McKnight Theatre of the Ordway Center for the Performing Arts, 345 Washington Street, Saint Paul, Minnesota 55102. The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at our Annual Meeting. We urge you to read both carefully.

We hope you plan to attend our Annual Meeting. However, if you will not be able to join us, we encourage you to exercise your right as a stockholder and vote. Please sign, date and promptly return the accompanying proxy card, or make use of either our telephone or Internet voting services. Stockholders not in attendance may listen to a broadcast of the meeting on the Internet. Webcast instructions will be available on-line at www.ecolab.com/investor.

Sincerely,

Douglas M. Baker, Jr.
Chairman of the Board,
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT!
PLEASE SUBMIT YOUR PROXY TODAY.

    Your vote is a valuable part of the investment made in our Company, and is the best way to influence corporate governance and decision-making. Please take time to read the enclosed materials and vote!

    Whether or not you plan to attend the meeting, please complete the accompanying proxy and return it in the enclosed envelope. Or, you may vote by telephone or the Internet. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail, telephone or the Internet.

PLEASE REFER TO THE ACCOMPANYING MATERIALS FOR VOTING INSTRUCTIONS.

PROXY STATEMENT 2010    i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 6, 2010

To the Stockholders of Ecolab Inc.:

The Annual Meeting of Stockholders of Ecolab Inc. will be held on Thursday, May 6, 2010, at 10:00 a.m., in the McKnight Theatre of the Ordway Center for the Performing Arts, 345 Washington Street, Saint Paul, Minnesota 55102, for the following purposes (which are more fully explained in the Proxy Statement):

  (1)
  to elect as Class III Directors to a term ending in 2013 the three nominees named in the proxy statement;

  (2)
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2010;

  (3)
  to approve the Ecolab Inc. 2010 Stock Incentive Plan;

  (4)
  to amend the Company's Restated Certificate of Incorporation to eliminate classification of terms of the Board of Directors as of the 2013 Annual Meeting of Stockholders;

  (5)
  to approve the compensation of the executives disclosed in the proxy statement;

  (6)
  to consider a stockholder proposal requesting the Board of Directors to adopt a policy on the human right to water;

  (7)
  to consider a stockholder proposal requesting the Board of Directors to amend the Company's By-Laws to provide holders of 10% of the outstanding common stock the power to call special stockholder meetings; and

  (8)
  to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on March 9, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Lawrence T. Bell General Counsel and Secretary

March 22, 2010

ii    PROXY STATEMENT 2010

ECOLAB INC.
370 Wabasha Street North, Saint Paul, Minnesota 55102

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 6, 2010

The Board of Directors of Ecolab Inc. is using this Proxy Statement to solicit proxies from the holders of Ecolab Common Stock, par value $1.00 per share ("Common Stock"), for use at the 2010 Annual Meeting of Ecolab Stockholders. We are first mailing this Proxy Statement and accompanying form of proxy to Ecolab Stockholders on or about March 22, 2010.

  •
  Meeting Time and Place — Thursday, May 6, 2010, at 10:00 a.m., in the McKnight Theatre of the Ordway Center for the Performing Arts, 345 Washington Street, Saint Paul, Minnesota 55102.

  •
  Purpose of the Meeting — is to vote on the following items:

  (1)
  to elect as Class III Directors to a term ending in 2013 the three nominees named in the proxy statement;

  (2)
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year ending December 31, 2010;

  (3)
  to approve the Ecolab Inc. 2010 Stock Incentive Plan;

  (4)
  to amend the Company's Restated Certificate of Incorporation to eliminate classification of terms of the Board of Directors as of the 2013 Annual Meeting of Stockholders;

  (5)
  to approve the compensation of the executives disclosed in the proxy statement;

  (6)
  to consider a stockholder proposal requesting the Board of Directors to adopt a policy on the human right to water;

  (7)
  to consider a stockholder proposal requesting the Board of Directors to amend the Company's By-Laws to provide holders of 10% of the outstanding common stock the power to call special stockholder meetings; and

  (8)
  to transact such other business as may properly come before our Annual Meeting and any adjournment or postponement thereof.

  •
  Record Date — The record date for determining the holders of Common Stock entitled to vote at our Annual Meeting is the close of business on March 9, 2010.

  •
  Shares Entitled to Vote — As of March 9, 2010, the record date for the meeting, there were 236,144,392 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote. Common Stock held by Ecolab in our treasury is not counted in shares outstanding and will not be voted.

Note — References in this Proxy Statement to "Ecolab," "the Company," "we," or "our" are to Ecolab Inc.

PROXY STATEMENT 2010    1

VOTING PROCEDURES

Quorum — A quorum of stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is a quorum. Abstentions and broker non-votes count as present for establishing a quorum. Common Stock held by Ecolab in our treasury does not count toward a quorum.

Broker Non-Votes — Generally, broker non-votes occur on a proposal when a broker is not permitted under applicable rules to vote on that proposal without instruction from the beneficial owner of the Common Stock and no instruction is given. Broker non-votes are not counted as votes cast for any purpose in determining whether a matter has been approved; however, with respect to Proposal 4, the amendment to the Restated Certificate of Incorporation, which requires the affirmative vote of the majority of outstanding shares in order to pass, broker non-votes will have the same effect as a vote against the proposal. To ensure that their views are represented at the meeting, we strongly urge all beneficial owners to provide specific voting instructions on all matters to be considered at the meeting to their record-holding brokers.

How to Vote by Proxy — You may vote in person by ballot at our Annual Meeting or by submitting a valid proxy. We recommend you submit your proxy even if you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote by ballot, thereby canceling any proxy previously submitted.

Voting instructions are included on your proxy card. If you properly complete your proxy and submit it to us in time to be tabulated, one of the individuals named as your proxy will vote your Common Stock as you have directed. You may vote for or against each proposal, or you may abstain from voting on a proposal. With respect to the election of directors, you may vote for or against each nominee, or you may abstain from voting on the election of one or more nominees.

Revoking Your Proxy — You may revoke your proxy at any time before it is voted by:

  •
  timely delivery of a valid, later-dated proxy, including a proxy given by telephone or Internet;

  •
  timely delivery of written notice to our Corporate Secretary before the Annual Meeting, stating that you have revoked your proxy; or

  •
  voting by ballot at our Annual Meeting.

Treatment of Abstentions — Shares voting "Abstain" will have no effect on the election of directors. For the other proposals to be voted on at the Annual Meeting, abstentions are treated as shares present or represented and voting, and therefore have the same effect as negative votes.

Vote Tabulation — The vote on each proposal will be tabulated as follows:

  Proposal 1: Election of Directors — Each nominee will be elected by a majority of the votes cast in uncontested elections. We currently expect that the election of directors at our meeting will be uncontested. Under the majority voting standard, a nominee must receive a number of "FOR" votes that exceeds 50% of the votes cast with respect to that director's election. Votes cast with respect to a nominee include votes FOR or AGAINST a nominee and exclude abstentions and broker non-votes.

  In a contested election, directors will be elected by a plurality vote. A contested election is an election in which the number of candidates for election as directors exceeds the number

2    PROXY STATEMENT 2010

  of directors to be elected. Under the plurality standard, the three nominees receiving the most number of "FOR" votes will be elected as directors.

  If an uncontested nominee for director does not receive an affirmative majority of "FOR" votes, he or she will be required to promptly offer his or her resignation to the Board's independent Governance Committee. That committee will then make a recommendation to the Board as to whether the offered resignation should be accepted or rejected, or whether other action should be taken. The Board will publicly announce its decision regarding the offered resignation and the rationale behind it within 90 days after the election results have been certified. Any director who offered his or her resignation will not be permitted to vote on the recommendation of the Governance Committee or the Board's decision with respect to his or her resignation.

  Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the election of the three nominees named in this Proxy Statement. If, for any reason, any nominee becomes unavailable for election prior to our Annual Meeting, the proxies solicited by our Board of Directors will be voted FOR such substituted nominee as is selected by our Board of Directors, or our Board of Directors, at its option, may reduce the number of directors to constitute the entire Board.

  Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute ratification of the appointment of PricewaterhouseCoopers LLP. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

  Proposal 3: Approval of the Ecolab Inc. 2010 Stock Incentive Plan — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the Ecolab Inc. 2010 Stock Incentive Plan; provided, in compliance with New York Stock Exchange rules, the total votes cast on the proposal (including abstentions) represent over 50% of the Company's total outstanding shares entitled to vote on the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR approval of the Ecolab Inc. 2010 Stock Incentive Plan.

  Proposal 4: Amendment of the Restated Certificate of Incorporation to Eliminate Classification of Terms of the Board of Directors as of the 2013 Annual Meeting — The affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting will constitute approval of the amendment of the Company's Restated Certificate of Incorporation to eliminate classification of terms of the Board of Directors as of the 2013 Annual Meeting of Stockholders. Abstentions and broker non-votes will effectively count as a vote against the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR amendment of the Restated Certificate of Incorporation to eliminate classification of terms of the Board of Directors as of the 2013 Annual Meeting.

  Proposal 5: Advisory Vote on Approval of the Compensation of the Executives Disclosed in this Proxy Statement — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the compensation of executives disclosed in this proxy statement. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR approval of the compensation of executives disclosed in this proxy statement.

PROXY STATEMENT 2010    3

  Proposal 6: Stockholder Proposal to Adopt a Policy on the Human Right to Water — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the proposal.

  Proposal 7: Stockholder Proposal Requesting the Board to Amend the By-Laws to Provide Holders of 10% of Outstanding Shares the Power to Call a Special Meeting — The affirmative vote of a majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote will constitute approval of the proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the proposal.

Discretionary Voting — We are not currently aware of any other business to be acted upon at our Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your Common Stock or act on those matters according to their best judgment, including to adjourn the Annual Meeting.

Adjournments — Adjournment of our Annual Meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time-to-time by approval of the holders of Common Stock representing a majority of the votes present in person or by proxy at the Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the Annual Meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

STOCKHOLDER ACCESS

Communications with Directors — Our stakeholders and other interested parties, including our stockholders and employees, can send substantive communications to our Board using the following methods published on our website at www.ecolab.com/investor/governance:

  •
  to correspond with the Board's Lead Director, please complete and submit the on-line "Contact Lead Director" form;

  •
  to report potential issues regarding accounting, internal controls and other auditing matters to the Board's Audit Committee, please complete and submit the on-line "Contact Audit Committee" form; or

  •
  to make a stockholder recommendation for a potential candidate for nomination to the Board, please submit an e-mail to the Board's Governance Committee, in care of our Corporate Secretary, at investor.info@ecolab.com.

All substantive communications regarding governance matters or potential accounting, control or auditing irregularities are promptly relayed or brought to the attention of the Lead Director or Chair of the Audit Committee following review by our management. Communications not requiring the substantive attention of our Board, such as employment inquiries, sales solicitations, questions about our products and other such matters, are handled directly by our management. In such instances, we respond to the communicating party on behalf of the Board. Nonetheless, our management periodically updates the Board on all of the on-line communications received, whether or not our management believes they are substantive. In addition to on-line communications, interested parties may direct correspondence to our Board of Directors, our Board Committees or to individual directors at our headquarters address, repeated at the top of page 1 of this Proxy Statement.

4    PROXY STATEMENT 2010

Future Stockholder Proposals and Director Nomination Process — Any stockholder proposal must comply with advance notice procedures set forth in Article II, Section 4 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the Annual Meeting a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting and as to the stockholder giving the notice and any Stockholder Associated Person (i.e., any person acting in concert, directly or indirectly, with such stockholder and any person controlling, controlled by or under common control with such stockholder) (i) the name and record address of such person, (ii) the number of shares beneficially owned by the stockholder, (iii) the nominee holder for, and number of, shares owned beneficially but not of record by such person, (iv) whether and the extent to which any hedging or other transaction or series of transactions has been entered into, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any shares beneficially owned, (v) the name and address of any other stockholder supporting the proposal, (vi) a description of all arrangements or understandings between or among such persons in connection with the proposal, and (vii) a representation by the stockholder that he or she intends to appear at the Annual Meeting to present the business. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investor/governance. If the presiding Chairperson of the Annual Meeting of Stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions, that business will not be transacted or the defective nomination will not be accepted.

  •
  Deadline for Inclusion in the Proxy Statement — All proposals to be considered by the Board for inclusion in the Proxy Statement and form of proxy for next year's Annual Meeting of Stockholders expected to be held on May 5, 2011, including any stockholder nominations for the election of directors, must be received by the Corporate Secretary at our headquarters address, repeated at the top of page 1 of this Proxy Statement, no later than November 22, 2010.

  •
  Deadline for Consideration — Stockholder proposals not included in a proxy statement for an annual meeting as well as proposed stockholder nominations for the election of directors at an annual meeting must each comply with advance notice procedures set forth in our By-Laws in order to be properly brought before that annual meeting of stockholders. In general, written notice of a stockholder proposal or a director nomination must be received by the Corporate Secretary not less than 120 days nor more than 150 days prior to the anniversary date of the preceding annual meeting of stockholders. With regard to next year's Annual Meeting of Stockholders, expected to be held on May 5, 2011, the written notice must be received between December 7, 2010 and January 6, 2011 inclusive.

  •
  Director Nomination Process — Our Board's Governance Committee has, under its Charter, responsibility for director nominee functions, including review of any director nominee candidates recommended by stockholders. The Governance Committee has the authority to:

  —
  Review and recommend to the Board of Directors policies for the composition of the Board, including such criteria as:

  •
  size of the Board;

PROXY STATEMENT 2010    5

    •
    diversity of experience, employment, background and other relevant factors of Board members;

    •
    the proportion of the Board to be comprised of non-management directors;

    •
    qualifications for new or continued membership on the Board, including experience, employment, background and other relevant considerations; and

    •
    director retirement requirements or standards.

    —
    Review any director nominee candidates recommended by stockholders.

    —
    Identify, interview and evaluate director nominee candidates and have sole authority to:

    •
    retain and terminate any search firm to be used to assist the Committee in identifying director candidates; and

    •
    approve the search firm's fees and other retention terms.

    —
    Recommend to the Board:

    •
    the slate of director nominees to be presented by the Board for election at the Annual Meeting of Stockholders;

    •
    the director nominees to fill vacancies on the Board; and

    •
    the members of each Board Committee.

Any stockholder nomination for directors must comply with the advance notice procedures set forth in Article II, Section 3 of our By-Laws. Under our By-Laws, to be in proper written form, the stockholder's notice to our Corporate Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address, residence address and record address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares owned beneficially or of record by the person, (iv) any information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the "Exchange Act", and the rules and regulations promulgated thereunder, (v) the nominee holder for, and number of, shares owned beneficially but not of record by the person, (vi) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, has been made, the or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the person with respect to any share of stock of the Corporation, (vii) to the extent known, the name and address of any other stockholder supporting the nominee for election or reelection as a director on the date of such stockholder's notice, (viii) a description of all arrangements or understandings between or among persons pursuant to which the nomination(s) are to be made by the stockholder and (ix) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice. Any ownership information shall be supplemented by the stockholder giving the notice not later than ten (10) days after the record date for the meeting as of the record date. The notice must be accompanied by a written consent of the proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the foregoing procedures. This summary is qualified in its entirety by reference to the full text of our By-Laws, which can be found on our website at www.ecolab.com/investor/governance.

6    PROXY STATEMENT 2010

In terms of our principles for composition of the Board generally, and qualifications for director nominees specifically, we refer you to our Corporate Governance Principles, which can be found on our website at www.ecolab.com/investor/governance. Under these provisions, for example:

  •
  no more than three Board members will be from current management. These management members normally would be the Chief Executive Officer, the Chairman (if an employee of the Company and not the CEO) and the President (if an employee of the Company and not the CEO), but may be any other officer deemed appropriate by the Board;

  •
  it is desired that the members of the Board represent a geographical dispersion and variety of business disciplines so as to bring to the work of the Board a diversity of experience and background, with the predominance of members being chief or executive officers from different industries; and

  •
  a continuing effort is made to seek well-qualified women and minority group members for the Board, but these persons must be sought out and evaluated as individuals rather than as representatives of specific groups. See "Increase in Board Size; Director Selection Process" below for an explanation of how this policy was implemented in the context of seeking to identify additional director nominee candidates in 2009.

Other criteria relevant to service as a director of our Company are also set forth in our Corporate Governance Principles.

All directors are encouraged to submit to the Governance Committee the name of any person deemed qualified to serve on the Board, together with information on the candidate's qualifications. The Governance Committee screens and submits to the full Board the names and biographical information of those persons considered by the Committee to be viable candidates for election as directors. The same evaluation process and criteria are used by the Committee (i) for recommendations for director candidates submitted by stockholders in accordance with our Restated Certificate of Incorporation and By-Laws and (ii) for recommendations submitted by any other source, such as a director or a third-party search firm.

Increase in Board Size; Director Selection Process — In 2009, the Board of Directors determined to increase the size of the Board, which had been reduced in 2008 with the resignations of three directors who had been nominated to the Board pursuant to a stockholder's agreement with Henkel AG & Co. KGaA while Henkel was a significant stockholder of the Company through November 2008. A third party search firm was engaged by the Governance Committee to assist in the identification and evaluation of one or more director nominee candidates for our Board. In particular, the search firm was asked to concentrate on candidates who were either chief executive or financial officers or headed a large business within a larger corporation and to ensure that women and people of color were represented. The Governance Committee also received leads from other search firms seeking directorships for their clients. A slate of candidates was identified by the search team, including C. Scott O'Hara and Victoria J. Reich, and referred to our Governance Committee and Chairman and Chief Executive Officer. Mr. O'Hara and Ms. Reich were subsequently interviewed by our Chairman and Chief Executive Officer, Chair of the Governance Committee and certain other directors. Both candidates were recommended by the Governance Committee to the full Board for appointment as directors. See Mr. O'Hara's and Ms. Reich's biographies and qualifications on pages 21 and 27, respectively. Mr. O'Hara was appointed to the Board in August 2009 as a director in Class III for a term expiring at this year's Annual Meeting. In addition, Mr. O'Hara was included by the Board on the slate of nominees for election in Class III

PROXY STATEMENT 2010    7

for a term expiring at the 2013 Annual Meeting and, as such, he is included in the group of nominees for election at this Annual Meeting. Ms. Reich was appointed to the Board in November 2009 as a Class II director for a term ending in 2012, thus increasing the size of the Board to 12 members.

In the second half of 2009, the Governance Committee began a search for an additional director in light of the fact that Mr. De Schutter, whose current term expires at this year's Annual Meeting is approaching age 70, and accordingly, pursuant to our Corporate Governance Principles, would be required to tender his resignation effective at the 2011 Annual Meeting if he were nominated and elected to another term in 2010. The Governance Committee hired another third party search firm to assist in the identification and evaluation of candidates. The search firm was given similar instructions to concentrate on candidates who were either chief executive or financial officers or headed a large business within a larger corporation and to ensure that women and people of color were represented. This firm was additionally instructed to focus on executives with both global and healthcare industry experience. Arthur J. Higgins was identified as a leading candidate by the search firm. See Mr. Higgin's biography and qualifications on page 20. He was subsequently interviewed by our Chairman and Chief Executive Officer, Chair of the Governance Committee and other directors. He was recommended by the Governance Committee to the full Board for nomination as a director in Class III.

SECURITY OWNERSHIP

Certain Beneficial Owners — The following table sets forth information as to entities which have reported to the Securities and Exchange Commission ("SEC") or have advised us that they are a "beneficial owner," as defined by the SEC's rules and regulations, of more than 5% of our outstanding Common Stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)

Common	BlackRock, Inc. 40 East 52nd Street New York, NY 10022	13,263,386(2)	5.6%

(1)
The percent of class is based on the number of voting shares outstanding as of March 9, 2010.

(2)
Beneficial ownership of these shares as of December 31, 2009 was reported on a Schedule 13G filed January 29, 2010. According to such 13G, BlackRock, Inc. and its subsidiaries collectively report sole power to vote or direct the vote over 13,263,386 shares, and sole power to dispose or to direct the disposition of 13,263,386 shares.

8    PROXY STATEMENT 2010

Executive Officers and Directors  —  In general, "beneficial ownership" includes those shares of our Common Stock which a director or executive officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days and stock underlying phantom stock units that may be acquired within 60 days. On March 9, 2010, our current executive officers and directors beneficially owned, in the aggregate, 6,144,575 shares of Common Stock constituting approximately 2.5% of our shares outstanding. As required by SEC disclosure rules, "shares outstanding" for this purpose includes options exercisable within 60 days and stock underlying phantom stock units that may be acquired within 60 days by such executive officers and directors. The detail of beneficial ownership is set forth in the following table.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares Beneficially Owned

Named Executive Officers
Douglas M. Baker, Jr.	1,925,705(1)(2)	*
Steven L. Fritze	784,078(1)(2)	*
James A. Miller	396,733(1)(2)	*
Thomas W. Handley	334,257(1)(2)	*
Lawrence T. Bell	634,977(1)(2)	*
Directors
Barbara J. Beck	14,997(2)(3)	*
Leslie S. Biller	128,248(2)(3)(4)	*
Richard U. De Schutter	43,408(2)(3)	*
Jerry A. Grundhofer	107,339(2)(3)	*
Joel W. Johnson	148,971(2)(3)	*
Jerry W. Levin	154,531(2)(3)	*
Robert L. Lumpkins	109,057(2)(3)	*
C. Scott O'Hara	1,309(2)(3)(4)	*
Beth M. Pritchard	47,702(2)(3)(4)	*
Victoria J. Reich	1,383(2)(3)(4)	*
John J. Zillmer	21,344(2)(3)	*
Director Nominees
Arthur J. Higgins	0	*
Current Directors and Executive Officers as a Group (26 persons)	6,144,575(4)	2.5%

*
Indicates beneficial ownership of less than 1% of our outstanding Common Stock.

(1)
Includes the following shares held by officers in the Ecolab Savings Plan and ESOP as of the last Plan report: Mr. Baker, 9,412; Mr. Fritze, 22,990; Mr. Miller, 1,998; Mr. Handley, 957; and Mr. Bell, 16,437.

(2)
Includes the following shares which could be purchased under Company-granted stock options within 60 days from March 9, 2010 including, in the case of retirement-eligible officers, options vesting upon retirement from the Company: Mr. Baker, 1,786,688; Mr. Fritze, 702,068; Mr. Miller, 389,599; Mr. Handley 333,300; Mr. Bell, 507,593; Ms. Beck, 10,200; Mr. Biller, 70,249; Mr. De Schutter, 34,450; Mr. Grundhofer, 35,167; Mr. Johnson, 62,629; Mr. Levin, 67,847; Mr. Lumpkins, 79,908; Mr. O'Hara, 0; Ms. Pritchard, 34,450; Ms. Reich, 0; and Mr. Zillmer, 18,500.

(3)
Includes the following interests in stock units under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan: Ms. Beck, 4,797; Mr. Biller, 24,854; Mr. De Schutter, 4,458; Mr. Grundhofer, 29,239; Mr. Johnson, 33,674; Mr. Levin, 21,508; Mr. Lumpkins, 19,978; Mr. O'Hara, 309; Ms. Pritchard, 11,252; Ms. Reich, 383; and Mr. Zillmer, 2,844. The stock units are Common Stock equivalents which may not be voted or transferred. They are included in the table because in certain circumstances they will be paid in the form of Common Stock within 60 days after a director leaves the Board.

(4)
Includes 105,154 shares held by or on behalf of family members of certain directors or executive officers; 33,145 shares of Mr. Biller, 1,000 shares of Mr. O'Hara, 2,000 shares of Ms. Pritchard and 1,000 shares of Ms. Reich held in trusts over which they have shared voting authority and/or shared power of disposition; 67,143 shares held for executive officers in Company-sponsored employee benefit plans as of the last plan reports; and 5,509,524 shares to which these persons have the right to acquire beneficial ownership within 60 days of March 9, 2010 including, in the case of retirement-eligible officers, options vesting upon retirement from the Company.

PROXY STATEMENT 2010    9

CORPORATE GOVERNANCE

Corporate Governance Materials and Code of Conduct  —  Our Company is managed under the overall direction of our Board of Directors for the benefit of all stockholders. Written materials concerning policies of our Board of Directors, corporate governance principles and corporate ethics practices, including our Code of Conduct as last amended in 1995 and supplemented by our Code of Ethics for Senior Officers and Finance Associates adopted in 2003, are available on our website at www.ecolab.com/investor/governance.

We intend to promptly disclose on our website should there be any amendments to, or waivers by the Board of Directors of, the Code of Conduct or the Code of Ethics for Senior Officers and Finance Associates.

Board Structure  —  Under our Restated Certificate of Incorporation, the number of directors is determined exclusively by the Board. Currently, the Board has fixed the number of directors at 12; however, the Board has determined to reduce the number of directors to 11 as of the Annual Meeting date. Under our Corporate Governance Principles, the optimal size of the Board is between 11 and 15 members, in order to facilitate effective discussion and decision-making, adequate staffing of Board Committees, and a desired mix of diversified experience and background.

Board Leadership Structure  —  Our Board of Directors is led by Douglas M. Baker, Jr., our Chairman, who is also our President and Chief Executive Officer. Mr. Baker was named President in 2002 and Chief Executive Officer in 2004. In 2006, upon the retirement of our former Chairman of the Board, Mr. Baker was elected by the Board as Chairman.

As stated in our Corporate Governance Principles, the Board believes that it is best not to have a fixed policy on whether the offices of Chairman and Chief Executive Officer are to be held by one person or not. In making the determination to appoint Mr. Baker to Chairman four years ago, the Board considered numerous factors, including the benefits to the decision-making process with a leader who is both Chairman and Chief Executive Officer, the significant operating experience and qualifications of Mr. Baker, the importance of deep Ecolab knowledge, which Mr. Baker's years at Ecolab have provided him, in exercising business judgment in leading the Board, the size and complexity of our business, the significant business experience and tenure of our directors and the qualifications and role of our Lead Director (formerly Presiding Director). Based on these factors, the Board determined that it was in the best interests of the Company and its stockholders to appoint Mr. Baker Chairman in addition to his duties as President and Chief Executive Officer.

In accordance with our Corporate Governance Principles, the Board has appointed the Chair of the Governance Committee, Jerry W. Levin, as Lead Director. Responsibilities of the Lead Director include presiding over meetings of the independent directors; acting as a liaison between the Chairman and the independent directors; review of information sent to the Board; review of meeting agendas for the Board; and review of meeting schedules to assure that there is sufficient time for discussion of all agenda items. The Lead Director may at his discretion also call meetings of the independent directors. Mr. Baker works closely with Mr. Levin to establish Board agendas and to ensure the smooth operation of the Board. Mr. Levin is particularly well qualified to serve as our Lead Director. He is independent and is our longest serving director, with 18 years of continuous service on the Board, so he has considerable knowledge of our business. As detailed in Mr. Levin's biography and qualifications on page 23, Mr. Levin also has extensive public company board experience. His long history with the Company, combined with his leadership skills and operating experience make him an effective Lead Director.

Board's Role on Risk Oversight  —  The Board of Directors, in exercising its overall responsibility to direct the business and affairs of the Company, has established various

10    PROXY STATEMENT 2010

processes and procedures with respect to risk management. First, annually as a core agenda item of the full Board, management presents the Board a comprehensive and detailed risk assessment for the Company after following a rigorous enterprise risk review and analysis. Pursuant to the risk assessment, the Company has categorized the most relevant risks as follows: strategic, operating, reporting and compliance. As part of the annual risk assessment, the Board determines whether any of the Company's overall risk management process or control procedures requires modification or enhancement.

Strategic risk, which relates to the Company properly defining and achieving its high-level goals and mission, as well as operating risk, the effective and efficient use of resources and pursuit of opportunities, are regularly monitored and managed by the full Board through the Board's regular and consistent review of the Company's operating performance and strategic plan. For example, at the Board's five regularly scheduled meetings throughout the year, management provides the Board presentations on the Company's various business units as well as the Company's performance as a whole. Agenda items are included for significant developments as appropriate, for example, significant acquisitions, important market developments and management succession. Pursuant to the Board's established monitoring procedures, Board approval is required for the Company's strategic plan and annual plan which is reported on by management at each Board meeting. Similarly, significant transactions, such as acquisitions and financings, are brought to the Board for approval.

Reporting risk, which relates to the reliability of the Company's financial reporting, and compliance risk, relating to the Company's compliance with applicable laws and regulations, are primarily overseen by the Audit Committee. The Audit Committee meets at least five times per year and, pursuant to its charter and core agendas, receives input directly from management as well as the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP, regarding the Company's financial reporting process, internal controls and public filings. The Committee also receives regular updates from the Company's in-house attorneys regarding any Code of Conduct issues or legal compliance concerns and annually receives a summary of all Code of Conduct incidents during the preceding year from the General Counsel. See "Board Committees — Audit Committee" below for further information on how the Audit Committee fulfills, and assists the Board of Directors' oversight of, reporting and compliance risks.

Compensation Risk Analysis  —  In December 2009, the Compensation Committee established a process for assessing risk in our compensation programs and applied that process to all current material programs. Our risk assessment revealed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In making this determination, we took into account the compensation mix for our employees as well as various risk control and mitigation features of our programs, including balanced performance targets, our stock ownership guidelines, prohibition on hedging Company stock, the compensation recovery ("clawback") policy and appropriate bonus caps.

Director Attendance  —  There were six meetings of the Board of Directors during the year ended December 31, 2009. Each incumbent director attended at least 83% of all Board meetings and meetings held by all Committees on which he or she served. Overall attendance at Board and Committee meetings was 93%. Directors are expected, but are not required, to attend our Annual Meeting of Stockholders. All directors then serving attended last year's Annual Meeting.

Board Committees  —  Our By-Laws permit the Board of Directors to designate Committees, each comprised of three or more directors, to assist the Board in carrying out its duties. The Board annually reviews its Committee structure as well as the Charter and composition of each Committee and makes modifications as necessary. The Board believes its current Committee

PROXY STATEMENT 2010    11

structure, comprised of standing Audit, Compensation, Finance and Governance Committees, is appropriate. The Charters of these Committees are available on our website at www.ecolab.com/investor/governance. The Charters were last reviewed and approved by the Board in May 2009. The separately designated standing Audit Committee meets the requirements of Section 3(a)(58)(A) of the Exchange Act. The members of the Audit, Compensation and Governance Committees meet the "independence" and other requirements established by the rules and regulations of the SEC, the Internal Revenue Code of 1986, as amended (the "IRS Code"), the New York Stock Exchange and our Board, as applicable.

  •
  Audit Committee — The Audit Committee members are Ms. Reich and Messrs. De Schutter, Johnson (Chairman), Lumpkins (Vice Chairman), O'Hara and Zillmer. The Committee met seven times during 2009. In addition, the Committee Chair, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement for the first three calendar quarters of 2009 with our Chief Financial Officer, Controller and Assistant Controller and with our independent registered public accounting firm, prior to each of our quarterly earnings announcements. The Committee (and five of our other directors, as the full Board was invited to participate) met to discuss the financial information contained in the fourth quarter and full year 2009 earnings announcement prior to dissemination of that press release and it being furnished to the SEC on a Form 8-K in February 2010. The Form 10-K for the year ended December 31, 2009 was discussed by the Committee at its regularly scheduled February 2010 meeting.

    The Committee fulfills, and assists the Board of Directors' oversight of, its responsibilities to monitor (i) the quality and integrity of our consolidated financial statements and management's financial control of operations; (ii) the qualifications, independence and performance of the independent accountants; (iii) the role and performance of the internal audit function; and (iv) our compliance with legal and regulatory requirements. The Committee meets regularly and privately with our management and internal auditors, and with our independent registered public accounting firm, PricewaterhouseCoopers LLP.

    A report of the Audit Committee is found under the heading "Audit Committee Report" at page 59.

    The Board of Directors has determined that each member of the Audit Committee is "independent" and meets the independence and other requirements of Sections 303A.02 and 303A.07(b) of the listing standards of the New York Stock Exchange, and Rule 10A-3 under the Exchange Act, as well as of our Board. The Board has determined that each member of the Committee is an "audit committee financial expert" under the SEC's rules and should be so designated. Further, the Board has determined, in its business judgment, that each member of the Committee has "accounting and related financial management expertise" and is "financially literate" under the New York Stock Exchange's listing standards.

  •
  Compensation Committee — The Compensation Committee members are Mses. Beck and Pritchard and Messrs. Biller, Grundhofer (Chair), and Levin (Vice Chair). The Committee met seven times during the past year. The principal functions of this Committee are to (i) review and recommend to the Board with respect to the establishment, amendment and administration of any compensation plans, benefits plans, severance arrangements and long-term incentives for directors and any executive officers (including the CEO); (ii) review and approve our overall compensation policy and annual executive salary plan, including CEO compensation; and (iii) administer our

12    PROXY STATEMENT 2010

    director stock option and deferred compensation plans, executive and employee stock incentive plans, stock purchase plans and cash incentive programs.

    To assist the Committee in the design and review of the executive and director compensation programs, the Committee has selected and retained Frederick W. Cook & Co., Inc. ("Cook & Co."), an independent compensation consulting firm, which reports directly to the Committee. The Committee has received a letter from Cook & Co., dated November 24, 2009, confirming its independence based on its work solely for the Committee. As requested from time to time on behalf of the Committee, Cook & Co. provides the Committee with market data regarding various components of executive and director compensation, reviews methodology on which compensation is based and designed, and informs the Committee of market trends in executive and director compensation. Cook & Co. performs no services for us other than those performed on behalf of the Committee. A report by the Committee is located on page 29 of this Proxy Statement.

    The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of the SEC (including Rule 16b-3), the New York Stock Exchange, Section 162(m) of the IRS Code and of our Board.

  •
  Finance Committee — The current Finance Committee members are Mses. Beck, Pritchard (Vice Chair) and Reich and Messrs. Biller (Chair), Grundhofer and O'Hara. The Committee met five times during the past year. The principal functions of this Committee are to review and make recommendations to the Board concerning (i) management's financial and tax policies and standards; (ii) our financing requirements, including the evaluation of management's proposals concerning funding to meet such requirements; (iii) dividends; (iv) our capital expenditure budget; and (v) adequacy of insurance coverage. The Committee also evaluates specific acquisition, divestiture and capital expenditure projects from a financial standpoint. The Committee monitors our investor relations program and oversees a management committee which is charged with monitoring the performance of trust assets held in our benefit plans.

  •
  Governance Committee — The Governance Committee members are Messrs. De Schutter (Vice Chair), Johnson, Levin (Chair), Lumpkins and Zillmer. The Committee met five times during the past year. Certain functions of the Governance Committee are described on pages 5 to 7 of this Proxy Statement under the heading "Director Nomination Process." In addition, the principal functions of this Committee include: (i) lead the annual review of Board performance and effectiveness; (ii) review the Board's organizational structure and operations (including appointing a lead director for executive sessions of non-management directors) and its relationship to senior management; (iii) review issues of senior management succession; (iv) lead the annual Chief Executive Officer performance review and oversee the evaluation process for senior management; (v) review Certificate of Incorporation, By-Law or stockholder rights plan issues or changes in fundamental corporate charter provisions; (vi) review various corporate governance matters (including any necessary modifications to the Corporate Governance Principles); (vii) review and recommend to the Board with respect to director independence determinations and review, approve or ratify reportable related person transactions; (viii) receive reports from management with regard to relevant social responsibility issues and report to the Board as appropriate; (ix) review our Company's efforts to achieve its affirmative action and diversity goals; (x) review our Company's environmental practices, including progress and compliance with our Global Sustainability Principles; (xi) review director orientation, training and continuing education; and (xii) undertake special projects which do not fall within the jurisdiction of other committees of the Board.

PROXY STATEMENT 2010    13

    The Board of Directors has determined that each member of the Governance Committee meets the "independence" requirements of the SEC, the New York Stock Exchange and of our Board.

DIRECTOR COMPENSATION FOR 2009

Director Compensation Table  —  The following table summarizes the compensation that our non-employee directors received during 2009.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Earnings ($)	All Other Compensation ($)	Total ($)

Barbara J. Beck	$70,000	$35,000	$45,552	0	0	0	$150,552
Leslie S. Biller	$80,000	$35,000	$45,552	0	0	0	$160,552
Richard U. De Schutter	$77,500	$35,000	$45,552	0	0	0	$158,052
Jerry A. Grundhofer	$80,000	$35,000	$45,552	0	0	0	$160,552
Joel W. Johnson	$85,000	$35,000	$45,552	0	0	$1,000	$166,552
Jerry W. Levin	$85,000	$35,000	$45,552	0	0	0	$165,552
Robert L. Lumpkins	$77,500	$35,000	$45,552	0	0	0	$158,052
C. Scott O'Hara(4)	$31,000	$14,000	0	0	0	0	$ 45,000
Beth M. Pritchard	$70,000	$35,000	$45,552	0	0	0	$150,552
Victoria J. Reich(5)	$11,819	$ 5,338	0	0	0	0	$ 17,157
John J. Zillmer	$77,500	$35,000	$45,552	0	0	0	$158,052

(1)
Represents annual retainer of $70,000 earned during 2009, plus additional fees paid to the respective Chairs of Board Committees and to members of the Audit Committee; includes retainer and fees, if any, deferred at the election of directors pursuant to the 2001 Non-Employee Director Stock Option and Deferred Compensation Plan (the "2001 Plan"), as described in footnote (2) below. The dollar amount of retainer and fees deferred by applicable directors during 2009 is as follows: Ms. Beck, $70,000; Mr. Grundhofer, $80,000; Mr. Johnson, $85,000; Mr. Lumpkins, $77,500; Ms. Pritchard, $35,000; and Ms. Reich $11,819.

(2)
Represents the crediting by the Company of $35,000 (or a pro rata portion thereof) to a deferred stock unit account under the 2001 Plan during 2009. The features of the deferred stock unit account are described under footnote 3 to the "Security Ownership — Executive Officers and Directors" table at page 9 and the director compensation deferral paragraph under the "Summary" heading at page 15.

(3)
Represents the full grant date fair value of each option award, computed in accordance with the Stock Compensation Topic of the FASB Accounting Standards Codification. Director stock options have a ten-year contractual exercise term and vest 25% at the end of each three-month period following the grant date. The value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant to directors. Key assumptions include: risk-free rate of return; expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options is summarized in the table below:

Grant Date	Risk Free Rate	Expected Life	Expected Volatility	Expected Dividend Yield

05/08/2009	2.49%	6.08 years	23.42%	1.45%

  As of December 31, 2009, the aggregate number of stock options held by each director named in the table above is as follows: Ms. Beck, 10,200; Mr. Biller, 70,249; Mr. De Schutter, 34,450; Mr. Grundhofer, 59,167; Mr. Johnson, 62,629; Mr. Levin, 67,847; Mr. Lumpkins, 95,908; Mr. O'Hara, 0; Ms. Pritchard, 34,450; Ms. Reich, 0 and Mr. Zillmer, 18,500.

(4)
Mr. O'Hara was appointed to the Board in August 2009, and received a pro-rated portion of compensation for 2009.

(5)
Ms. Reich was appointed to the Board in November 2009, and received a pro-rated portion of compensation for 2009.

14    PROXY STATEMENT 2010

Summary  —  During 2009, members of the Board of Directors who are not employees of the Company were entitled to receive base annual compensation valued at $160,000 as follows:

  •
  An annual retainer of $70,000;

  •
  $35,000 annually in the form of stock units (which are described under footnote 3 to the "Security Ownership — Executive Officers and Directors" table at page 9 and the director compensation deferral paragraph below); and

  •
  Stock options having a grant date fair value of approximately $55,000.

Chairs of the Board's Compensation and Finance Committees each received an additional fee of $10,000 per year. The Chair of the Governance Committee, in his capacity as Lead Director, received $15,000. The Chair of the Audit Committee received an additional $15,000 fee and other Audit Committee members received $7,500 each. All reasonable travel, telephone and other expenses incurred by directors on behalf of Ecolab were reimbursed.

Non-employee directors may elect to defer some, or all, of the cash portion of their annual retainer and additional fees in a cash account or a deferred stock unit account until cessation of Board service. Amounts deferred in the cash account earn interest at market rates and amounts deferred in the stock unit account are credited with dividend equivalents. Upon cessation of Board service, deferred amounts (whether in the interest-bearing account or in the stock unit account) are paid in a lump sum or in equal installments to a maximum of ten years as elected by the director. Amounts deferred after January 1, 2005 must be paid in a lump sum. A distribution from a cash account will be made in cash only and a distribution from a stock unit account will be made in shares of Common Stock only. The aggregate number of stock units held by each non-employee director is set forth under footnote 3 to the "Security Ownership — Executive Officers and Directors" table at page 9.

Director stock option grants are made on the date of the Annual Meeting of Stockholders, and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes same day stock volatility. We do not have a program, plan, or practice to time stock option grants to directors in coordination with the release of material non-public information. Director stock options vest 25% at the end of each three-month period following the grant date.

The options granted to directors under the 2001 Plan may be transferred to defined family members or legal entities established for their benefit, and with respect to options granted through May 2004, provide for a one-time automatic grant of a reload stock option if the optionee exercises the original stock option by tendering shares of previously owned Common Stock of the Company. The reload stock option is for the same number of shares tendered to exercise the original stock option and the number of shares required to be withheld to satisfy minimum statutory tax obligations, has an exercise price equal to the fair market value of our Common Stock on the reload grant date, and is immediately exercisable at any time during the remaining exercise term of the original stock option. The reload feature under the 2001 Plan was eliminated in 2004.

PROXY STATEMENT 2010    15

Stock Retention and Ownership Guidelines — We have in place stock retention and ownership guidelines to encourage our directors to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. Our guidelines provide that our directors own Company stock with a market value of at least five times the annual retainer. Until the stock ownership guideline is met, the director is expected to retain 100% of all after-tax profit shares from stock option exercises. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option. Shares owned outright, legally or beneficially, by a director or his or her immediate family members residing in the same household and deferred stock units in the director's deferral plan count towards meeting the guidelines. Our directors may not enter into any risk hedging arrangements with respect to Company stock. Our directors are in compliance with our guidelines by either having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% of all after-tax profit shares from any stock option exercises.

Changes Effective in 2010 — The Committee reviews our compensation program for non-employee directors annually; however, it is our general practice to consider adjustments to our program every other year. Based upon the recommendation of the Compensation Committee's independent consultant, Cook & Co., we made the following two changes effective as of January 1, 2010: (1) increased the annual cash retainer from $70,000 to $85,000 and (2) increased the stock unit award from $35,000 to $42,500. The changes to the annual cash retainer and stock unit awards increase total annual director compensation from $160,000 per year to $182,500 per year, excluding committee retainers, and is within the median range of our competitive market. For director compensation, we define our competitive market as the Standard & Poor's Materials Sector and the median range as within 10% of the median for total annual director compensation. The companies comprising the Standard & Poor's Materials Sector are set forth at page 33 of this Proxy Statement. This increase is designed to keep the total annual director compensation within the median range for the next two years.

DIRECTOR INDEPENDENCE STANDARDS AND DETERMINATIONS

"Independence" Standards — Pursuant to the Board of Directors' policy a director is not independent if:

  (i)
  The director is, or has been within the last three years, an employee of the Corporation, or an immediate family member is, or has been within the last three years, an executive officer, of the Corporation.

  (ii)
  The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Corporation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

  (iii)
  (A) The director is a current partner or employee of a firm that is the Corporation's internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Corporation's audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Corporation's audit within that time.

  (iv)
  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Corporation's

16    PROXY STATEMENT 2010

    present executive officers at the same time serves or served on that company's compensation committee.

  (v)
  The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Corporation for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues.

"Independence" Determinations — In February 2010, the Governance Committee undertook a review of director independence by examining the nature and magnitude of transactions and relationships during 2009, 2008 and 2007 between each director serving during 2009 or director nominee, as the case may be (or any member of his or her immediate family or the company he or she is employed by and its subsidiaries and affiliates), and Ecolab, its subsidiaries and affiliates. Appropriate scrutiny is given to any situation which could be reasonably considered a material relationship. Both the existence and nature of the relationship are considered. The relationships include, among others, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. Ecolab also endeavors to identify, quantify and evaluate ordinary course commercial transactions between Ecolab and any company that employs a director or director nominee, including subsidiaries and affiliates of the company. The Board's Governance Committee has reviewed the following immaterial transactions between certain directors' companies or director nominee companies, as the case may be, and Ecolab, and determined that none of the transactions exceeds the Board's categorical "independence" standards described above, or adversely affects the director's "independence" status.

  •
  Barbara J. Beck, a director, is an Executive Vice President of Manpower, Inc., a world leader in the employment services industry. During 2009, Ecolab's sales to Manpower and its affiliates were approximately $195,000. In addition, during 2009, Ecolab purchased services in the amount of approximately $2,293,000 from Manpower and its affiliates. Ecolab believes all sales to and purchases from Manpower were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director had no personal interest in, nor received any personal benefit from, such commercial transactions.

  •
  Arthur J. Higgins, a director nominee, is the Chairman of the Board of Management of Bayer Healthcare AG, a developer and manufacturer of human and animal health products. During 2009, Ecolab's sales to Bayer Healthcare and its affiliates were approximately $821,000. In addition, during 2009, Ecolab purchased products from Bayer Healthcare and its affiliates in the amount of approximately $1,806,000. Ecolab believes that all sales to and purchases from Bayer Healthcare were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director nominee had no personal interest in, nor received any personal benefit from, such commercial transactions

  •
  Robert L. Lumpkins, a director, is the Chairman of the Board of The Mosaic Company, a producer of crop and animal nutrition products and services. During 2009, Ecolab's sales to Mosaic and its affiliates were approximately $60,000. Ecolab believes all sales to Mosaic were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director had no personal interest in, nor received any personal benefit from, such commercial transactions.

  •
  C. Scott O'Hara, a director, is an Executive Vice President of H.J. Heinz Company, a food producer and marketer. During 2009, Ecolab's sales to Heinz and its affiliates were

PROXY STATEMENT 2010    17

    approximately $5,991,000. In addition, during 2009, Ecolab purchased products in the amount of approximately $4,000 from Heinz and its affiliates. Ecolab believes all sales to and purchases from Heinz were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director had no personal interest in, nor received any personal benefit from, such commercial transactions.

  •
  Victoria J. Reich, a director, is the Senior Vice President and Chief Financial Officer of United Stationers Inc., a wholesale distributor of business products. During 2009, Ecolab's sales to United Stationers and its affiliates were approximately $885,000. In addition, during 2009, Ecolab purchased products in the amount of approximately $9,000 from United Stationers and its affiliates. Ecolab believes all sales to and purchases from United Stationers were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director had no personal interest in, nor received any personal benefit from, such commercial transactions.

  •
  John J. Zillmer, a director, is the Chief Executive Officer of Univar USA Inc., a distributor of industrial chemicals. During 2009, Ecolab's sales to Univar and its affiliates were approximately $642,000. In addition, during 2009, Ecolab purchased products from Univar and its affiliates in the amount of approximately $25,262,000. Ecolab believes all sales to and purchases from Univar were made in the ordinary course, at arm's length, and at prices and on terms customarily available. Further, the director had no personal interest in, nor received any personal benefit from, such commercial transactions.

Based on the review of the Governance Committee, the Board of Directors has determined that the following directors, including those on the slate of nominees for election to the Board at this year's Annual Meeting, and director nominee, are, and have been since January 1, 2009, "independent" and meet the independence and other requirements of the listing standards of the New York Stock Exchange, the rules and regulations of the SEC, applicable law, and the Board's "independence" standards: Barbara J. Beck, Les S. Biller, Richard U. De Schutter, Jerry A. Grundhofer, Arthur J. Higgins, Joel W. Johnson, Jerry W. Levin, Robert L. Lumpkins, C. Scott O'Hara, Beth M. Pritchard, Victoria J. Reich and John J. Zillmer.

The Board determined that Douglas M. Baker, Jr. is not "independent," due to his status as the current Chief Executive Officer.

RELATED PERSON TRANSACTIONS

The Governance Committee of the Board of Directors is responsible for reviewing, approving or ratifying transactions in excess of $120,000 with the Company's executive officers or directors, including their immediate family members, or any greater than 5% stockholder known to us. Our practices and procedures for identifying transactions with related persons are located in the charter of the Governance Committee. The Governance Committee considers the related person's relationship to the Company and interest in the transaction; the material facts of the transaction, including the proposed aggregate value of such transaction; the benefits to the Company of the proposed related person transaction; if applicable, the availability of other sources of comparable products or services; an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to an unrelated third party or to employees; and such other factors and information as the Governance Committee may deem appropriate. The Governance Committee determined that there were no such transactions with related persons during 2009, nor any currently anticipated transactions.

18    PROXY STATEMENT 2010

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The Board of Directors currently consists of 12 members, but as of the Annual Meeting, the size of the Board will be reduced to 11 members.

The term of current Class III Directors expires with this Annual Meeting of Stockholders. Pursuant to the recommendation of the Governance Committee, Messrs. Higgins, Johnson and O'Hara were nominated by the Board of Directors for election as Class III Directors. Class III Directors being elected at the current Annual Meeting will serve until the 2013 Annual Meeting expected to be held in May 2013. The declassification of our Board of Directors addressed in Proposal 4 would not operate to shorten the term of any of these nominees, if elected. The directors of Class I and Class II will continue in office. The Board of Directors has no reason to believe that any of the named nominees is not available or will not serve if elected.

Board of Directors Recommendation — The Board of Directors recommends a vote FOR the election of the three nominees named in this Proxy Statement. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR the three nominees named in this proxy statement.

The following information with regard to business experience and directorships has been furnished by the respective directors or nominees or obtained from our records.

PROXY STATEMENT 2010    19

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS – CLASS III (FOR A TERM ENDING 2013)

ARTHUR J. HIGGINS, age 54

 Biography — Chairman of the Board of Management of Bayer HealthCare AG, a developer and manufacturer of human and animal health products, and Chairman of the Bayer HealthCare Executive Committee. Mr. Higgins plans to step down from these positions and leave Bayer during the second quarter of 2010. Nominee for election to the Board.

Prior to joining Bayer HealthCare in 2004, Mr. Higgins served as Chairman, President and Chief Executive Officer of Enzon Pharmaceuticals, Inc. from 2001 to 2004. Prior to joining Enzon Pharmaceuticals, Mr. Higgins spent 14 years with Abbott Laboratories, most recently as President of the Pharmaceutical Products Division from 1998 to 2001. He is a member of the Board of Directors of the Pharmaceutical Research and Manufacturers of America (PhRMA), a member of the Council of the International Federation of Pharmaceutical Manufacturers and Associations (IFPMA) and past President of the European Federation of Pharmaceutical Industries and Associations (EFPIA).

 Qualifications — Mr. Higgins has extensive leadership experience in the global healthcare market. Through leadership positions with large healthcare developers and manufacturers in both the United States and Europe, Mr. Higgins has gained deep knowledge of the healthcare market and the strategies for developing and marketing products in this highly regulated area. This knowledge and industry background will allow him to provide valuable insight to Ecolab's growing Healthcare business, which is developing in both the U.S. and Europe. In addition, his global perspective from years of operating global businesses and his background in working with high growth companies fits well with Ecolab's ambitions for global growth and provide him experiences from which to draw to advise the Company on strategies for sustainable growth. In his role as Chief Executive Officer of Bayer HealthCare he has gained significant exposure to enterprise risk management as well as quality and operating risk management necessary in a highly regulated industry such as healthcare.

Other directorships held during the past five years — Director of Zimmer Inc. and Resverlogix Corp.

20    PROXY STATEMENT 2010

JOEL W. JOHNSON, age 66.

 Biography — Retired Chairman of the Board and Chief Executive Officer of Hormel Foods Corporation, a processor and marketer of meat and food products. Director of Ecolab since 1996. Chairman of the Audit Committee and member of the Governance Committee.

Following an extensive career at General Foods Corporation, Mr. Johnson joined Hormel Foods Corporation in 1991 as Executive Vice President — Sales & Marketing. Advanced to President in 1992, Chief Operating Officer and Chief Executive Officer in 1993 and Chairman of the Board in 1995.

 Qualifications — Mr. Johnson's tenure as Chairman and Chief Executive Officer of Hormel Foods, a public company with global operations, provides him with directly relevant operating experience. As the former leader of a food products company, Mr. Johnson has insights into one of Ecolab's major end-markets. In addition, with Hormel, he has experience with and understanding of the complexities of operating a global manufacturing company in a regulated environment like the one in which Ecolab operates (e.g., EPA, FDA and USDA). His roles on the boards of Hormel, Meredith Corporation and U.S. Bancorp have provided him with significant public company board experience.

Other directorships held during the past five years — Director of the Meredith Corporation and U.S. Bancorp. Formerly a director of Hormel Foods Corporation.

C. SCOTT O'HARA, age 48.

 Biography — Executive Vice President of H.J. Heinz Company, a leading producer and marketer of healthy and convenient foods. Director of Ecolab since August 2009. Member of the Audit and Finance Committees.

Mr. O'Hara was named President and Chief Executive Officer of Heinz North America in July 2009. He previously served as Heinz's Executive Vice President — Europe and formerly as Executive Vice president — Asia Pacific/Rest of World. Prior to Joining H.J. Heinz Company in 2006, Mr. O'Hara was an executive of the Gillette Company serving in various global operating and management roles for 14 years.

 Qualifications — In his leadership roles at Heinz and Gillette, Mr. O'Hara has gained significant experience operating businesses in Europe, Asia and Latin America. His international experiences running manufacturing operations for public companies allow him to provide strategic input with respect to Ecolab's significant international operations, which in 2009 accounted for approximately 47% of our sales. In addition, running major portions of Heinz's operations, first in Europe and more recently in North America, gives Mr. O'Hara knowledge of the food industry, which is one of our major end-markets.

Other directorships held during the past five years — None.

PROXY STATEMENT 2010    21

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE – CLASS I (FOR A TERM ENDING 2011)

DOUGLAS M. BAKER, JR., age 51.

 Biography — Chairman of the Board, President and Chief Executive Officer of Ecolab. Director of Ecolab since 2004.

Since joining Ecolab in 1989, Mr. Baker has held various leadership positions within our Institutional, Europe and Kay operations. Mr. Baker was named Ecolab's President and Chief Operating Officer in August 2002, was promoted to President and Chief Executive Officer in July 2004, and added the position of Chairman of the Board in May 2006. Prior to joining Ecolab in 1989, Mr. Baker was employed by The Procter & Gamble Company in various marketing and management positions.

 Qualifications — Mr. Baker has more than 20 years of Ecolab marketing, sales and general management experience, including leadership roles in Ecolab's Institutional, Europe and Kay businesses before becoming Ecolab's Chief Operating Officer in 2002 and Chief Executive Officer in 2004. He has deep and direct knowledge of Ecolab's businesses and operations. In addition, his experience at The Procter & Gamble Company included various marketing and management positions, including in the institutional market in which Ecolab operates.

Other directorships held during the past five years — Director of U.S. Bancorp.

BARBARA J. BECK, age 49.

 Biography — Executive Vice President of Manpower Inc., a world leader in the employment services industry. Director of Ecolab since February 2008. Member of the Compensation and Finance Committees.

Ms. Beck has been President of Manpower's EMEA operations since 2006, overseeing Europe (excluding France), the Middle East and Africa. She previously served as Executive Vice President of Manpower's U.S. and Canada business unit from 2002 to 2005. Prior to joining Manpower in 2002, Ms. Beck was an executive of Sprint, a global communications company, serving in various operating and leadership roles for 15 years.

 Qualifications — With Manpower Ms. Beck has gained extensive North American and European general management experience, allowing her to contribute to Ecolab's strategic vision particularly as it relates to Europe, Middle East and Africa. With her knowledge of the employment services market, which tends to be a leading economic indicator, she provides timely insight into near-term projections of general economic activity. As an executive at Sprint, a global communications company, Ms. Beck obtained experience in the information technology field which is relevant to Ecolab's development of its ERP systems as well as field automation tools.

Other directorships held during the past five years — None.

22    PROXY STATEMENT 2010

JERRY W. LEVIN, age 65.

 Biography — Chairman and Chief Executive Officer of Wilton Brands Inc., a consumer products company. Also Chairman of JW Levin Partners LLC, a private investment and advisory firm. Director of Ecolab since 1992. Lead Director, Chairman of the Governance Committee and Vice Chair of the Compensation Committee.

Mr. Levin served in a number of senior executive positions with The Pillsbury Company from 1974 through 1989. In 1989, joined MacAndrews & Forbes Holdings, Inc. which controlled Revlon, Inc. and The Coleman Company, among other companies. From 1989 through 1997, Mr. Levin served in various capacities at the Coleman Company, Inc., Revlon, Inc., Revlon Consumer Products Corporation and the Cosmetic Center, Inc., including as Chairman and/or Chief Executive Officer. Mr. Levin served as Chairman and Chief Executive Officer of American Household, Inc. (formerly known as Sunbeam Corporation) from 1998 to 2005. Joined the Board of Sharper Image in July 2006, and served as interim CEO from September 2006 to April 2007.

 Qualifications — Mr. Levin has more than 30 years of public company operating experience, including as Chairman and/or Chief Executive Officer of Coleman, Revlon and American Household, and has served on numerous public company boards. In addition to his experience leading companies, he has a background and expertise in mergers and acquisitions, which allows him to provide the company guidance and counsel for its acquisition program. He has experience in operating companies in diverse industries, giving him a unique perspective to provide advice to the Company regarding its many operating units. In addition, with 18 years on Ecolab's Board, Mr. Levin is our longest serving director and has developed a deep knowledge of our business. His long history with the Company, combined with his leadership skills and operating experience, makes him particularly well suited to be our Lead Director.

Other directorships held during the past five years — Director of Saks Incorporated and U.S. Bancorp. Formerly a director of American Household, Inc., Sharper Image and Wendy's Inc.

PROXY STATEMENT 2010    23

ROBERT L. LUMPKINS, age 66.

 Biography — Chairman of the Board of The Mosaic Company, a leading producer and marketer of crop and animal nutrition products and services. Director of Ecolab since 1999. Vice Chair of the Audit Committee and member of the Governance Committee.

Mr. Lumpkins, who retired as Vice Chairman and a director of Cargill Inc. in 2006, began his career with the company in 1968, and served in various finance and general management positions. Named President of the Financial Services Division in 1983 and Chief Financial Officer for Cargill Europe in 1988. Served as Chief Financial Officer of Cargill from 1989 to 2005, and elected to Cargill's Board of Directors in 1991. Elected Vice Chairman in 1995.

 Qualifications — Mr. Lumpkins' nearly 40-year career at Cargill, a large and diverse global industrial company, which operates in the food industry and chemicals industry, provides him with background in two industries relevant to Ecolab. His service in various domestic and international senior operating and financial roles at Cargill, including as Chief Financial Officer, allows him to contribute both strategic direction and sophisticated financial management advice to the Company. As Chairman of the Board of Mosaic, he also has current experience leading a public company Board.

Other directorships held during the past five years — Director of The Mosaic Company and Webdigs Inc. Formerly a director of Cargill Inc.

24    PROXY STATEMENT 2010

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE — CLASS II (FOR A TERM ENDING 2012)

LESLIE S. BILLER, age 61.

 Biography — Chief Executive Officer of Greendale Capital, LLC, a private investment and consultive company. Director of Ecolab since 1997. Chairman of the Finance Committee and member of the Compensation Committee.

After holding various positions with Citicorp and Bank of America, Mr. Biller joined Norwest Corporation in 1987 as Executive Vice President in charge of strategic planning and acquisitions for Norwest Banking. Appointed Executive Vice President in charge of South Central Community Banking in 1990. Mr. Biller served as President and Chief Operating Officer of Norwest Corporation from February 1997 until its merger with Wells Fargo & Company in November 1998. Mr. Biller retired as Vice Chairman and Chief Operating Officer of Wells Fargo & Company in October 2002.

 Qualifications — Throughout his career in banking, including as Vice Chair and Chief Operating Officer of Wells Fargo, Mr. Biller gained extensive public company senior management and board experience. Having spent a significant part of his career in international assignments in Europe, he is familiar with operating businesses in that region, which allows him to provide advice and guidance relevant to our significant European operations. He has extensive knowledge and experience in banking, treasury and finance, which enables him to provide insight and advice on financing, treasury and enterprise risk management areas. As a chemical engineer, he is familiar with chemicals manufacturing and distribution, which allows him to relate well to our operations.

Other directorships held during the past five years — Director of Knowledge Schools Inc. and Knowledge Universe Education. Formerly a director of PG&E Corporation.

PROXY STATEMENT 2010    25

JERRY A. GRUNDHOFER, age 65.

 Biography — Chairman Emeritus and retired Chairman of the Board of U.S. Bancorp, a financial services holding company. Director of Ecolab since 1999. Chairman of the Compensation Committee and member of the Finance Committee.

Following an extensive career in the commercial banking industry, including serving as Vice Chairman of the Board of BankAmerica Corporation, Mr. Grundhofer joined Star Banc Corporation as President and Chief Executive Officer in 1993, assuming the Chairman post in December 1993. In November 1998, Star Banc acquired Firstar Corporation and he assumed the position of President and Chief Executive Officer of Firstar Corporation. In 2001, following a merger of Firstar Corporation and U.S. Bancorp, Mr. Grundhofer was named President and CEO of U.S. Bancorp and added the position of Chairman of the Board in 2003. Mr. Grundhofer retired as CEO in 2006, and as Chairman of the Board in December 2007.

 Qualifications — Mr. Grundhofer has more than 40 years leadership experience in the banking and financial services industry, including as Chairman and Chief Executive Officer of U.S. Bancorp. His senior operating experience and public company board experience give him an understanding for leading a public company and allow him to provide strategic vision to the company. He has extensive knowledge and experience in banking, treasury and finance, which enables him to provide insight and advice on financing, treasury and enterprise risk management areas. He also possesses extensive experience with mergers and acquisitions.

Other directorships held during the past five years — Director of Citigroup and Citibank Inc. Formerly a director of U.S. Bancorp, Lehman Brothers Inc. and The Midland Company.

26    PROXY STATEMENT 2010

VICTORIA J. REICH, age 52.

 Biography — Senior Vice President and Chief Financial Officer of United Stationers Inc., a broad line wholesale distributor of business products. Director of Ecolab since November 2009. Member of the Audit and Finance Committees.

Prior to joining United Stationers in 2007, Ms. Reich spent ten years as an executive with Brunswick Corporation, last serving as President — Brunswick European Group, and previously as Senior Vice President and Chief Financial Officer. Before joining Brunswick, Ms. Reich was employed for 17 years at General Electric Company in various financial management positions.

 Qualifications — As a Chief Financial Officer of a public company, Ms. Reich possesses relevant financial leadership experience with respect to all financial management disciplines relevant to the company, including public reporting, strategic planning, treasury, IT and financial analysis. Her financial management background at United Stationers, Brunswick and General Electric, combined with her experience in European general management at Brunswick, enables her to provide strategic input as well as financial discipline. United Stationers operates a cleaning supplies distribution business which provides Ms. Reich familiarity with the institutional market, our largest end-market.

Other directorships held during the past five years — None.

PROXY STATEMENT 2010    27

JOHN J. ZILLMER, age 54

 Biography — Chief Executive Officer of Univar USA Inc., a global distributor of industrial chemicals and related specialty services. Director of Ecolab since 2006. Member of the Audit and Governance Committees.

Prior to joining Univar, Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries, a solid waste management business, from 2005 until the merger of Allied Waste with Republic Services, Inc. in December 2008. Before Allied Waste, Mr. Zillmer spent thirty years in the managed services industry, most recently as Executive Vice President of ARAMARK Corporation, a provider of food, uniform and support services. During his eighteen-year career with ARAMARK, Mr. Zillmer served as President of ARAMARK's Business Services division, the International division and the Food and Support Services group. Prior to joining ARAMARK, Mr. Zillmer was employed by Szabo Food Services until Szabo was acquired by ARAMARK in 1986.

 Qualifications — As Chief Executive Officer of Univar and previously Allied Waste, Mr. Zillmer has experience leading both public and large private companies. With Univar, he is intimately familiar with the chemical market, including with respect to chemicals that Ecolab uses to manufacture its products. He also has extensive knowledge of the environmental aspects of chemicals manufacturing and distribution. His experience leading various ARAMARK operations have given him deep knowledge of the institutional market, particularly the contract catering segment, which is a large market for the company. His roles on the boards of Reynolds American, Allied Waste and United Stationers have provided him with significant public company board experience.

Other directorships held during the past five years — Director of Reynolds American Inc. Formerly a director of Allied Waste Industries, Inc., Casella Waste Systems, Inc., Pathmark Stores Inc. and United Stationers Inc.

28    PROXY STATEMENT 2010

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis of the Company with management. Based on their review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the Compensation Discussion and Analysis in both the Company's Annual Report on Form 10-K for the year ended December 31, 2009 and the Company's Proxy Statement for the Annual Meeting of Stockholders to be held May 6, 2010.

Dated: February 26, 2010	Barbara J. Beck	Jerry W. Levin
	Les S. Biller	Beth M. Pritchard
Jerry A. Grundhofer

COMPENSATION DISCUSSION AND ANALYSIS

Introduction and Overview — The Company's compensation programs have contributed to its strong growth and returns over the past decade. The mix of annual salary, annual cash incentive bonus and long-term incentives, as more fully described in this Compensation Discussion, has motivated executives to meet the Company's annual growth targets (in most years, strong revenue and operating income growth accompanied by double-digit EPS growth) while balancing necessary investments in the business in order to achieve attractive, long-term shareholder returns. Evidence of the Company's consistently strong performance can be seen in both our financial performance and stock appreciation over the past decade. For the ten-year period from January 1, 2000 to December 31, 2009, the Company's sales have increased 188% and its earnings per share have increased 184%. During this same ten-year period, our stock price has appreciated 128% versus the S&P 500's 24% decline, and more recently, over the last five years, the Company's stock price has appreciated 27% versus the S&P 500's 8% decline and in 2009 our stock price appreciated 27% versus the S&P 500's 23% increase. (The performance periods reflect cumulative price appreciation, excluding dividends.) Our share performance has exceeded the S&P 500 in each of the last six years and 16 of the last 19 years.

Some of the key components of our compensation programs that have contributed to our successful track record of business results are briefly highlighted below and discussed in more detail throughout this Compensation Discussion:

  •
  We emphasize pay-for-performance and structure our programs to provide incentives for executives to drive business and financial results, but not to the point of encouraging excessive risk taking that would threaten the long-term growth of our business;

  •
  With respect to the 2009 compensation for our named executive officers, base salaries increased between 0% and 6.7% and on average 4.2% versus 2008, annual cash incentive bonus payouts were between 143% and 161% of target and averaged 150% of target and long-term incentive awards, consisting of stock options and performance-based restricted stock units, were within the median range for each named executive officer;

  •
  At least 68% of each of our named executive officers' 2009 compensation was performance based, with the majority of the performance-based compensation coming in the form of long-term incentives;

PROXY STATEMENT 2010    29

  •
  We provide executives with competitive base salaries that are within the median range for executives at companies with whom we compete for executive talent;

  •
  We utilize a mix of compensation elements — salary, annual cash incentive bonus and long-term incentives — that is within the median range for the mix of executive compensation provided by the market survey data we review;

  •
  We utilize a robust planning process to establish financial and business performance metrics for incentive plans that, while challenging, are designed to be achievable, and appropriately balance short-term results with necessary investments to achieve our long-term goals;

  •
  We use numerous performance measures to determine the amount of incentive compensation an executive will receive under both short-term and longer-term performance based incentive programs. Again, this approach balances annual financial objectives with long-term value creation and avoids reliance on a single metric that could unduly cause our executives to focus on limited components of our business;

  •
  A significant portion of our executives' compensation is derived from long-term equity based compensation awards granted each year. Under such awards, our executives' compensation increases in an appropriate relationship with the increase in the value of our Company, promoting our pay-for-performance philosophy;

  •
  We have established stock ownership guidelines that encourage executives to retain a significant long-term position in our stock and thereby align them with the interests of our stockholders;

  •
  We have in place a balanced change in control severance policy that provides our officers severance at two times base compensation plus annual incentive pay at target following a change of control and termination of employment (a so-called "double-trigger"), with no tax gross-ups; and

  •
  Our programs contain other features to mitigate against our executives taking excessive risk in order to maximize pay-outs, including bonus caps at 200% of target and a Policy on Reimbursement of Incentive Payments (or so-called "clawback" policy).

To further our successful pay-for-performance compensation programs, in 2009 we changed the mix of our long-term incentive program to a combination of stock option awards and performance-based restricted stock units. The redesign of our long-term incentives improves alignment with shareholders as it can only be fully earned when our performance on return on invested capital (ROIC) exceeds the historic median annual S&P 500 ROIC performance (2006 — 2008, and excluding the S&P 500 Financial Sector which had average annual ROIC performance during this period well below the S&P 500) and is substantially above our cost of capital. The addition of performance-based restricted stock units also reduces share usage and increases the retention incentive of the program.

The Compensation Committee of the Board of Directors oversees the design and administration of our executive compensation programs according to the processes and procedures discussed in the Corporate Governance section of this proxy statement, located at pages 12 and 13 hereof.

30    PROXY STATEMENT 2010

The principal elements of our executive compensation program for 2009 are illustrated below:

Base Salary is designed to provide a base wage that is not subject to company performance risk. Generally represents 16% of total compensation for the principal executive officer and averages 29% of total compensation for the remaining named executive officers.*

Annual Bonus is designed to motivate executives to achieve annual business and individual goals. Averages 20% of total compensation for the named executive officers.*

50% of the value of our long-term equity incentives is in Stock Options and 50% in Performance-Based Restricted Stock Units. Stock Options are designed to motivate executives to make decisions that focus on long-term stockholder value creation. Like Stock Options, Performance-Based Restricted Stock Units align executives' interests with stockholders; in addition, they encourage associate retention even in times of turbulent markets. Long-term incentives represent 63% of total compensation for the principal executive officer and averages 52% of total compensation for the remaining named executive officers.*

 Executive Benefits continue benefits due to qualified plan limits, allow for additional deferral and provide supplemental retirement benefits. Market competitive perquisites support attraction and retention of executives.*

Change-in-Control arrangements promote continuity, impartiality and objectivity in event of a change-in-control situation to enhance stockholder value. Policy is conservative relative to design provisions and benefit levels with those in our competitive market.
*
Total compensation is defined as the sum of base salary, target annual cash incentives and the grant date present value of long-term equity incentives, and does not necessarily tie to the values disclosed in the Summary Compensation Table and supplemental tables. The chart is not drawn to scale for any particular named executive officer.

Our philosophy is to position the aggregate of these elements of compensation in the median range of our competitive market, adjusted for the Company's current size. For annual cash incentives, our philosophy is to also position them at a level commensurate with the Company's performance based on adjusted diluted earnings per share compared to EPS growth in the Standard & Poor's 500. We position annual cash incentives and long-term incentives to provide lower than median compensation for lower than competitive market performance and higher than median compensation for higher than competitive market performance. This approach provides motivation to executives without incentivizing inappropriate risk-taking to achieve pay-outs, as we believe that the company's prospects for growth are generally at least as favorable as the average of the S&P 500. For stock options, our grant processes do not permit backdating and, as described under Long-Term Equity Incentives, are granted on the same date as the Compensation Committee approval date.

PROXY STATEMENT 2010    31

PROGRAM OBJECTIVES AND REWARD PHILOSOPHY

In General — We use executive compensation (i) to support our corporate vision and long-term financial objectives, (ii) to communicate the importance of our business results, (iii) to retain and motivate executives important to our success and (iv) to reward executives for contributions at a level reflecting our performance. Our executive compensation program, that is the compensation package as a whole as well as each element of compensation, is designed to be market competitive in order to attract, motivate and retain our executives in a manner that is both fair to our executives and in the best interests of our stockholders. Our executive compensation program is further designed to reinforce and complement ethical and sustainable management practices, which is supported in part by our compensation recovery (or "clawback") policy, promote sound risk management and to align management interests (such as sustainable long-term growth) with those of our stockholders. We believe that our long-term equity incentive program, which typically accounts for at least half of our named executive officers' total compensation, is an effective tool in aligning our executives' interests with those of our stockholders and incentivizing long-term value creation.

Competitive Market — We define our competitive market to be a broad range of general industry manufacturing and service companies, as provided by third party surveys (in which we participate) with sales that range from less than $500 million to more than $10 billion. We use surveys published by Hewitt Associates and Towers Watson (formerly, Towers Perrin) as the primary sources of competitive data because we have determined these to be the best sources for credible, size-adjusted market data for general industry companies. Due to the high correlation between annual sales revenue and compensation, we size adjust the competitive market compensation data and use the median to set our targeted parameters, which we refer to as the median range. We define the median range as within 15% of the median for base salaries and within 20% of the median for annual cash incentive targets and long-term incentive targets.

We used two surveys for benchmarking 2009 base salary and annual cash incentive compensation. The 2007/2008 Towers Watson CDB Executive Compensation Survey includes 406 corporate entities with a median revenue of $5.8 billion. Including subsidiaries, this survey includes over 780 participants. We also used the 2008 Hewitt TCM Executive Regression Analysis Survey, which includes 338 corporate entities with a median revenue of $5.6 billion. Including subsidiaries, the survey includes 381 participants. We used these surveys for benchmarking base salary and annual cash incentive compensation. We used the 2009 Towers Watson Long-Term Incentive Report for benchmarking long-term incentives in 2009. This survey has 419 participants with a median revenue of $6.9 billion.

We size adjust the survey data by inserting the annual revenue for the company (for use with the principal executive officer, principal financial officer and general counsel) or the applicable business unit (for use with the leaders of particular business units) into a statistical regression model supplied by the survey providers, which then computes the size-adjusted median by position for base salaries, annual cash incentives and long-term incentives. We use the average of the size-adjusted medians from the two surveys as the standard by which we set base salary and annual cash incentive targets. For long-term incentive guidelines, we use the size-adjusted median of the Towers Watson survey, which the Compensation Committee's consultant validates against its own data for reasonableness.

We annually assess the reasonableness of our total compensation levels and mix relative to the data contained in these surveys. We have no explicit peer group with which to compare compensation levels because our primary competitors are either privately held or are publicly held but the portion of the company which competes with our business is not separately

32    PROXY STATEMENT 2010

reported and, therefore, directly comparable compensation figures are not publicly available. Since no explicit peer group exists based on our size and business type, we annually verify the reasonableness of the survey information used for our named executive officers by compiling proxy statement compensation information from the Standard & Poor's 500 Materials Sector, of which we are a component. The companies which currently comprise the Standard & Poor's 500 Materials Sector are:

Air Products & Chemicals Inc.	Du Pont (EI) De Nemours	Nucor Corp.
Airgas Inc.	Eastman Chemical Co.	Owens — Illinois Inc.
AK Steel Holding Corp.	Ecolab Inc.	Pactiv Corp.
Alcoa Inc.	FMC Corp.	PPG Industries Inc.
Allegheny Technologies Inc.	Freeport-McMoran COP & GOLD	Praxair Inc.
Ball Corp.	Int'l Flavors & Fragrances	Sealed Air Corp.
Bemis Co. Inc.	Int'l Paper Co.	Sigma-Aldrich Corp.
CF Industries Holdings Inc.	MeadWestvaco Corp.	Titanium Metals Corp.
Cliffs Natural Resources Inc.	Monsanto Co.	United States Steel Corp.
Dow Chemical	Newmont Mining Corp.	Vulcan Materials Co.
Weyerhaeuser Co.

The 2009 median revenue of the Materials Sector was $6.1 billion and the median market capitalization of the Sector as of December 31, 2009 was $6.6 billion.

Compensation Process — For the named executive officers, the Compensation Committee reviewed and approved all elements of 2009 compensation taking into consideration recommendations from our principal executive officer (but not for his own compensation), as well as competitive market guidance and feedback provided by the Compensation Committee's independent compensation consultant and our human resources staff regarding individual performance, time in position and internal pay comparisons. The Compensation Committee reviewed and approved all elements of 2009 compensation for our principal executive officer taking into consideration the Board's performance assessment of the principal executive officer and recommendations, competitive market guidance and feedback from the Compensation Committee's independent compensation consultant and our human resources staff. Recommendations with respect to the compensation of our principal executive officer are not shared with our principal executive officer.

Regulatory Considerations — We monitor changes in the regulatory environment when assessing the financial efficiency of the various elements of our executive compensation program. We have designed and administered our annual cash incentives, particularly our stockholder-approved Management Performance Incentive Plan, which we refer to as the MPIP, and long-term equity incentive plans in a manner that is intended to preserve the federal income tax deductions of the associated compensation expense.

The MPIP is designed to meet the requirements of Internal Revenue Code Section 162(m) regarding performance-based compensation and is administered by the Compensation Committee, who selects the participants each year, establishes the annual performance goal based upon performance criteria that it selects, the performance target and a maximum annual cash award dependent on achievement of the performance goal. For 2009, the Compensation Committee selected diluted earnings per share as the performance measure under the MPIP. The Compensation Committee certifies the extent to which the performance goal has been met and the corresponding amount of the award earned by the participants, with the ability to

PROXY STATEMENT 2010    33

exercise downward discretion to lower, but not raise, the award to an amount based upon the metrics used for our Management Incentive Plan cash incentive and to recognize individual performance. In effect, the MPIP establishes the maximum bonus pool for the named executive officers, while the Management Incentive Plan criteria is used by the Compensation Committee to exercise downward discretion to determine the pay-outs which have historically been (and were in 2009) well below the MPIP maximum awards. As described under Long-Term Equity Incentives below, the Compensation Committee has similarly positioned the performance-based restricted stock units to meet the requirements of Section 162(m).

We have designed and administered our deferred compensation, equity compensation and change-in-control severance plans to be in compliance with federal tax rules affecting nonqualified deferred compensation. In accordance with the Stock Compensation Topic of the FASB Accounting Standards Codification, for financial statement purposes, we expense all equity-based awards over the service period for awards expected to vest, based upon their estimated fair value at grant date. Accounting treatment has not resulted in changes in our equity compensation program design for our named executive officers

BASE SALARIES

In General — The Committee reviews base salaries for the named executive officers and other executives annually in December effective for the following fiscal year, and increases are based on changes in our competitive market, changes in scope of responsibility, individual performance and time in position. Our philosophy is to pay base salaries that are within the median range of our size-adjusted competitive market. When an executive officer is new to his/her position, his/her initial base salary will likely be at the low end of the median range but, if performance is acceptable, his/her base salary will be increased over several years to arrive at the median.

Salary Increases — For 2008 and 2009, annualized base salary rates for the named executive officers are summarized below:

Name	Fiscal Year 2008	Fiscal Year 2009	Annualized Percent Increase from 2008 to 2009

Douglas M. Baker, Jr.	$1,000,000	$1,000,000	0.0%
Steven L. Fritze	$ 475,000	$ 500,000	5.3%
James A. Miller	$ 425,000	$ 437,500	2.9%
Thomas W. Handley	$ 400,000	$ 425,000	6.3%
Lawrence T. Bell	$ 375,000	$ 400,000	6.7%

For 2009, the Compensation Committee determined to increase the principal executive officer's target bonus pay-out from 110% of base salary to 130% of base salary in lieu of any increase in his salary. For 2010 the Compensation Committee kept the principal executive officer's target bonus pay-out at 130% of salary but increased the principal executive officer's salary 2%, consistent with our U.S. merit increase budget; however, Mr. Baker declined the base salary increase.

Our Analysis — For 2009, base salaries accounted for approximately 16% of total compensation for the principal executive officer and 29% on average for the other named executive officers. 2009 base salary rates are within the median range for all our named executive officers.

34    PROXY STATEMENT 2010

ANNUAL CASH INCENTIVES

In General— To determine the 2009 award payments (which were paid in March 2010), the Committee reviewed the performance of the named executive officers and other executives at its February 2010 meeting. With respect to the 2009 awards, the Committee established a performance goal under the MPIP to determine maximum pay-out potential and then used the goals described below with respect to the Management Incentive Plan (or MIP) to determine the appropriate amount for each named executive officer's annual cash incentive award.

Target Award Opportunities — Under the MIP, we establish annual target award opportunities expressed as a percentage of base salary paid during the year and various award payment limits expressed as a percentage of the target award. Our bonus targets are set within the median range for each position, and the bonus plan is structured so that lower performance results in below market payouts and superior performance drives payouts above the median range. For 2009, target award opportunities were within the median range for all our named executive officers ranging from 60% to 130% of base salary. Minimum and maximum payout opportunities ranged from 0% to 200% of target award opportunity, respectively.

Performance Measures — Under the MIP, we use a mix of overall corporate, business unit and individual performance measures to foster cross-divisional cooperation and to assure that executives have a reasonable measure of control over the factors that affect their awards. This performance measure mix varies by executive position. For 2009, the performance measure mix for the named executive officers is summarized in the table on page 37.

Performance Goals and Achievement — Under the MIP, overall corporate performance in 2009 is based on adjusted diluted earnings per share goals. The Company uses adjusted diluted earnings per share as a measure because it is most closely aligned with our strategy of delivering profitable growth and increased stockholder value. We define adjusted diluted earnings per share as diluted earnings per share excluding discrete tax items and special gains and charges. Our fourth quarter 2009 earnings release, dated February 11, 2010, which can be found at the Company's website, provides a reconciliation of 2009 reported diluted earnings per share to 2009 adjusted diluted earnings per share. We believe that adjusted diluted earnings per share is a better measure of the Company's underlying business performance than reported diluted earnings per share because it eliminates the effect of nonrecurring items such as special gains from the sale of assets as well as special charges from restructuring activities. In addition, a total company measure of performance such as adjusted diluted earnings per share is used as one of the performance measures with respect to our named executive officers who manage particular business units because it reinforces our Circle the Customer — Circle the Globe strategy and fosters cross-divisional cooperation. In establishing these goals for 2009 we took into consideration our prior year results, overall economic and market trends, other large companies' performance expectations and our anticipated business opportunities, investment requirements and competitive situation. For 2009, the adjusted diluted earnings per share goals were: payout at 30% of the target award opportunity (minimum level) at $1.70, payout at 40% of the target award opportunity (40% level) at $1.83, payout at 100% of the target award opportunity (target level) at $1.95, payout at 140% percent of the target award opportunity (140% level) at $1.98 and payout at 200% of the target award opportunity (maximum level) at $2.13. Payouts for results between performance levels are interpolated on a straight-line basis. Actual 2009 adjusted earnings per share were $1.99, resulting in achievement of the adjusted EPS goal at 144% of target.

For two of our named executive officers (Messrs. Miller and Handley), who manage particular business units for us, as indicated in the table on page 37, 70% of their annual cash incentive is based upon their respective 2009 business unit performance. One-half of the business unit

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performance component is based on achievement of the 2009 revenue goal, which for Mr. Miller was 95.0% of 2008 revenue for payout at the minimum level, 97.1% of 2008 revenue for payout at the 40% level, 99.7% of 2008 revenue for payout at the target level, 3.6% growth over 2008 revenue for payout at the 140% level and 5.5% growth for payout at the maximum level; and for Mr. Handley was 94.0% of 2008 revenue for payout at the minimum level, 96.7% of 2008 revenue for payout at the 40% level, 0.9% growth over 2008 revenue for payout at the target level, 4.4% growth for payout at the 140% level and 8.7% growth for payout at the maximum level. The other half is based on achievement of the 2009 operating income goal for their respective business unit, which for Mr. Miller was 100.0% of 2008 operating income for payout at the minimum level, 2.7% growth over 2008 operating income for payout at the 40% level, 8.1% growth for payout at the target level, 13.7% growth for payout at the 140% level and 19.2% growth for payout at the maximum level; and for Mr. Handley was 0.1% growth over 2008 operating income for payout at the minimum level, 6.8% growth for payout at the 40% level, 20.2% growth for payout at the target level, 22.8% growth for payout at the 140% level and 36.5% growth for payout at the maximum level. Pay-outs for results between these performance levels are interpolated on a straight-line basis.

For Mr. Miller, 2009 business unit revenue was 100% of prior year's revenue, and operating income growth over 2008 was 18.9%, resulting in achievement of business unit performance at 151% of target. For Mr. Handley, 2009 business unit revenue was 98.6% of prior year's revenue, and operating income growth over 2008 was 50.2%, resulting in achievement of business unit performance at 133% of target. For 2009, 2008 and 2007, the payout percentage for performance against business unit goals for these named executive officers has ranged from 59% to 171% of target with an average payout percentage of 131% of the target award opportunity for the three-year period for the business unit performance component.

For two of our named executive officers (Messrs. Fritze and Bell), who hold staff positions (principal financial officer and general counsel, respectively), as indicated in the table below, 30% of their annual cash incentive is based upon performance of individual performance goals. This component of staff position awards under the MIP is set at 30% of the performance measure mix for annual cash incentives so that achievement of these goals is a component of the award but remains balanced against achievement of corporate performance goals. The 2009 individual performance goals for our principal financial officer and the general counsel are specific, qualitative, achievable with significant effort and, if achieved, provide benefit to the Company. Mr. Fritze's individual performance goals covered organizational and strategic initiatives, including launching education and inclusion programs, as well as developing and implementing information systems and shared services plans. Mr. Bell's individual performance goals also covered organizational and strategic initiatives, including successfully concluding litigation activities and aligning Ecolab's internal legal support structure and programs. Mr. Fritze and Mr. Bell achieved 140% and 200% of their individual target performance goals, respectively. The Compensation Committee, with input from the principal executive officer, approved the annual cash incentives as shown on the table below and at page 42, including the component based on the principal financial officer's and general counsel's achievement of their respective 2009 individual performance goals.

36    PROXY STATEMENT 2010

 2009 Annual Incentive Compensation Pay-out Summary — The table below illustrates the calculation of the 2009 annual cash incentive pay-outs based on the targets and performance achievements described above (pay-out amounts are rounded up to the nearest $1,000):

		MIP Target Award Opportunity (% of Base Salary)
			Performance Measure Mix
	2009 Base Salary							Discretionary Adjustment to MIP
			EPS	Business Unit	Individual	MIP Target Pay-Out Level	Performance Achieved		Pay-Out

Douglas M. Baker, Jr.	$1,000,000	130%	100%			$1,300,000	144%		$1,880,000

Steven L. Fritze	$ 500,000	70%	70%			$ 245,000	144%		$353,000
					30%	$ 105,000	140%		$147,000

									$500,000

James A. Miller	$ 437,500	70%	30%			$ 92,000	144%		$133,000
				70%		$ 214,000	151%		$324,000

									$457,000

Thomas W. Handley	$ 425,000	70%	30%			$ 89,000	144%		$129,000
				70%		$ 208,000	133%		$277,000
								$44,000	$44,000

									$450,000

Lawrence T. Bell	$ 400,000	60%	70%			$ 168,000	144%		$242,000
					30%	$ 72,000	200%		$144,000

									$386,000

Discretionary Adjustments — To recognize individual performance, the Compensation Committee also may increase or decrease a named executive officer's MIP award, with input from the principal executive officer (other than as to his own award), based on the individual performance of the named executive officer. This is done to recognize either inferior or superior individual performance in cases where this performance is not fully represented by the performance measures. In 2009, the Compensation Committee increased Mr. Handley's MIP award by $44,000 to recognize his significant efforts in aligning the Food & Beverage Division's programs globally and simultaneously improving share and income performance.

The Compensation Committee reviews and approves all adjustments to our overall corporate and our business unit performance results. In 2009, no such adjustments were made.

Our Analysis — In 2009 the Compensation Committee set the minimum, 40%, target, 140% and maximum levels so that the intended relative difficulty of achieving the various levels is consistent with the past several years taking into account current prospects and market considerations. Target award opportunities in 2009 accounted for approximately 20% of total compensation on average for the named executive officers and within the median range for each position. Actual award payments for the named executive officers averaged 150% of target award opportunities. The stagnant economic environment in 2009, particularly in the food service and hospitality markets, made our executives' performance goals challenging. The 2009 award pay outs are indicative of the achievement of good underlying earnings growth and business improvements during this difficult year.

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LONG-TERM EQUITY INCENTIVES

In General — The Committee granted long-term equity incentives to our named executive officers and other executives in December 2009, consistent with its core agenda and past practice of granting these incentives at its regularly scheduled December meeting. For 2009, our long-term equity incentive program consisted of an annual grant of stock options and performance-based restricted stock units, weighted equally in terms of grant value.

Our program continues to be based on pre-established grant guidelines that are calibrated annually to our competitive market. Grant guidelines for the named executive officers are developed on a position-by-position basis using market data from the Towers Watson CDB Long-Term Incentive Plan report for general industry companies. The survey data represent the median range of long-term incentive values adjusted for size based on revenue. The Compensation Committee's independent consultant, Cook & Co., validates the survey results against its own independent survey data for reasonableness.

Actual grants may be above or below our guidelines based on our assessment of individual performance and future potential. All long-term equity incentives are granted on the same date as our Compensation Committee approval date.

Stock Options — Our stock options have a 10-year contractual exercise term and vest ratably over three years. Our stock options have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same day stock volatility. We do not have a program, plan or practice to time stock option grants to executives in coordination with the release of material non-public information.

Performance-Based Restricted Stock Units — Our performance-based restricted stock units, or PBRSUs, cliff vest after three years, subject to attainment of three-year average annual return on invested capital (ROIC) goals over the performance period. We selected ROIC as the performance measure because it reinforces focus on capital efficiency throughout the organization, is highly correlated with shareholder returns, matches well with our long-standing corporate goal of achieving consistent return on beginning equity and is understood by our external market. We define ROIC as the quotient of after-tax operating income divided by the sum of short-term and long-term debt and shareholders' equity, less cash and cash equivalents. The Committee established an ROIC goal for the executive officers to determine maximum payout potential, with the ability to exercise downward discretion to reduce the actual payout in accordance with the ROIC goals described below. For the 2010 to 2012 performance cycle, 40% of the PBRSUs granted may be earned subject to attainment of a threshold goal of 10% average annual ROIC over the cycle and 100% of the PBRSUs may be earned subject to attainment of a target goal of 15% average annual ROIC over the cycle, with straight-line proration for performance results between threshold and target goals. No PBRSUs may be earned if ROIC is below the threshold goal, and no more than 100% of the PBRSUs may be earned if ROIC is above the target goal; accordingly, target and maximum are equal. Importantly, the threshold goal exceeds our cost of capital thereby ensuring that value is created before awards are earned. Dividend equivalents are not paid or accrued during the performance period. The Committee has the discretion to make adjustments to the actual ROIC achieved for such things as unplanned acquisitions or unusual, non-recurring charges.

Restricted Stock — From time-to-time, we may make special grants of restricted stock to our named executive officers and other executives in connection with promotions and recruitment, and for general retention purposes. During 2009, we made no special grants of restricted stock to our named executive officers because no event occurred that suggested a need.

38    PROXY STATEMENT 2010

Our Analysis — For the last completed fiscal year, long-term equity incentives accounted for approximately 63% of total compensation for the principal executive officer and 52% average for the other named executive officers, which is consistent with our competitive market. Actual grants to the named executive officers were within the median range for all our named executive officers. Our redesigned annual practice of granting equity incentives in the form of stock options and PBRSUs is similar to our competitive market, where other forms of long-term equity and cash compensation are typically awarded in addition to, or in lieu of, stock options. Our selective use of restricted stock as a retention incentive is consistent with our competitive market. We believe that our overall long-term equity compensation cost is within a reasonable range of our competitive market as to our named executive officers and also our other employees.

EXECUTIVE BENEFITS AND PERQUISITES

In General — Our named executive officers participate in all of the same health care, disability, life insurance, pension, and 401(k) benefit plans made available generally to the Company's U.S. employees. In addition, our named executive officers are eligible to participate in a deferred compensation program, restoration plans for the qualified 401(k) and pension plans, a supplemental retirement benefit and an executive disability and life benefit. These plans are described in more detail on pages 49 to 52. The named executive officers also receive perquisites described in more detail in footnote (6) to the Summary Compensation Table.

Our Analysis — We review our executive benefits and perquisites program periodically to ensure it remains market competitive for our executives and supportable to our stockholders. Perquisites account for less than 2% of total compensation for the principal executive officer and less than 5% on average for the other named executive officers. Executive benefits are consistent with our competitive market.

EXECUTIVE CHANGE-IN-CONTROL POLICY

In General — For 2009, the events constituting a change-in-control under our change-in-control policy for the named executive officers are summarized on pages 44 and 45 and the additional conditions for severance payments under the policy are described on pages 56 and 57.

Our Analysis — We review our change-in-control protection periodically to ensure it remains fair to both our stockholders and executives. Our analysis indicates that our change-in-control policy is conservative with respect to design provisions and benefit levels compared to other companies disclosing such protections, as reported in public SEC filings and as periodically published in various surveys and research reports.

PROXY STATEMENT 2010    39

STOCK RETENTION AND OWNERSHIP GUIDELINES

In General — We have in place stock retention and ownership guidelines to encourage our named executive officers and other executives to accumulate a significant ownership stake so they are vested in maximizing long-term stockholder returns. Our guidelines provide that the principal executive officer own company stock with a market value of at least five times current base salary and that other corporate officers own Company stock with a market value of at least three times current base salary. Until the stock ownership guideline is met, our principal executive officer, principal financial officer and sector presidents are expected to retain 100% of all after-tax profit shares from exercise, vesting or payout of equity awards. Our other officers are expected to retain 50% of all after-tax profit shares from exercise, vesting or payout of equity awards. For purposes of complying with our guidelines, stock is not considered owned if subject to an unexercised stock option or unvested performance based restricted stock unit. Shares owned outright, legally or beneficially, by an officer or his or her immediate family members residing in the same household and shares held in the 401(k) plan count towards meeting the guideline. Our named executive officers and other officers may not enter into any risk hedging arrangements with respect to Company stock.

Our Analysis — Our analysis indicates that our stock retention and ownership guidelines are consistent with the design provisions of other companies disclosing such guidelines, as reported in public SEC filings and as periodically published in various surveys and research reports. Our analysis further indicates that our named executive officers are in compliance with our guidelines by either having achieved the ownership guideline or, if the guideline is not yet achieved, by retaining 100% or 50%, as applicable, of all after-tax profit shares from any stock option exercises.

COMPENSATION RECOVERY

The Company's Board of Directors has adopted a policy requiring the reimbursement of payments made to an executive officer due to the executive officer's misconduct, as determined by the Board. Each of our executive officers have agreed in writing to this policy. This policy was filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as Exhibit (10)W.

40    PROXY STATEMENT 2010

TOTAL COMPENSATION MIX

In General — The table below illustrates how total compensation for our named executive officers for 2009 was allocated between performance based and fixed components, how performance based compensation is allocated between annual and long-term components and how total compensation is allocated between cash and equity components:

Total Compensation Mix (base salary, target annual incentives, and long-term equity incentives valued in total at grant)
	Percent of Total Compensation that is:		Percent of Performance Based Total Compensation that is:		Percent of Total Compensation that is:

Name	Performance Based(1)	Fixed(2)	Annual(3)	Long-Term(4)	Cash Based(5)	Equity Based(6)

Douglas M. Baker, Jr.	84%	16%	25%	75%	37%	63%
Steven L. Fritze	74%	26%	24%	76%	44%	56%
James A. Miller	72%	28%	27%	73%	47%	53%
Thomas W. Handley	68%	32%	29%	71%	52%	48%
Lawrence T. Bell	70%	30%	30%	70%	51%	49%

(1)
Target annual incentives plus long-term equity incentives divided by total compensation

(2)
Base salary divided by total compensation

(3)
Target annual incentives divided by target annual incentives plus long-term equity incentives

(4)
Long-term equity incentives divided by target annual incentives plus long-term equity incentives

(5)
Base salary plus target annual incentives divided by total compensation

(6)
Long-term equity incentives divided by total compensation

Our Analysis — Our analysis indicates that total compensation mix for our named executive officers on average is generally consistent with the competitive market. The principal executive officer receives a higher proportion of his total compensation allocated to performance based components than non-performance based components and more allocated to equity based compensation than cash based compensation compared to the other named executive officers. The higher emphasis on performance based compensation for the principal executive officer is designed to reward him for driving company performance and creating long-term shareholder value that is a greater responsibility in his position than in the positions of the other named executive officers, and is consistent with the competitive market for the CEO position. The level of compensation of Mr. Baker reflects the many responsibilities of serving as chief executive officer of a public company. Accordingly, Mr. Baker's median range competitive pay levels (including long-term equity awards) reflect his broader scope and greater responsibilities compared to our other named executive officers.

PROXY STATEMENT 2010    41

SUMMARY COMPENSATION TABLE FOR 2009

The following table shows cash and non-cash compensation for the years ended December 31, 2009, 2008 and 2007 for the persons serving as the Company's "Principal Executive Officer" and "Principal Financial Officer" during the year ended December 31, 2009 and for the next three most highly-compensated executive officers who were serving in those capacities at December 31, 2009.

Name & Principal Position	Year	Salary(1) ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compen- sation(1,4) ($)	Change in Pension Value and Non- qualified Deferred Compen- sation Earnings(5) ($)	All Other Compen- sation(6) ($)	Total ($)

Douglas M. Baker, Jr. Chairman of the Board, President and Chief Executive Officer (principal executive officer)	2009 2008 2007	$1,000,000 $1,000,000 $ 900,000	0 0 0	$1,910,994 0 0	$1,973,026 $3,149,080 $5,376,601	$1,880,000 $1,397,000 $1,980,000	$1,774,381 $1,454,192 $1,065,226	$236,166 $157,560 $166,003	$8,774,567 $7,157,832 $9,487,830

Steven L. Fritze Chief Financial Officer (principal financial officer)	2009 2008 2007	$ 500,000 $ 475,000 $ 450,000	0 0 0	$ 527,923 0 0	$ 728,957 $ 857,956 $1,575,844	$ 500,000 $ 496,000 $ 492,000	$1,017,942 $ 708,726 $ 678,875	$114,604 $ 66,526 $ 86,759	$3,389,426 $2,604,208 $3,283,478

James A. Miller President — Specialty, Industrial and Services	2009 2008 2007	$ 437,500 $ 425,000 $ 400,000	0 0 0	$ 335,951 0 0	$ 288,522 $ 514,624 $ 705,318	$ 457,000 $ 350,000 $ 415,000	$ 458,821 $ 297,604 $ 271,860	$149,186 $ 61,437 $ 82,290	$2,126,980 $1,648,665 $1,874,468

Thomas W. Handley President — Global Food and Beverage	2009 2008 2007	$ 425,000 $ 400,000 $ 371,500	$44,000 0 0	$ 383,944 0 0	$ 330,642 $ 549,032 $ 705,318	$ 406,000 $ 223,000 $ 403,000	$ 262,799 $ 190,604 $ 137,235	$ 86,116 $ 91,306 $ 58,394	$1,938,501 $1,453,942 $1,675,447

Lawrence T. Bell General Counsel and Secretary	2009 2008 2007	$ 400,000 $ 375,000 $ 355,000	0 0 0	$ 287,958 0 0	$ 703,613 $ 446,556 $ 516,534	$ 386,000 $ 337,000 $ 333,000	$ 923,523 $ 713,074 $ 718,008	$ 81,916 $ 83,289 $ 71,904	$2,783,010 $1,954,919 $1,994,446

(1)
Includes amounts deferred under Section 401(k) of the Internal Revenue Code, pursuant to the Company's Savings Plan and ESOP, amounts deferred under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives and any salary reductions per Section 125 or Section 132(f)(4) of the Internal Revenue Code.

(2)
Represents the aggregate grant date fair value of performance-based restricted stock unit (PBRSU) award grants during the year in accordance with FASB ASC topic 718, based on the average daily share price of the Company's Common Stock at the date of grant, adjusted for the absence of future dividends, and assuming full (maximum) achievement of the performance criteria over the performance period. The PBRSU awards cliff-vest after three years, subject to attainment of three-year average annual return on invested capital goals for the Company over the performance period. See Note 10 to the Company's Consolidated Financial Statements for the year ended December 31, 2009, included as Exhibit (13) to the Company's Annual Report on Form 10-K for the year ended December 31, 2009, for further discussion of the assumptions used in determining these values. See footnote (1) to the Grants of Plan-Based Awards for 2009 table on page 44 for a description of the specific performance goals.

(3)
Represents the aggregate grant date fair value of stock option grants during the year in accordance with FASB ASC Topic 718 but with no discount for estimated forfeitures. The value of grants have been determined by application of the lattice (binomial)-pricing model. During 2009, Messrs. Baker, Fritze and Bell received reload options totaling 61,855 shares (valued at $326,134), 55,133 shares (valued at $275,114) and 102,016 shares (valued at $456,158), respectively. During 2007, Mr. Baker and Mr. Fritze received reload options totaling 149,480 shares (valued at $1,312,501) and 57,798 shares (valued at $447,073), respectively. The issuance of these reload options were not new discretionary grants by the Company; rather, the issuance results from rights that were granted as part of their original option grants made under the Company's 1997 and 2002 Stock Incentive Plans. The respective reload options expire on the expiration date of their original grant. The reload feature was eliminated for grants subsequent to 2002. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of the options granted in 2009 is summarized in the table below:

Grant Date	Risk Free Rate	Expected Life (years)	Expected Volatility	Expected Dividend Yield

12/02/2009 (All)	2.50%	6.15	23.31%	1.36%
09/16/2009 (Baker)	0.77%	1.61	23.39%	1.20%
09/11/2009 (Fritze)	0.75%	1.62	23.42%	1.26%
07/30/2009 (Bell)	0.91%	1.68	23.42%	1.35%
07/30/2009 (Bell)	0.69%	1.28	23.42%	1.35%
07/30/2009 (Bell)	0.62%	1.18	23.42%	1.35%

42    PROXY STATEMENT 2010

  See Note 10 to the Company's Consolidated Financial Statements for the year ended December 31, 2009, included as Exhibit (13) to the Company's Annual Report on Form 10-K for the year ended December 31, 2009, for further discussion of the assumptions used in determining these values.

(4)
Represents the annual cash incentive awards earned and paid in respect of 2009 under the Company's Management Incentive Plan ("MIP") and the Company's Management Performance Incentive Plan ("MPIP"). The MIP and MPIP are discussed in the Compensation Discussion and Analysis beginning at page 35 and as part of the table entitled "Grants of Plan — Based Awards For 2009" at page 45.

(5)
Represents the change in the actuarial present value of the executive officer's accumulated benefit under the Company's defined benefit plans as of December 31, 2009 over such amount as of December 31, 2008. The Company's defined benefit plans include the Pension Plan, the Mirror Pension Plan and the Supplemental Executive Retirement Plan which are discussed at page 48 as part of the table entitled Pension Benefits For 2009. There are no "above market" earnings under the Company's non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives because all earnings under that plan are calculated at the same rate as earnings on externally managed investments available to participants of the Company's broad-based tax qualified deferred compensation plan.

(6)
Amounts reported as All Other Compensation include:

(a)
Payment by the Company of certain perquisites, including costs relating to the following: (i) an executive cash allowance for each of the named executive officers; (ii) executive physical examinations for each of the named executive officers; (iii) financial planning in the case of Messrs. Baker, Fritze, Miller and Handley; and (iv) business related spousal travel in the case of Mr. Miller.

(b)
Payment by the Company of life insurance premiums in 2009 for each of the named executive officers in the following amounts: Mr. Baker, $72,892; Mr. Fritze, $50,225; Mr. Miller, $98,218; Mr. Handley, $25,710; and Mr. Bell, $36,906. Amounts of life insurance premiums reported for 2007 and 2008 have been adjusted to reflect the amount of payments actually made in those reporting years, rather than the amount of the annual premium payable for the policy period that ended in the respective reporting year as was reported. The amount of increase or decrease for 2007 and 2008 respectively is follows: Mr. Baker, ($14,091) and $0; Mr. Fritze, $889 and ($16,094); Mr. Miller, $4,247 and ($30,798); Mr. Handley, ($13,395) and $20,902; and Mr. Bell, $1,029 and $7,496.

(c)
Payment of matching contributions made by the Company for 2009 as follows: (i) maximum matching contributions of $9,800 to each of the named executive officers made by the Company under the Company's tax-qualified defined contribution 401(k) Savings Plan and ESOP available generally to all employees; and (ii) matching contributions made or to be made by the Company on base salary and annual cash incentive award earned in respect of 2009 that the executive deferred under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives, in the following amounts: Mr. Baker, $75,200; Mr. Fritze, $20,000; Mr. Miller, $18,280; Mr. Handley, $18,000; and Mr. Bell, $15,440.

(d)
The Company maintains a self-funded, supplemental long-term disability benefit plan for a select group of executives. No specific allocation of cost is made to any named executive officer prior to the occurrence of a disability.

PROXY STATEMENT 2010    43

GRANTS OF PLAN-BASED AWARDS FOR 2009

					Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options(2,3) (#)		Closing Market Price of Stock on Grant Date(4) ($/Sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards								Exercise or Base Price of Option Awards(4) ($/Sh)
												Grant Date Fair Value of Stock and Option Awards(5)

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Douglas M. Baker, Jr. (PEO)
MPIP(6)	N/A	$390,000	$1,300,000	$2,600,000	0	0	0	0	0	0	0	0
2002 Stock Incentive Plan	09/16/09	0	0	0	0	0	0	0	61,855	$46.715	$47.32	$ 326,134
2005 Stock Incentive Plan	12/02/09	0	0	0	0	0	0	0	156,400	$45.665	$45.79	$1,646,892
2005 Stock Incentive Plan	12/02/09	0	0	0	17,520	43,800	43,800	0	0	0	0	$1,910,994

Steven L. Fritze (PFO)
MPIP(6)	N/A	$105,000	$ 350,000	$ 700,000	0	0	0	0	0	0	0	0
2002 Stock Incentive Plan	09/11/09	0	0	0	0	0	0	0	55,133	$ 44.33	$44.00	$ 275,114
2005 Stock Incentive Plan	12/02/09	0	0	0	0	0	0	0	43,100	$45.665	$45.79	$ 453,843
2005 Stock Incentive Plan	12/02/09	0	0	0	4,840	12,100	12,100	0	0	0	0	$ 527,923

James A. Miller
MPIP(6)	N/A	$ 91,900	$ 306,300	$ 612,500	0	0	0	0	0	0	0	0
2005 Stock Incentive Plan	12/02/09	0	0	0	0	0	0	0	27,400	$45.665	$45.79	$ 288,522
2005 Stock Incentive Plan	12/02/09	0	0	0	3,080	7,700	7,700	0	0	0	0	$ 335,951

Thomas W. Handley
MPIP(6)	N/A	$ 89,300	$ 297,500	$ 595,000	0	0	0	0	0	0	0	0
2005 Stock Incentive Plan	12/02/09	0	0	0	0	0	0	0	31,400	$45.665	$45.79	$ 330,642
2005 Stock Incentive Plan	12/02/09	0	0	0	3,520	8,800	8,800	0	0	0	0	$ 383,944

Lawrence T. Bell
MPIP(6)	N/A	$ 72,000	$ 240,000	$ 480,000	0	0	0	0	0	0	0	0
1997 Stock Incentive Plan	07/30/09	0	0	0	0	0	0	0	13,781	$ 41.45	$41.30	$ 54,711
1997 Stock Incentive Plan	07/30/09	0	0	0	0	0	0	0	29,448	$ 41.45	$41.30	$ 122,209
2002 Stock Incentive Plan	07/30/09	0	0	0	0	0	0	0	58,787	$ 41.45	$41.30	$ 279,238
2005 Stock Incentive Plan	12/02/09	0	0	0	0	0	0	0	23,500	$45.665	$45.79	$ 247,455
2005 Stock Incentive Plan	12/02/09	0	0	0	2,640	6,600	6,600	0	0	0	0	$ 287,958

(1)
Amounts reflect the threshold, target and maximum number of shares of Company Common Stock that may be earned pursuant to performance-based restricted stock unit (PBRSU) awards granted in 2009. The PBRSU awards cliff-vest after three years, subject to attainment of performance goals over a three-year performance period of 2010 to 2012. For the 2010 to 2012 performance cycle, 40% of the PBRSUs granted may be earned subject to attainment of a threshold goal of 10% average annual return on invested capital (ROIC) over the performance cycle and 100% of the PBRSUs may be earned subject to attainment of a target goal of 15% average annual ROIC over the cycle, with straight-line proration for performance results between threshold and target goals. No PBRSUs may be earned if ROIC is below the threshold goal, and no more than 100% of the PBRSUs may be earned if ROIC is above the target goal; accordingly, target and maximum are equal. Dividend equivalents are not paid or accrued during the performance period. See the discussion of performance-based restricted stock units in the Compensation Discussion and Analysis at page 38 for more information on these awards.

(2)
Options granted in 2009 have a ten-year contractual exercise term and vest (or will be exercisable) over three years, on a cumulative basis, as to one third of the option shares on the first and second anniversaries of the date of grant and as to the remaining option shares on the third anniversary.

(3)
Stock options held at least six months become immediately exercisable in full upon the holder's retirement under the Company's pension plan or upon a change-in-control of the Company. The options may be transferred to defined family members or legal entities established for their benefit.

Service-based vesting conditions on PBRSU awards held at least six months are deemed satisfied upon the holder's retirement under the Company's pension plan; however, vesting remains subject to attainment of the performance goals. Upon a change-in-control, PBRSU awards held at least six months become fully vested.

For the purpose of options and PBRSU awards granted in 2009, a change-in-control of the Company occurs if:

•
a person or group acquires 25% or more of the Company's outstanding voting power. However, if the acquisition was approved by the Board of Directors, then a change-in-control occurs at 34% ownership. If the acquiring person, prior to becoming a 25% shareholder, has entered into (and is in compliance with) a shareholder agreement which imposes limits on the person's maximum Company shareholdings, then a change-in-control occurs only upon acquisition of 50% of the Company's voting power;

44    PROXY STATEMENT 2010

•
during any 36 consecutive month period, individuals who constitute the Board on the first day of the period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election relating to the election of directors) whose election or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who were directors on the first day of such period (or whose election or nomination were previously so approved) shall cease for any reason to constitute at least a majority of the Board of Directors;

•
the Company engages in a merger or consolidation, other than a merger or consolidation in which the Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction and in which no person or group acquires 50% or more of the voting power of the Company or surviving entity; and

•
the Company's stockholders approve a plan of complete liquidation or the Company sells all or substantially all of the Company's assets, other than to an entity with more than 50% of its voting power owned by the Company's stockholders in substantially the same proportion as their ownership of the Company immediately prior to the sale.

(4)
Our stock options are granted on the same date as our Compensation Committee approval date, and have an exercise price which is the average of the high and low market price on the date of grant. We believe that the use of the average of the high and low market price on the date of the grant removes potential same day stock volatility.

(5)
Represents the grant date fair value of each equity award, computed in accordance with FASB ASC Topic 718. With respect to stock options, the value has been determined by application of the lattice (binomial)-pricing model, based upon the terms of the option grant and Ecolab's stock price performance history as of the date of the grant. Key assumptions include: risk-free rate of return, expected life of the option, expected stock price volatility and expected dividend yield. The specific assumptions used in the valuation of these options are located in footnote (3) to the Summary Compensation Table at page 42.

With respect to PBRSUs, the value has been determined based on the maximum award payout, consistent with the estimate of aggregate compensation cost to be recognized over the three-year vesting period of the award. See footnote (1) above for a description of the performance goals and performance period.

(6)
The Company maintains annual cash incentive programs for executives referred to as the Management Incentive Plan or MIP and Management Performance Incentive Plan or MPIP, which are discussed in the Compensation Discussion and Analysis beginning at page 35. In 2009, the Company's stockholders approved the version of the MPIP applicable for 2009, an annual incentive plan under which awards should qualify as performance based under Internal Revenue Code Section 162(m). As required under the terms of the MPIP, the Compensation Committee of the Board ("Committee") selected each of the named executive officers to participate in the MPIP for 2009, established the 2009 performance goal based upon the performance criteria of diluted earnings per share ("EPS"), and EPS performance target of a designated earnings per share, and a cash award of 300% of the participant's base salary for 2009 to the extent the goal is achieved. The award is subject to and interpreted in accordance with the terms and conditions of the MPIP and no amount will be paid under the MPIP unless and until the Committee has determined the extent to which the performance goal has been met and the corresponding amount of the award earned by the participant. The MPIP permits the Committee to exercise downward discretion so as to pay an amount which is less than the amount of the award earned by the participant. In applying this downward discretion, the Committee considers underlying operating metrics communicated to the participant at the beginning of 2009, which in the case of the named executive officer participants are noted in the MPIP row of the above table. Actual payouts to each of the named executive officers with respect to 2009 are included under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table at page 42.

PROXY STATEMENT 2010    45

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END FOR 2009

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Douglas M. Baker, Jr.	220,000	0	0	$27.390000	12/11/13	0	0	0	0
(PEO)	314,000	0	0	$34.500000	12/09/14	0	0	0	0
	303,000	0	0	$34.075000	12/07/15	0	0	0	0
	23,499	0	0	$35.515000	08/18/10	0	0	0	0
	5,487	0	0	$44.810000	08/18/10	0	0	0	0
	27,717	0	0	$44.810000	12/07/10	0	0	0	0
	21,421	0	0	$44.810000	12/06/11	0	0	0	0
	293,100	0	0	$45.240000	12/06/16	0	0	0	0
	52,902	0	0	$43.240000	12/06/11	0	0	0	0
	37,034	0	0	$43.240000	12/05/12	0	0	0	0
	59,544	0	0	$51.445000	12/05/12	0	0	0	0
	61,885	0	0	$46.715000	12/05/12	0	0	0	0
	206,666	103,334	0	$49.420000	12/05/17	0	0	0	0
	140,333	280,667	0	$35.630000	12/03/18	0	0	0	0
	0	156,400	0	$45.665000	12/02/19	0	0	43,800	$1,952,604

Steven L. Fritze	43,657	0	0	$24.340000	12/05/12	0	0	0	0
(PFO)	100,000	0	0	$27.390000	12/11/13	0	0	0	0
	88,200	0	0	$34.500000	12/09/14	0	0	0	0
	83,200	0	0	$34.075000	12/07/15	0	0	0	0
	73,300	0	0	$45.240000	12/06/16	0	0	0	0
	20,851	0	0	$43.240000	08/18/10	0	0	0	0
	1,564	0	0	$51.520000	08/18/10	0	0	0	0
	20,411	0	0	$51.520000	12/06/11	0	0	0	0
	13,578	0	0	$51.520000	05/10/12	0	0	0	0
	1,394	0	0	$51.520000	12/05/12	0	0	0	0
	55,133	0	0	$44.330000	12/05/12	0	0	0	0
	57,400	28,700	0	$49.420000	12/05/17	0	0	0	0
	38,233	76,467	0	$35.630000	12/03/18	0	0	0	0
	0	43,100	0	$45.665000	12/02/19	0	0	12,100	$ 539,418

James A. Miller	40,000	0	0	$18.960000	12/06/11	0	0	0	0
	70,000	0	0	$24.340000	12/05/12	0	0	0	0
	65,000	0	0	$27.390000	12/11/13	0	0	0	0
	54,100	0	0	$34.500000	12/09/14	0	0	0	0
	50,400	0	0	$34.075000	12/07/15	0	0	0	0
	51,300	0	0	$45.240000	12/06/16	0	0	0	0
	35,866	17,934	0	$49.420000	12/05/17	0	0	0	0
	22,933	45,867	0	$35.630000	12/03/18	0	0	0	0
	0	27,400	0	$45.665000	12/02/19	0	0	7,700	$ 343,266

Thomas W. Handley	70,000	0	0	$25.490000	08/14/13	0	0	0	0
	54,100	0	0	$34.500000	12/09/14	0	0	0	0
	45,400	0	0	$34.075000	12/07/15	0	0	0	0
	36,600	0	0	$45.240000	12/06/16	0	0	0	0
	35,866	17,934	0	$49.420000	12/05/17	0	0	0	0
	24,466	48,934	0	$35.630000	12/03/18	0	0	0	0
	0	31,400	0	$45.665000	12/02/19	0	0	8,800	$ 392,304

Lawrence T. Bell	49,809	0	0	$32.675000	08/18/10	0	0	0	0
	45,568	0	0	$32.675000	12/06/11	0	0	0	0
	13,781	0	0	$41.450000	12/06/11	0	0	0	0
	29,448	0	0	$41.450000	02/22/12	0	0	0	0
	58,787	0	0	$41.450000	12/05/12	0	0	0	0
	70,000	0	0	$27.390000	12/11/13	0	0	0	0
	54,100	0	0	$34.500000	12/09/14	0	0	0	0
	50,400	0	0	$34.075000	12/07/15	0	0	0	0
	36,600	0	0	$45.240000	12/06/16	0	0	0	0
	26,266	13,134	0	$49.420000	12/05/17	0	0	0	0
	19,900	39,800	0	$35.630000	12/03/18	0	0	0	0
	0	23,500	0	$45.665000	12/02/19	0	0	6,600	$ 294,228

46    PROXY STATEMENT 2010

(1)
Stock options granted in 2009, except for certain reload options described under footnote (3) to the Summary Compensation Table located on page 42, have a ten-year contractual exercise term and vest ratably on the first three anniversaries of the date of grant, subject to the following post-termination and change-in-control provisions:

Event	Effect on Award Vesting	Effect on Exercise Term*

Retirement	Accelerated **	5 Years
Death or Disability	Accelerated	5 Years
Termination for Cause	Forfeit Unvested	Expire
Other Termination	Forfeit Unvested	3 Months
Change-in-control	Accelerated **	3 Months

  *
  Or remainder of original contractual term, if shorter.

  **
  For options held at least six months.

  The vesting dates of the respective stock options held at December 31, 2009 that were unexercisable are summarized in the table below:

Name	Option Grant Date	Securities vesting December 2010	Securities vesting December 2011	Securities vesting December 2012	Option Expiration Date

Douglas M. Baker, Jr.	12/05/07	103,334	0	0	12/05/17
	12/03/08	140,333	140,334	0	12/03/18
	12/02/09	52,133	52,133	52,134	12/02/19

Steven L. Fritze	12/05/07	28,700	0	0	12/05/17
	12/03/08	38,233	38,234	0	12/03/18
	12/02/09	14,366	14,367	14,367	12/02/19

James A. Miller	12/05/07	17,934	0	0	12/05/17
	12/03/08	22,933	22,934	0	12/03/18
	12/02/09	9,133	9,133	9,134	12/02/19

Thomas W. Handley	12/05/07	17,934	0	0	12/05/17
	12/03/08	24,467	24,467	0	12/03/18
	12/02/09	10,466	10,467	10,467	12/02/19

Lawrence T. Bell	12/05/07	13,134	0	0	12/05/17
	12/03/08	19,900	19,900	0	12/03/18
	12/02/09	7,833	7,833	7,834	12/02/19

(2)
Represents performance-based restricted stock unit (PBRSU) awards which cliff-vest after three years, subject to attainment of performance goals over a three-year performance period, and assuming attainment of target (which also represents maximum) performance, as the performance over the prior three-year period has exceeded threshold. The reported market value is based on the closing market price of the Company's Common Stock on December 31, 2009 of $44.58 per share.

OPTION EXERCISES AND STOCK VESTED FOR 2009

	Option Awards(1)		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Douglas M. Baker, Jr. (PEO)	97,295	$2,166,813	0	0
Steven L. Fritze (PFO)	74,343	$1,486,117	0	0
James A. Miller	0	0	0	0
Thomas W. Handley	0	0	0	0
Lawrence T. Bell	137,000	$2,530,570	0	0

The table above shows the aggregate number of shares and dollar amount realized by the named executive officer upon exercise of one or more stock options during 2009. The dollar amount realized on exercise represents the difference between the fair market value of our Common Stock on the exercise date and the exercise price of the option.

PROXY STATEMENT 2010    47

PENSION BENEFITS FOR 2009

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Douglas M. Baker, Jr. (PEO)	Pension Plan	20	$ 356,962	0
	Mirror Pension Plan	20	$4,466,680	0
	Supplemental Executive Retirement Plan	20	$1,491,443	0

Steven L. Fritze (PFO)	Pension Plan	29	$ 683,752	0
	Mirror Pension Plan	29	$2,634,919	0
	Supplemental Executive Retirement Plan	29	$ 985,804	0

James A. Miller	Pension Plan	13.5	$ 280,476	0
	Mirror Pension Plan	13.5	$ 814,335	0
	Supplemental Executive Retirement Plan	18.7	$ 520,311	0

Thomas W. Handley	Pension Plan	6	$ 66,754	0
	Mirror Pension Plan	6	$ 123,200	0
	Supplemental Executive Retirement Plan	20.1	$ 698,512	0

Lawrence T. Bell	Pension Plan	30	$1,017,980	0
	Mirror Pension Plan	30	$2,672,127	0
	Supplemental Executive Retirement Plan	30	$1,079,359	0

The Company maintains the following non-contributory defined benefit plans for its executives: (i) a tax-qualified plan (Pension Plan); (ii) a non-qualified excess plan (Mirror Pension); and (iii) a supplemental executive retirement plan (SERP). The preceding table shows the actuarial present value of the accumulated benefit for each executive officer under the Pension Plan, the Mirror Pension and the SERP as of December 31, 2009, using the same assumptions as are used for financial reporting purposes under generally accepted accounting principles by the Company, except that retirement age is assumed to be age 62, the earliest retirement age at which a participant may retire under the plans without any benefit reduction due to age. The current accrued benefit is allocated between the tax-qualified Pension Plan and the related supplemental non-qualified plans based on the Internal Revenue Code limitations applicable to tax-qualified plans as of December 31, 2009. The present value is determined by using a discount rate of 5.84% for 2009 and assuming that the executive officer (i) terminated employment on December 31, 2009 with vested benefits; and (ii) commenced a retirement benefit at age 62 as a single life annuity or lump sum, if available. Pension annuities were converted to lump sums, where available, using an interest rate of 4.24% and the mortality rates defined in the Mirror Pension and SERP plans as prescribed in Revenue Ruling 2001-62. The present value of the pension single life annuity assumed mortality rates from the RP 2000 Combined Healthy table with mortality improvements projected to December 31, 2009. Cash balance benefits were valued assuming 2010 and future interest credits of 4.34% (the discount rate less 1.50%). The cash balance annuity conversion for the SERP offset used an interest rate of 4.84% (the discount rate less 1.00%) and the mortality rates prescribed by the IRS for 2009 pension lump sum calculations

The Pension Plan is a tax-qualified defined benefit plan covering most U.S. employees of the Company and its U.S. affiliates. It is intended to provide long-service employees a foundation for retirement benefits in the form of regular income. Participants hired prior to January 1, 2003, including each of the named executive officers, except Mr. Handley, earn monthly pension benefits under the following formula ("traditional formula"): 1/12 of the sum of (a) years of credited service times 1% of "final average compensation" plus (b) years of credited service (not exceeding 35) times 0.45% of "final average compensation" minus "covered compensation." "Final average compensation" is the average of the participant's annual compensation for the five consecutive calendar years that produce the highest average,

48    PROXY STATEMENT 2010

counting the participant's base salary and annual cash incentive compensation for a plan year, excluding any long-term and non-cash incentive bonuses and amounts above the IRS compensation limits for qualified plans. "Covered compensation" is the average amount determined by the IRS to have been subject to Social Security taxes over the participant's working life.

Participants hired after 2002 accrue an account credit at the end of each year equal to a fixed percentage of the participant's compensation for that year plus an interest credit applied to the participant's account balance on the first day of that year ("cash balance formula"). Compensation used in determining the credits is the participant's base salary and annual cash incentive compensation for a plan year, excluding any long-term and non-cash incentive bonuses and amounts above the IRS limits for qualified plans.

Participants become entitled to a non-forfeitable ("vested") right to their Pension Plan benefit upon completing three years of continuous service with the Company. Normal retirement date is the date on which the participant attains age 65 and has completed at least three years of continuous service. Traditional formula participants who have terminated employment with the Company may begin to receive benefit payments as early as age 55, reducing the benefit by 1/280 for each month by which payment begins before age 62. Unreduced benefits may begin after age 62. The normal form of benefit is a single life only annuity for participants who are not married and a joint and 50% survivor annuity for married participants. Subject to a spousal consent requirement for married participants, participants may select an actuarially equivalent benefit in one of the following forms: single life only annuity, joint and 75% or 100% survivor annuity (married participants only); life and five year certain annuity; and life and ten-year certain annuity.

If a participant dies after benefit commencement, payments to a beneficiary, if any, are made according to the payment option selected by the participant. If a participant with a vested traditional formula benefit dies before benefit payments commence, the participant's beneficiary is entitled to a death benefit. If the beneficiary is the participant's surviving spouse, the benefit is a life annuity beginning after the participant would have attained age 55. Other beneficiaries receive a five or ten-year annuity benefit.

Cash balance formula participants with at least three years of continuous service may commence benefit payment at any time after termination. The payment will be the actuarial equivalent value of their account balance, determined using the mortality and interest factors prescribed by the IRS. The normal form of benefit for cash balance formula participants is a single life only annuity for participants who are not married and a joint and 50% survivor annuity for married participants. Optional forms of payment for cash balance formula participants are lump-sum payment, single life annuity, and, for married participants only, joint and 75% or 100% survivor annuity. The beneficiary of a cash balance formula participant who dies before commencing benefits will receive a death benefit actuarially equivalent to the participant's account balance.

The Mirror Pension is a non-qualified plan intended to restore benefits under the tax-qualified Pension Plan for those employees whose benefits are reduced by Internal Revenue Code limits. The Mirror Pension has generally the same terms as the Pension Plan except: (i) compensation is determined without regard to the IRS limits for qualified plans; (ii) vesting is accelerated upon a change-in-control; (iii) benefits may be forfeited for certain serious misconduct; and (iv) the optional forms of benefits available to participants with respect to benefits accrued and vested as of December 31, 2004 ("Grandfathered Mirror Pension Benefits") include a lump sum payment. Benefits accrued and vested after December 31, 2004 are subject to Internal Revenue Code Section 409A ("409A Mirror Pension Benefits") and are not linked to the

PROXY STATEMENT 2010    49

Pension Plan. The normal form of 409A Mirror Pension Benefit is a 10-Year Annual Installment payout commencing upon the later of attainment of age 55 or separation from service for traditional formula participants or upon separation from service for cash balance formula participants, provided that payment to a "specified employee" (corporate officers, including each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-Year Annual Installments, Lump Sum or an Annuity Option (Single Life, Life & 5-Year Certain, Life and 10-Year Certain, and for married participants, Joint and 50%, 75% or 100% Survivor). Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Pension Benefit before the end of 2008 as permitted under 409A regulations. Any subsequent change in optional form by a participant is subject to the "1-year/5-year rule" which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for 5-years after the original commencement date (the 5-year rule). A participant who elects an Annuity Option may choose among the various types of annuity forms at any time before separation from service. Despite the plan's normal form of benefit or a participant's election of an optional form of benefit, the Company will cash out the participant's Grandfathered Mirror Pension Benefit and/or the participant's 409A Mirror Pension Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.

The SERP is a non-qualified supplemental executive retirement plan intended to ensure a pension benefit that replaces a significant portion of the income of executives who are corporate officers of the Company. The maximum SERP benefit equals 2% of final average compensation times years of credited service (up to 30 years), reduced by the benefits payable under the Pension Plan, the Mirror Pension and 50% of the age 65 Primary Social Security benefit. A participant age 65 with 30 years of service would receive benefits from all three defined benefit plans equal to 60% of final average compensation (less 50% of the age 65 Social Security benefit). For executives hired by the Company after age 35 and therefore unable to earn the maximum benefit at age 65, the SERP provides an additional "past service benefit." The annual past service benefit equals 1% of the difference between final average compensation and annualized earnings at the time of joining the Company ("first year earnings") multiplied by the difference between the executive's age at date of hire and 35. Material terms of the SERP are similar to those of the Pension Plan except: (i) compensation is determined without regard to the IRS limits for qualified plans; (ii) the SERP benefit vests upon attainment of age 55 and completion of ten-years of service or attainment of age 65; (iii) vesting is accelerated upon a change-in-control; (iv) benefits may be forfeited for certain serious misconduct; (v) participants hired after age 35 are credited with additional "past service credit" equal to one year for each year by which the executive's age at date of hire exceeded 35. In addition, the normal form of benefit with respect to SERP benefits accrued and vested as of December 31, 2004 ("Grandfathered SERP Benefits") is a 15-year certain monthly annuity commencing at age 65 and participants may elect to receive an actuarially equivalent benefit in any of the optional forms of payment available under the Pension Plan or in a lump sum. SERP benefits accrued and vested after December 31, 2004 are subject to Internal Revenue Code Section 409A ("409A SERP Benefits"). The normal form of benefit, election of optional forms of benefit and time of commencement of the 409A SERP Benefit are linked to the Mirror Pension. Despite the normal form of benefit or a participant's optional form of benefit election, the Company will cash out the participant's Pre-409A SERP Benefit and/or the participant's 409A SERP Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000.

50    PROXY STATEMENT 2010

Messrs. Miller and Handley were hired by the Company after age 35 and will benefit from the past service benefit and past service credits under the SERP. The SERP benefit in the above table includes past service benefits as follows: Mr. Miller, $198,416 and 5.16 years of past service credit; and Mr. Handley, $376,873 and 14.10 years of past service credit.

Messrs. Fritze and Bell are the only named executive officers who are currently eligible for early retirement under the Pension Plan, Mirror Pension and SERP. As a cash balance formula participant, Mr. Handley would be eligible to receive his vested benefits under the Pension Plan and Mirror Pension upon separation from service.

The Company does not grant extra years of credited service under the Pension Plan or the Mirror Plan except as approved by its Board of Directors. Prior service credits have been approved by the Board in limited circumstances in connection with a business acquisition or merger, entry into plan participation by employees formerly participating in a union plan while employed with the Company and for employment with the Company before the Pension Plan was adopted in 1972. None of the named executive officers has been granted extra years of service under these plans. The SERP grants extra years of credited service for executive officers hired by the Company after age 35. Messrs. Miller and Handley have been granted extra years as noted above in the discussion of the SERP.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2009

Name	Executive Contributions in Last FY(1,2) ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(2) ($)

Douglas M. Baker, Jr. (PEO)	$107,600	$86,080	$209,325	0	$1,466,715
Steven L. Fritze (PFO)	$111,950	$30,040	$291,976	0	$1,979,112
James A. Miller	$ 27,125	$21,700	$ 55,924	0	$ 392,684
Thomas W. Handley	$ 42,450	$16,120	$ 88,632	0	$1,112,839
Lawrence T. Bell	$ 24,600	$19,680	$ 89,150	0	$ 496,624

(1)
Contributions credited in 2009 include deferrals and match on base salary earned in 2009 and annual cash incentive earned in respect of 2008.

(2)
Amounts reported for executive contributions and included in the aggregate balance at year-end include the following amounts which were reported as salary in 2009 in the Summary Compensation Table at page 42 and which were deferred by each named executive officer: Mr. Baker, $37,750; Mr. Fritze, $12,750; Mr. Miller, $9,625; Mr. Handley, $9,000; and Mr. Bell, $7,750. Amounts reported in the aggregate balance at last fiscal year end include the following amounts which were previously reported as compensation to the named executive officer in the Summary Compensation Table for previous years and which were deferred in 2006, 2007, 2008 and 2009: Mr. Baker, $395,850; Mr. Fritze, $590,699; Mr. Miller, $93,875; Mr. Handley, $296,075; and Mr. Bell, $79,910.

The Mirror Savings Plan is a non-qualified mirror 401(k) deferred compensation excess plan which enables executives to obtain benefits of a tax-deferred savings and investment program without regard to limits on compensation and benefits imposed by the Code on the Company's tax-qualified deferred compensation plan. The plan is unfunded and does not protect the executive from insolvency of the Company.

Participants may defer up to 25% of base salary and up to 100% of annual cash incentive compensation for a calendar year. The Company credits a matching contribution equal to (i) 100% of the amount of the executive's deferrals that do not exceed 3% of covered compensation plus (ii) 50% of the executive's deferrals that exceed 3% but do not exceed 5% of the executive's covered compensation. An account is maintained on the Company's books in the name of each executive. The account is credited with phantom earnings at the same rate as earnings on externally managed investment funds available to participants of the Company's

PROXY STATEMENT 2010    51

tax-qualified deferred compensation plan. An executive is allowed to elect the investment fund or funds that will apply and may change the election at any time; provided that (i) an executive officer is not permitted to elect the Company stock fund, and (ii) effective January 1, 2006, the Company discontinued making its matching contributions to the Company stock fund. The earnings rate applicable to each such investment fund for 2009 is as follows: Managed Income Fund, 1.78%; Fidelity Retirement Money Market Portfolio, 0.63%; Fidelity Government Income Fund, 1.30%; PIMCO Total Return Fund — Administrative Class, 13.55%; SSgA Target Retirement Income Fund — C, 14.94%; SSgA Target Retirement 2010 Fund — C, 14.83%; SSgA Target Retirement 2015 Fund — C, 17.97%; SSgA Target Retirement 2020 Fund — C, 20.00%; SSgA Target Retirement 2025 Fund — C, 21.63%; SSgA Target Retirement 2030 Fund — C, 24.11%; SSgA Target Retirement 2035 Fund — C, 26.77%; SSgA Target Retirement 2040 Fund — C, 27.27%; SSgA Target Retirement 2045 Fund — C, 27.27%; SSgA Target Retirement 2050 Fund — C, 27.39%; Fidelity Puritan® Fund, 26.69%; Spartan® U.S. Equity Index Fund, 26.51%; Harbor Capital Appreciation Fund — Administrative Class, 41.88%; Dodge & Cox Stock Fund, 31.27%; Spartan Extended Market Index Fund, 36.65%; Morgan Stanley Institutional Fund Trust: U.S. Small Cap Value Portfolio — Class I Shares, 30.60%; Hartford Small Company Fund — HLSAI, 29.29%; Dodge & Cox International Stock Fund, 47.46%; and Ecolab Stock Fund, 28.45%.

Participants, including the named executive officers, are always 100% vested in their deferred compensation account and are entitled to receive a distribution in cash upon termination, death or disability. The normal form of distribution with respect to the portion of the account attributable to contributions made before 2005 ("Grandfathered Mirror Savings Benefit") is a single lump sum, but an executive may elect to receive such portion of the account in the form of annual installments over a period not to exceed ten years. The portion of the executive's account attributable to contributions made after 2004 is subject to Internal Revenue Code Section 409A ("409A Mirror Savings Benefit"). The normal form of 409A Mirror Savings Benefit is a 10-Year Annual Installment payout commencing upon separation from service, provided that payment to a "specified employee" (corporate officers, including each of the named executive officers) may not commence earlier than six months after separation from service. Optional forms of benefits available to participants include 5-Year Annual Installments or Lump Sum. Participants were permitted to make a transition election as to an optional form of benefit for their 409A Mirror Savings Benefit before the end of 2008 as permitted under 409A regulations. Any subsequent change in optional form by a participant is subject to the "1-year/5-year rule" which requires that the change be made 12 months before separation from service and must not become effective for 12 months after the election is made (the 1-year rule), and the payment commencement date must be delayed for 5-years after separation from service (the 5-year rule). Despite the plan's normal form of benefit or a participant's election of an optional form of benefit, the Company will cash out the participant's Grandfathered Mirror Savings Benefit and/or the participant's 409A Mirror Savings Benefit in a lump sum if the present value of such portion of the benefit at the time of distribution does not exceed $25,000. Deferrals may be withdrawn during employment only upon an unforeseeable emergency and are limited to the amount needed to satisfy such emergency. Company matching amounts are not available for such in-service withdrawal and are subject to forfeiture for certain serious misconduct.

52    PROXY STATEMENT 2010

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company maintains certain plans, policies and practices covering named executive officers that will require it to provide incremental compensation upon certain types of terminations, including termination due to a change-in-control of the Company.

Overview — The following discussion describes additional amounts that the Company would pay or provide to a named executive officer or his or her beneficiaries as a result of termination of employment in each of the following situations: voluntary resignation, discharge for cause, discharge without cause, resignation due to constructive discharge, death or disability and change-in-control of the Company. For purposes of this discussion, estimated benefits are calculated as if the termination occurred on December 31, 2009 and that the value of a share of the Company's stock on that day was $ 44.58, the closing price on December 31, 2009, the last trading day of 2009.

As permitted by SEC rules, the following discussion and amounts do not include the payments and benefits that are not enhanced by the termination of employment or change-in-control. These payments and benefits are referred to hereafter in this discussion as "vested benefits" and include:

  •
  benefits accrued under the Company's tax-qualified Pension Plan and tax-qualified deferred compensation 401(k) plan in which all employees participate;

  •
  benefits provided under a retiree health and death benefits program in which all employees participate;

  •
  accrued vacation pay, health and life insurance plan continuation and other similar amounts payable when employment terminates under programs applicable to the Company's salaried employees generally;

  •
  payment of earned annual cash incentive payable if employed through the end of the year described at page 35;

  •
  benefits accrued under the Company's non-qualified mirror 401(k) deferred compensation plan described in connection with the Non-Qualified Deferred Compensation table at page 51;

  •
  benefits accrued that have become vested under the Company's non-qualified Mirror Pension and Supplemental Executive Retirement Plan ("SERP") described in connection with the Pension Benefits table at page 48;

  •
  stock options that have vested and become exercisable as described at page 46;

  •
  performance-based restricted stock unit ("PBRSU") awards that have vested upon attainment of the relevant performance goals as described at page 38; and

  •
  shares of restricted stock that have vested as described at page 38.

Voluntary Resignation — The Company is not obligated to pay any amounts in addition to the named executive officer's vested benefits in the event of a voluntary termination of employment, unless the executive's age and years of service qualify for special provisions applicable for retirement under the plans described below.

  •
  Annual Cash Incentive — If termination is after age 55 and completion of at least three years of service, the executive would receive payment of a portion of the annual cash incentive under the Company's annual cash incentive program (Management

PROXY STATEMENT 2010    53

    Performance Incentive Plan or "MPIP" and Management Incentive Plan or "MIP") which is described in the Compensation Discussion and Analysis beginning at page 35 and as part of the table entitled "Grants of Plan — Based Awards in 2009" at page 44 earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to such an eligible executive officer for termination on December 31, 2009 would be the full amount of the actual annual cash incentive earned as reported as Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 42.

  •
  Retiree Death Benefit — Elected corporate officers who terminate employment at or after (i) attaining age 55 and completing at least ten-years of service or (ii) attaining age 65 are covered by an executive retiree death benefit program. Under the program, the beneficiary of the retired executive is entitled to a death benefit equal to the lesser of (i) 200% of the executive's average compensation for the five consecutive years of employment preceding retirement which yields the highest average compensation, or (ii) $750,000.

  •
  Options — If termination is after age 55 and completion of at least three years of service, the executive would be entitled to accelerated vesting for options held at least six months and extended, post-retirement exercise period of five years (or the remaining term of the options, if shorter).

  •
  PBRSUs — If termination is after age 55 and completion of at least three years of service, service-vesting conditions with respect to PBRSU awards held at least six months will be deemed satisfied but vesting remains subject to attainment of performance goals.

Messrs. Fritze and Bell are the only named executive officers who would have been entitled to such special retirement provisions as of December 31, 2009 as follows: Mr. Fritze, $500,000 annual cash incentive; $750,000 retiree death benefit coverage; and 105,167 accelerated options at $684,380 value; and Mr. Bell $386,000 annual cash incentive; $750,000 retiree death benefit coverage; and 52,934 accelerated options at $356,210 value. None of the named executive officers had a PBRSU award outstanding at least six months as of December 31, 2009.

Discharge for Cause — The Company is not obligated to pay any amounts in addition to the named executive officer's vested benefits in the event of a termination of employment for cause. The executive's right to exercise vested options expires and unvested PBRSUs are forfeited upon discharge for cause. Cause under the Company's stock incentive plans includes (a) deliberate injury or attempted injury related to the Company or any subsidiary, including dishonesty, fraud, misrepresentation, or embezzlement; (b) any unlawful or criminal activity of a serious nature; (c) any intentional and deliberate material breach of duty; or (d) material breach of any confidentiality or non-compete agreement.

An elected corporate officer with qualifying age and years of service would receive coverage under the retiree death benefit program described in the above section entitled "Voluntary Resignation."

Death or Disability — In the event of a termination as a result of death or disability, the named executive officer or his or her beneficiaries would be entitled to the following benefits in addition to his or her vested benefits.

  •
  Executive Long-Term Disability Benefits — An executive who becomes "disabled" will, following a 180-day elimination period, receive payments from the Company equal to 60% of his or her base salary and annual cash incentive, reduced by the benefit paid

54    PROXY STATEMENT 2010

    under the Company's insured long-term disability plan available to all full time employees (which is limited to $15,000 per month). Total disability benefits are limited to $35,000 per month. An executive is "disabled" during the first 18 months if he or she cannot earn at least 80% of his or her pre-disability compensation at his or her own occupation. After 18 months, the executive is "disabled" if he or she cannot earn at least 80% of his or her pre-disability compensation at any occupation for which he or she is qualified by training, education or experience. Benefits may continue until the executive reaches Social Security Normal Retirement Age, subject to certain minimum lengths of payment. Benefits are limited to 24 months if disability is a result of mental illness that results from any cause; any condition that may result from mental illness; alcoholism which is under treatment; or the non-medical use of narcotics, sedatives, stimulants, hallucinogens or any other such substance.

  •
  Executive Life Insurance — If the executive dies, his beneficiary will receive an insured basic executive death benefit equal to three times the executive's annual compensation for the year preceding the death, subject to a maximum benefit of $9,000,000. The basic executive death benefit which would have been payable to the beneficiaries of each of the named executive officers for a death as of December 31, 2009 would be as follows: Mr. Baker, $8,940,000; Mr. Fritze, $2,901,000; Mr. Miller, $2,520,000; Mr. Handley, $2,409,000; and Mr. Bell, $2,124,000. If the death is accidental, the beneficiary would receive an additional accidental death benefit amount equal to the basic executive death benefit, subject to a maximum of $6,000,000. If the executive's death occurs during travel on Company business, the benefit would be increased by three times the executive's annual compensation for the year preceding the death, subject to a maximum business travel benefit of $6,000,000.

  •
  Annual Cash Incentive — Payment of the annual cash incentive under the Company's annual cash incentive program (Management Performance Incentive Plan or "MPIP" and Management Incentive Plan or "MIP") which is described in the Compensation Discussion and Analysis beginning at page 35 and as part of the table entitled "Grants of Plan — Based Awards For 2009" at page 44 earned for the year that is proportionate to the portion of the performance period under the Plan that was completed prior to the termination of employment. The earned annual cash incentive payable to each of the named executive officers for termination due to death or disability on December 31, 2009 would be the full amount of the actual annual cash incentive earned as reported as Non-Equity Incentive Plan Compensation column of the Summary Compensation Table at page 42.

  •
  Executive Financial Counseling — The Company's Executive Financial Counseling Plan pays for financial, investment, tax and estate planning, tax preparation and tax audit assistance. The benefits are available through the end of the calendar year following the calendar year in which the executive's death or disability occurs, with a maximum annual benefit equal to 5% for the principal executive officer's, and 3% for each of the other named executive officer's, rate of annual base compensation as of the first day of the year, which in the case of the named executive officers would be as follows: Mr. Baker, $50,000; Mr. Fritze, 15,000; Mr. Miller, $13,125; Mr. Handley, $12,750; and Mr. Bell, $12,000.

PROXY STATEMENT 2010    55

  •
  Options — If employment terminates as a result of death or disability, the vesting of options is accelerated and the post-death/disability exercise period is extended to five years (or the remaining term of the options, if shorter). Accelerated vesting for each of the named executive officers would be as follows: Mr. Baker 540,401 shares at $2,511,970 value; Mr. Fritze, 148,267 shares at $684,380 value; Mr. Miller, 91,201 shares at $410,510 value; Mr. Handley, 98,268 shares at $437,959 value; and Mr. Bell, 76,434 shares at $356,210 value.

  •
  PBRSUs — If employment terminates as a result of death or disability, service-based vesting conditions on PBRSU awards will be deemed satisfied but vesting remains subject to attainment of performance goals. Accelerated vesting for each of the named executive officers would be as follows, assuming full attainment of performance goals, payment after the end of the performance period and a stock price of $44.58, the closing price on December 31, 2009: Mr. Baker, 43,800 units at $1,952,604 value; Mr. Fritze, 12,100 units at $539,418 value; Mr. Miller, 7,700 units at $343,266 value; Mr. Handley, 8,800 units at $392,304 value; and Mr. Bell, 6,600 units at $294,228 value.

Discharge Not for Cause; Resignation Due to Constructive Discharge — The Company negotiates severance arrangements on a case-by-case basis if an executive's employment is terminated involuntarily without cause or if the executive resigns as a result of a constructive discharge. Any such negotiated settlement would require the named executive officer to sign a general release and waiver of claims against the Company and would typically require compliance with confidentiality and non-compete restrictions. Payment of such severance will generally be made in equal installments over regular payroll periods. For purposes of this disclosure, such a negotiated severance is estimated to include payment of up to two years base salary and target annual cash incentive for each of the named executive officers, as follows: Mr. Baker, $4,600,000; Mr. Fritze, $1,700,000; Mr. Miller, $1,487,600; Mr. Handley, $1,445,000; and Mr. Bell, $1,280,000.

At the discretion of the Compensation Committee, the vesting of options may be accelerated or extended and the exercise period extended. However, no option may remain exercisable or continue to vest for more than two years beyond the date such option would have terminated if not for the Compensation Committee's action, or beyond its expiration date, whichever first occurs. In addition, the Compensation Committee may, at its discretion, accelerate the vesting of PBRSU awards.

In addition, if the executive's position, age and years of service qualify at time of termination, the executive would receive benefits under the same special provisions applicable for retirement as are described in the section entitled voluntary resignation above. As noted in that section, Messrs. Fritze and Bell are the only named executive officers who would have been entitled to such special retirement provisions as of December 31, 2009.

Change-in-Control — The Company maintains a Change-in-Control Severance Compensation Policy (the "Policy") which applies to elected officers (other than assistant officers) of the Company, including each named executive officer listed in the Summary Compensation Table at page 42. The Board of Directors may terminate the Policy after two years' advance notice except that the Policy may not be terminated within two years after a change-in-control has occurred.

The Policy entitles the officer to a severance payment if, within two years following a change-in-control, the officer's employment with the Company is terminated without Just Cause (as defined in the Policy) or the officer voluntarily terminates employment for Good Reason (as defined in the Policy). The severance payment is paid in a lump sum equal to the

56    PROXY STATEMENT 2010

sum of (i) two times the sum of the officer's base salary plus target annual cash incentive; plus (ii) a pro-rated portion of the target annual cash incentive for the year of termination. The officer also is entitled to payment of reasonable outplacement service fees up to 20% of base salary and continuation, for up to 18 months, of medical and dental health coverage at the cost the officer paid prior to termination of employment. The Policy does not provide a gross-up for the 280G excise tax. However, the Policy does provide for a reduction of payments if the Policy results in higher after-tax income to participant due to 280G excise tax. As a condition of the payment of such benefits, the officer must release the Company from employment-related claims.

The Company's non-qualified Mirror Pension and Supplemental Executive Retirement Plan discussed under the section entitled Pension Benefits For 2009 at page 48 provide that the interests of participants shall vest and become non-forfeitable upon a change-in-control of the Company. Each named executive officer listed in the Summary Compensation Table at page 42 participates in such deferred compensation plans.

Upon a change-in-control the vesting for options and PBRSU awards held at least six months would be accelerated (but no extended exercise period for options).

For purposes of the Policy, the deferred compensation plans and the stock incentive plans, the term "change-in-control" has the same meaning given it in the discussion found on pages 44 and 45 at footnote (3) under the table "Grants of Plan-Based Awards For 2009"

The table below summarizes the additional payments the Company would be obligated to make if a qualifying termination due to a change-in-control occurred on December 31, 2009.

	Severance Payments					Equity Awards(5) (B)
						Accelerated Portion of Stock Options
		Accelerated Portion of Pension(1)		Health Insurance Premiums	(A) Total Severance Payments			Total Potential Value(2)
	Cash Lump Sum		Outplacement Service Fees
Name						Number(3)	Value(4)

Douglas M. Baker, Jr.	$5,900,000	$1,491,443	$200,000	$18,589	$7,610,032	384,001	$2,511,970	$10,122,002
Steven L. Fritze	$2,050,000	0	$100,000	$18,589	$2,168,589	105,167	$ 684,380	$ 2,852,969
James A. Miller	$1,793,900	$ 520,311	$ 87,500	$18,589	$2,420,300	63,801	$ 410,510	$ 2,830,810
Thomas W. Handley	$1,742,500	$ 698,512	$ 85,000	$18,589	$2,544,601	66,868	$ 437,959	$ 2,982,560
Lawrence T. Bell	$1,520,000	0	$ 80,000	$ 9,759	$1,609,759	52,934	$ 356,210	$ 1,965,969

(1)
Represents that portion of the actuarial present value of accumulated pension benefits reported in the Pension Benefits For 2009 table at page 48 which would become payable upon a change-in-control as a result of acceleration of vesting.

(2)
Represents the sum of amounts in Column (A) Total Severance Payouts and (B) Accelerated Portion of Stock Options.

(3)
Total number of unvested options held longer than six months as of December 31, 2009.

(4)
Represents the difference between the closing price of our Common Stock as of December 31, 2009 ($44.58) and the exercise price of each option. All options may be exercised at any time during the three months (or five years if retirement eligible) after employment after the change-in-control, but not beyond the original ten-year term of the option.

(5)
None of the named executive officers had a PBRSU award outstanding for at least six months as of December 31, 2009. Accordingly, there would have been no accelerated vesting of PBRSU awards upon a change-in-control.

PROXY STATEMENT 2010    57

EQUITY COMPENSATION PLAN INFORMATION

The following table presents, as of December 31, 2009, compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	22,853,134(1)(2)	$36.35(2)	2,376,663

Equity compensation plans not approved by security holders	-0-	—	-0-

Total	22,853,134(1)(2)	$36.35(2)	2,376,663

(1)
Includes 156,291 Common Stock equivalents under our 2001 Non-Employee Director Stock Option and Deferred Compensation Plan. These Common Stock equivalents represent deferred compensation earned by non-employee directors and are excluded from the calculation of weighted average exercise price of outstanding options, warrants and rights in column (b) of this table.

(2)
Includes 2,336 shares of our Common Stock subject to stock options with a weighted-average exercise price of $ 29.45, which we assumed in connection with our acquisition of Alcide Corporation effective July 30, 2004. These assumed options are deemed exempt from shareholder approval under Rule 303A.08 of the New York Stock Exchange in accordance with our notice to the NYSE dated August 18, 2004. The respective Alcide plans were amended to prohibit future grants.

58    PROXY STATEMENT 2010

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written Charter and the functions of the Committee are described under the heading "Board Committees — Audit Committee" at page 12 hereof. The Audit Committee's Charter recognizes that (i) it is the responsibility of management to prepare the Company's financial statements in accordance with Accounting Principles Generally Accepted in the United States of America and to maintain an effective system of financial control; and (ii) it is the responsibility of the independent auditors to plan and conduct the annual audit and express their opinion on the consolidated financial statements in accordance with professional standards. As recognized in the Charter, the Committee's responsibilities include overseeing the work of the participants in the financial reporting and control process.

In this context, the Audit Committee has (i) reviewed and discussed the audited consolidated financial statements of the Company as of December 31, 2009 and for the year then ended (the "Financial Statements") with management which has represented that the Financial Statements were prepared in accordance with Accounting Principles Generally Accepted in the United States of America, (ii) discussed the Financial Statements with PricewaterhouseCoopers LLP (our independent registered public accounting firm), including the matters required to be discussed by Public Company Accounting Oversight Board AU Section 380, "Communications with Audit Committees," and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers LLP their independence. The Committee has also considered whether PricewaterhouseCoopers LLP's provision of non-audit services as described below under the heading "Audit Fees" is compatible with maintaining PricewaterhouseCoopers LLP's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Dated: February 26, 2010	Richard U. De Schutter Joel W. Johnson Robert L. Lumpkins	C. Scott O'Hara Victoria J. Reich John J. Zillmer

PROXY STATEMENT 2010    59

AUDIT FEES

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP ("PwC") for the years ended December 31, 2009 and 2008.

Fee Category	2009	2008

Audit Fees(1)	$6,511,000	$6,358,000
Audit-related Fees(2)	$ 121,000	$ 410,000
Tax Fees(3)	$ 126,000	$ 56,000
All Other Fees(4)	0	0

(1)
Fees and expenses paid to PwC for: (i) annual audit (annual audit and quarterly reviews of the consolidated financial statements required to be performed in accordance with generally accepted auditing standards); (ii) 404 attestation services (attestation services relating to the report on the Company's internal controls as specified in Section 404 of Sarbanes-Oxley Act — the aggregate fees and expenses for these services were $1,058,000 in 2009 and $1,050,000 in 2008); (iii) statutory audits (statutory audits or financial audits and related tax services and accounting consultations for subsidiaries or affiliates required to be performed in accordance with local regulations); (iv) regulatory financial filings (services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents) and assistance in responding to SEC comment letters); and (v) consultations on accounting and disclosure matters (consultations by the Company's management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting bodies).

(2)
Fees and expenses paid to PwC for: (i) agreed-upon procedures (agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory matters); (ii) attest services; and (iii) employee benefit plan audits (financial statement audits of pension and other employee benefit plans).

(3)
Fees and expenses paid to PwC for: (i) U.S. federal, state and local tax compliance (preparation and/or review of tax returns including sales and use tax, excise tax, income tax and property tax, as well as, consultation regarding applicable handling of items for tax returns, required disclosures, elections and filing positions available to the Company); (ii) U.S. federal, state and local tax advice (assistance with tax audits, technical interpretations, applicable laws and regulations, tax advice on mergers, acquisitions and restructurings); (iii) international non-U.S. tax compliance (preparation and review of income, local, VAT, and GST tax returns or other tax filings, required disclosures, elections and filing positions available to the Company); (iv) international non-U.S. tax advice (assistance with tax examinations (but not legal or other representation in tax courts or agencies), advice on various matters including foreign tax credit, foreign income tax, tax accounting, foreign earnings and profits, U.S. treatment of foreign subsidiary income, VAT, GST, excise tax or equivalent taxes in the jurisdiction, and tax advice on restructurings, mergers, and acquisitions); (v) transfer pricing (advice and assistance with respect to transfer pricing matters, including preparation of reports used by the Company to comply with taxing authority documentation requirements regarding royalties and inter-company pricing and assistance with tax exemptions); and (vi) in 2008, expatriate tax services (preparation of individual income tax returns, advice on impact of changes in local tax laws and consequences of changes in compensation programs or practices). PwC is not authorized to provide expatriate tax services for the 2009 tax year.

(4)
This category includes all fees paid to PwC that must be disclosed and are appropriately not included in the Audit, Audit-Related and Tax categories. No such fees were incurred for the years ended December 31, 2009 and 2008.

All of the professional services provided by PwC in 2009 and 2008 were approved or pre-approved in accordance with policies of the Audit Committee and the Company. The Audit Committee has pre-approved projects for certain permissible non-audit services. Under the policy, requests for pre-approvals of permissible non-audit services must be accompanied by detailed documentation regarding specific services to be provided. The policy specifies that:

  •
  annual pre-approval of the audit engagement (including internal control attestation) is required;

  •
  the independent auditor may not provide prohibited services;

  •
  annual pre-approval is provided for employee benefit plan audits and special audits, as well as other attestation services;

  •
  management and the independent auditors report to the Committee at each meeting on all non-audit service projects and related fees;

60    PROXY STATEMENT 2010

  •
  all services and fees are reviewed annually; and

  •
  the Committee Chair has been delegated authority to approve specific permissible non-audit service projects and fees to ensure timely handling of unexpected matters.

Examples of permissible non-audit services under the policy include: (i) merger/acquisition due diligence services; (ii) attest services; (iii) tax compliance, filings and returns; and (iv) tax planning services, provided that such services are limited to projects having "known or accepted" outcomes.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") as independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2010 and to perform other appropriate services. Representatives of PwC are expected to be present at our Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

PwC has provided professional services to the Company in 2009, the aggregate fees and expenses of which are reported at page 60.

Board of Directors' Recommendation — The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2010. Under the laws of the State of Delaware, stockholder ratification of the appointment of our independent registered public accounting firm is not required. However, the Board deems it advisable to submit the appointment of PwC for stockholder consideration and ratification. If the appointment of PwC is not ratified, the Audit Committee will reconsider the matter, but will not be required to change its decision to appoint PwC as independent registered public accounting firm. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 3: APPROVAL OF THE
ECOLAB INC. 2010 STOCK INCENTIVE PLAN

Introduction — On February 26, 2010 the Board of Directors adopted the Ecolab Inc. 2010 Stock Incentive Plan (the "2010 Plan"), subject to stockholder approval at the Annual Meeting. Upon approval of the 2010 Plan by our stockholders, no further awards will be made under our existing equity incentive plan, the Ecolab Inc. 2005 Stock Incentive Plan (the "2005 Plan").

The 2010 Plan is intended to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company's economic objectives.

The 2010 Plan authorizes the issuance of 12,000,000 shares of our Common Stock, plus the number of shares remaining available for future grants under the 2005 Plan on the date the stockholders approve the 2010 Plan. As of March 9, 2010, there were 1,408,931 shares of our Common Stock remaining available under the 2005 Plan. In addition, the number of shares available for issuance under the 2010 Plan will be increased by the number of shares subject to awards (made under the 2010 Plan or that are outstanding under the 2005 Plan on the date the

PROXY STATEMENT 2010    61

stockholders approve the 2010 Plan) that expire, are forfeited or terminated, or are settled in cash.

Under the terms of the 2010 Plan, the pool of shares available for issuance may be used for all types of awards available under the 2010 Plan, which include stock options, stock appreciation rights, restricted stock awards, stock unit awards and performance awards, as described in more detail below. Under the fungible pool formula in the 2010 Plan, the authorized share limit will be reduced by one share of our Common Stock for every one share subject to an option or stock appreciation right granted under the 2010 Plan and by 2.5 shares of our Common Stock for every one share subject to an award other than an option or stock appreciation right.

Stockholder Approval Requirement — Stockholder approval of the 2010 Plan is necessary in order for us to (i) meet the stockholder approval requirements of the New York Stock Exchange, (ii) take tax deductions for certain compensation resulting from awards granted under the 2010 Plan qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"), and (iii) grant incentive stock options under the 2010 Plan.

Compensation Best Practices — The 2010 Plan incorporates a range of compensation best practices, including the following key features of the 2010 Plan:

  •
  No Repricing or Replacement of Underwater Options or Stock Appreciation Rights.  The 2010 Plan prohibits, without stockholder approval, actions to reprice, replace or repurchase options or stock appreciation rights when the exercise price per share of an option or stock appreciation right exceeds the fair market value of the underlying shares.

  •
  No In-the-Money Option or Stock Appreciation Right Grants.  The 2010 Plan prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value of our Common Stock on the date of grant (except in the limited case of "substitute awards" as described below).

  •
  Double Trigger Accelerated Vesting/Payment Following a Change in Control.  The 2010 Plan provides that if outstanding awards are continued, assumed or replaced in connection with a change in control, accelerated vesting or payment of an award will occur only if employment is terminated involuntarily (other than for "cause") or for "good reason" within two years of the change in control.

  •
  Minimum Vesting Period for Awards.  For awards other than options and stock appreciation rights, a minimum vesting period of three years is prescribed for awards subject only to service-based vesting conditions and one year for awards subject to performance-based vesting conditions, subject only to limited exceptions.

  •
  Dividend Equivalents Subject to Performance Conditions.  Dividends and dividend equivalents payable with respect to the unvested portion of awards whose vesting is subject to the satisfaction of performance conditions will be subject to the same restrictions as the underlying shares or units to which the dividends or dividend equivalents relate.

  •
  No Liberal Share Counting.  Shares delivered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, shares repurchased by the Company using option exercise proceeds and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise may not be used again for new grants.

62    PROXY STATEMENT 2010

  •
  Independent Administration.  The Compensation Committee of our Board, which consists of only independent directors, will have overall administrative authority over the 2010 Plan if it is approved by stockholders, and only the Committee may make awards to executive officers and directors.

The major features of the 2010 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2010 Plan, a copy of which may be obtained from the Company. A copy of the 2010 Plan has also been filed electronically with the Securities and Exchange Commission as an appendix to this proxy statement, and is available through the Commission's website at http://www.sec.gov.

Eligible Participants — All employees, consultants, advisors and independent contractors of the Company or any subsidiary, as well as all non-employee directors of the Company, will be eligible to receive awards under the 2010 Plan. An individual who receives an award under the 2010 Plan is referred to as a "Participant." As of March 9, 2010, there were approximately 26,000 persons employed by or otherwise in the service of the Company and its subsidiaries who would be eligible to receive awards under the 2010 Plan. Although not necessarily indicative of future grants under the 2010 Plan, approximately 725 of the 26,000 eligible recipients have been granted awards under the predecessor 2005 Plan.

Available Shares and Limitations on Awards — A maximum of 12,000,000 shares of Common Stock are available for issuance under the 2010 Plan, plus the number of shares remaining available for future grants under the 2005 Plan on the date the stockholders approve the 2010 Plan. Under the terms of the 2010 Plan:

  •
  no Participant may be granted awards denominated in shares of Common Stock relating to more than 2,000,000 shares of Common Stock in the aggregate during any calendar year;

  •
  no Participant may be granted awards denominated in cash in an amount in excess of $5,000,000 in the aggregate during any calendar year; and

  •
  no more than 12,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options.

All of the foregoing share limitations are subject to adjustment for changes in the corporate structure or shares of the Company, as described below. The shares of Common Stock covered by the 2010 Plan may be treasury shares or authorized but unissued shares.

Shares of Common Stock that are issued under the 2010 Plan or that are potentially issuable pursuant to outstanding awards will reduce the maximum number of shares remaining available for issuance under the Plan by one share for each share issued or issuable pursuant to an option or stock appreciation right award, and by 2.5 shares for each share issued or issuable pursuant to an award other than an option or stock appreciation right.

Any shares of Common Stock subject to an award under the 2010 Plan, or to an award under the 2005 Plan that is outstanding on the date the stockholders approve the 2010 Plan, that expires, is forfeited or terminated or is settled or paid in cash will, to the extent of such expiration, forfeiture or settlement, automatically again become available for issuance under the 2010 Plan. Each share that again becomes available for issuance will be added back as (i) one share if the share was subject to an option or stock appreciation right granted under either the 2010 Plan or the 2005 Plan, or (ii) as 2.5 shares if the share was subject to an award other than an option or stock appreciation right granted under the 2010 Plan or the 2005 Plan. However, any shares tendered or withheld to pay the exercise price or satisfy a tax withholding obligation in connection with any award, any shares repurchased by the Company using option

PROXY STATEMENT 2010    63

exercise proceeds and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise may not be used again for new grants.

Awards granted under the 2010 Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity acquired by or combined with the Company or any of its subsidiaries (referred to as "substitute awards") will not reduce the number of shares of Common Stock authorized for issuance under the 2010 Plan. Additionally, if a company acquired by or combined with the Company or any of its subsidiaries has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2010 Plan and will not reduce the shares authorized for issuance under the 2010 Plan, but only if the awards are made to individuals who were not employed by or providing services to the Company or any of its subsidiaries immediately prior to such acquisition or combination.

Share Adjustment Provisions — If certain transactions with the Company's stockholders occur that cause the per share value of the Common Stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as "equity restructurings"), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the 2010 Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2010 Plan. Other types of transactions may also affect the Common Stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2010 Plan, the Committee will make such adjustments as it may deem equitable.

Administration — The 2010 Plan will be administered by the Board or by a committee of the Board consisting of not less than two members, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, "independent" as required by the listing standards of the New York Stock Exchange, and "outside directors" within the meaning of Section 162(m) of the Code. It is expected that the Compensation Committee of the Board will administer the 2010 Plan. The Board or the committee administering the 2010 Plan are referred to as the "Committee." To the extent consistent with applicable law and except with respect to participants who are directors or executive officers, the Committee may delegate its duties, power and authority under the 2010 Plan to any of its members, to officers of the Company or, in connection with non-discretionary administrative duties, to one or more agents or advisors.

The Committee has the authority to determine all provisions of awards under the 2010 Plan consistent with its terms, to establish, amend or rescind rules to administer the 2010 Plan, to interpret the 2010 Plan and any related award agreement, and to pay the intrinsic value of any award in the form of cash, Common Stock or any combination of both. The Committee may also amend the terms of outstanding awards to the extent permitted under the 2010 Plan, which limits the Committee's authority to accelerate exercisability or vesting of an award or terminate restrictions relating to an award except (i) in connection with a change in control of the Company or a participant's death, disability or retirement, or (ii) to the extent such actions affect no more than 5% of the shares authorized for issuance under the 2010 Plan. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a Participant who would be adversely affected by such an amendment must consent to it. Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2010 Plan also prohibits the Committee

64    PROXY STATEMENT 2010

from seeking to effect, without prior approval of the Company's stockholders, any re-pricing of any outstanding "underwater" option by:

  •
  amending or modifying the terms of the underwater option to lower the exercise price;

  •
  canceling the underwater option and granting in exchange replacement options or stock appreciation rights having a lower exercise price, or other forms of awards under the 2010 Plan; or

  •
  repurchasing the underwater option.

For purposes of the 2010 Plan, an option is deemed to be "underwater" at any time when the fair market value of the Common Stock is less than the exercise price of the option.

Subject to certain limits in the 2010 Plan, the Committee may also establish subplans or amend the terms of the 2010 Plan or awards with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary in order to comply with local legal requirements, otherwise protect the Company's or subsidiary's interests, meet objectives of the 2010 Plan, or qualify for preferred tax treatment under foreign tax laws.

Types of Awards — The 2010 Plan allows the Company to award eligible recipients stock options, stock appreciation rights, restricted stock awards, stock unit awards and performance awards. These types of awards are described in more detail below.

Options.    Employees of the Company or any subsidiary may be awarded options to purchase Common Stock that qualify as "incentive stock options" within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase Common Stock that do not qualify as incentive stock options, referred to as "non-statutory options." The exercise price to be paid by a Participant at the time an option is exercised may not be less than 100% of the fair market value of one share of Common Stock on the date of grant, unless the option is granted as a substitute award as described earlier. "Fair market value" under the 2010 Plan means the average of the reported high and low sale prices of the Common Stock during the regular daily trading session on the New York Stock Exchange as of a specified date. As of March 9, 2010, the fair market value of a share of Common Stock on the New York Stock Exchange was $42.60.

The total purchase price of the shares to be purchased upon exercise of an option will be paid in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by delivery of a broker exercise notice (pursuant to which a broker or dealer is irrevocably instructed to sell enough shares or loan the Participant enough money to pay the exercise price and to pay such amount to the Company), (ii) by delivery to the Company (or attestation as to ownership) of shares of Common Stock already owned by the Participant, (iii) by a "net exercise" of the option in which the number of shares of Common Stock issued upon the exercise is reduced by the largest number of whole shares having a fair market value on the exercise date that does not exceed the aggregate exercise price for the shares exercised, or (iv) by a combination of such methods. Any shares of Common Stock delivered or covered by an attestation will be valued at their fair market value on the exercise date.

The aggregate fair market value of shares of Common Stock with respect to which incentive stock options may become exercisable for the first time during any calendar year by any Participant (under all equity compensation plans of the Company or any subsidiary) may not exceed $100,000. Any incentive stock options in excess of these amounts will be treated as non-statutory options.

Options will vest and become exercisable at such time and in such installments as may be determined by the Committee, and the Committee may impose conditions or restrictions to the

PROXY STATEMENT 2010    65

exercisability of an Option, including that the Participant remain continuously employed by the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other business unit of the Company) satisfy specified performance criteria. An Option may not become exercisable, nor remain exercisable after 10 years from its date of grant.

Stock Appreciation Rights.    A stock appreciation right is the right to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the fair market value of a specified number of shares of Common Stock on the date of exercise and the specified exercise price of such shares. Stock appreciation rights will be subject to such terms and conditions, consistent with the other provisions of the 2010 Plan, as may be determined by the Committee. The Committee will have the sole discretion to determine the form in which payment of the intrinsic value of stock appreciation rights will be made to a Participant or to consent to or disapprove the election by a Participant of the form of such payment.

The exercise price per share of a stock appreciation right will be determined by the Committee at the date of grant but may not be less than 100% of the fair market value of one share of Common Stock on the date of grant, unless the stock appreciation right is granted as a substitute award as described earlier or, under certain circumstances, as part of a "tandem" grant described below. A stock appreciation right will vest and become exercisable at such time and in such installments as may be determined by the Committee, but no stock appreciation right may be exercisable after 10 years from its date of grant.

Stock appreciation rights may be granted in tandem with an option, either at the time of grant of the option or at any time thereafter during the term of the option. A stock appreciation right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine) and shall be subject to the same terms and conditions as the option, including the same exercise price. Upon the exercise of a stock appreciation right or option granted in tandem with each other, the exercise of one will result in the automatic cancellation of the other to the extent of the number of shares subject to the exercise.

Restricted Stock Awards.    A restricted stock award is an award of Common Stock that vests at such times and in such installments as may be determined by the Committee and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the Participant remain continuously employed by, or in the service of, the Company or a subsidiary for a certain period or that the Participant or the Company (or any subsidiary, division or other subunit of the Company) satisfy specified performance criteria.

Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends paid with respect to restricted stock awards that are subject only to service-based vesting conditions) or distributions paid with respect to shares of Common Stock subject to the unvested portion of a restricted stock award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee may provide in any restricted stock award agreement for the waiver by the Participant of any right to receive dividends and distributions on unvested shares of restricted stock.

Stock Unit Awards.    A stock unit award is a right to receive the fair market value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and/or vesting of which is subject to the satisfaction of

66    PROXY STATEMENT 2010

specified conditions, which may include achievement of specified performance criteria or other objectives. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2010 Plan, as may be determined by the Committee.

Performance Awards.    A performance award represents the right to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon achievement of specified performance criteria or other objectives during a specified period. Performance awards will be subject to such terms and conditions, consistent with the other provisions of the 2010 Plan, as may be determined by the Committee.

Term and Amendment of the 2010 Plan — Unless terminated earlier, the 2010 Plan will terminate at midnight on the tenth anniversary of its approval by the Company's stockholders. Awards outstanding under the 2010 Plan at the time it is terminated may continue to be exercised, earned or become free of restriction, according to their terms. The Board may suspend or terminate the 2010 Plan or any portion of it at any time. In addition to the Committee's authority to amend the 2010 Plan with respect to Participants resident outside of the United States or employed by a non-U.S. subsidiary, the Board may amend the 2010 Plan from time to time, but no amendments to the 2010 Plan will be effective without stockholder approval if it is required under Sections 162(m) or 422 of the Code or under the rules of the New York Stock Exchange, or if the amendment seeks to modify the prohibitions on underwater option re-pricing discussed above.

Termination, suspension or amendment of the 2010 Plan will not adversely affect any outstanding award without the consent of the affected Participant, except for (i) adjustments in the event of changes in capitalization or a change in control of the Company, or (ii) amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards — In general, no right or interest in any award under the 2010 Plan may be assigned or transferred by a Participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered. However, upon a Participant's request, the Committee may permit a Participant to transfer all or a portion of a non-statutory stock option or stock appreciation right, other than for value, to certain of the Participant's family members or related family trusts, foundations or partnerships. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the Participant.

Performance-Based Compensation Under Section 162(m) — At any time when the Committee is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code, it may grant restricted stock, stock unit and performance awards under the 2010 Plan to employees who are or may be "covered employees," as defined in Section 162(m) of the Code, that are intended to be "performance-based compensation" within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Under current IRS interpretations, a "covered employee" is the chief executive officer of the Company and any other executive officer (other than the chief financial officer) who is among the three other most highly compensated officers employed by the Company at a year-end. Under the 2010 Plan, these performance-based awards may be either equity or cash awards or a combination of the two. Participants are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. Options and stock appreciation rights granted under the 2010 Plan need not be conditioned upon the achievement of performance goals in order to constitute performance-based compensation for Section 162(m) purposes.

PROXY STATEMENT 2010    67

The pre-established performance goals set by the Committee must be based on one or more of the following performance criteria specified in the 2010 Plan: net sales; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); cash flow; market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; total return to stockholders; economic value added; working capital and strategic plan development and implementation.

The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, subsidiary or business unit performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or any other external measure of the selected criteria. The Committee will define in an objective fashion the manner of calculating the performance goals based on the performance criteria it selects to use in any performance period, and will establish such performance goals within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). In determining the actual amount to be paid with respect to an individual performance-based award for a performance period, the Committee may reduce (but not increase) the amount that would otherwise be payable as a result of satisfying the applicable performance goals.

Approval of the 2010 Plan at the Annual Meeting will be deemed to include, among other things, approval of the eligibility of executive officers and other employees to participate in the 2010 Plan, the performance criteria upon which awards intended to be "performance-based compensation" under Section 162(m) may be made, and the qualification of options and stock appreciation rights granted under the 2010 Plan as "performance-based compensation" for purposes of Section 162(m).

Change in Control of the Company — If a change in control of the Company occurs, then the consequences will be as described in this paragraph unless the Committee provides otherwise in an applicable award agreement. If any outstanding award is continued, assumed or replaced by the Company or the surviving or successor entity in connection with the change in control, and if within two years after the change in control a Participant's employment or other service is terminated without cause or is terminated by the Participant for good reason, then (i) each of the Participant's outstanding options and stock appreciation rights will become exercisable in full and remain exercisable for the remaining term of the award, (ii) each of the Participant's unvested restricted stock awards, stock unit awards and performance awards will fully vest, and (iii) any performance goals applicable to the Participant's restricted stock awards, stock unit awards and performance awards will be deemed to have been satisfied to the maximum degree. If any outstanding award is not continued, assumed or replaced in connection with the change in control, then the same consequences as specified in clauses (i) through (iii) of the previous sentence will occur in connection with a change in control unless and to the extent the Committee elects to terminate such awards in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the shares subject to the award immediately prior to the effective date of such change in control (which may be the fair market value of the consideration to be received in the change of control transaction for the same number of shares) over the aggregate exercise price (if any) for the shares subject to such award (or, if there is not excess, such award may be terminated without payment).

68    PROXY STATEMENT 2010

For purposes of the 2010 Plan, the following terms have the meanings indicated:

  •
  A "change in control" of the Company generally occurs if (i) a person or group acquires 25% or more of the Company's outstanding voting power; (ii) during any 24 consecutive month period, certain changes occur in the composition of a majority of the Board of Directors; (iii) the Company is involved in a merger or consolidation (unless the Company's voting securities immediately prior to the transaction continue to represent over 50% of the voting power of the Company or the surviving entity immediately after the transaction); (iv) a plan of complete liquidation or dissolution of the Company is consummated; or (v) the Company sells all or substantially all of its assets (other than to an entity more than 50% of the voting power of which is owned by stockholders of the Company immediately prior to the sale transaction).

  •
  "Cause" for termination generally refers to (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury related to the Company or any subsidiary; (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional, deliberate and material breach of a duty or duties; or (iv) any material breach of a confidentiality or non-compete agreement entered into with the Company or any subsidiary.

  •
  "Good reason" for termination generally refers to (i) a substantial diminution in a Participant's position, authority or responsibilities; (ii) a failure to furnish the Participant with compensation and benefits that are substantially equal to or exceeding those received prior to a change in control, subject to certain exceptions; or (iii) requiring the Participant to be based at a location more than 50 miles from the principal location of the Participant's work prior to the change in control. The Company must be provided a 30-day period to remedy any conditions claimed to constitute "good reason."

Effect of Termination of Employment or Other Services — If a Participant ceases to be employed by or perform other services for the Company and all subsidiaries, awards under the 2010 Plan then held by the Participant will be treated as set forth below unless provided otherwise in the applicable award agreement or by action of the Committee.

Upon termination of the Participant due to death or disability, (i) all outstanding options and stock appreciation rights will become immediately exercisable in full and will remain exercisable for a period of five years (but in no event after the expiration date of the option or stock appreciation right), (ii) all unvested restricted stock awards and stock unit awards that are subject only to service-based vesting conditions will become fully vested, and (iii) service-based vesting conditions associated with unvested restricted stock awards, stock unit awards and performance awards that are also subject to performance-based vesting conditions will be deemed satisfied, but the vesting of such awards will occur only when and to the extent the applicable performance goals are satisfied.

Upon termination of the Participant due to retirement, (i) all outstanding options and stock appreciation rights that have been outstanding at least six months will become immediately exercisable in full and will remain exercisable for a period of five years (but in no event after the expiration date of the option or stock appreciation right), and any options and stock appreciation rights not outstanding for at least six months will be forfeited, (ii) all unvested restricted stock awards and stock unit awards that are subject only to service-based vesting conditions will be forfeited, and (iii) service-based vesting conditions associated with unvested restricted stock awards, stock unit awards and performance awards that are also subject to performance-based vesting conditions will be deemed satisfied if the awards have been outstanding at least six months, but the vesting of such awards will occur only when and to the

PROXY STATEMENT 2010    69

extent the applicable performance goals are satisfied, and any such awards that have not been outstanding at least six months will be forfeited.

Upon termination of the Participant for any reason other than death, disability, retirement or cause, (i) all outstanding options and stock appreciation rights will remain exercisable to the extent already exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such award), and (ii) all unvested restricted stock awards, stock unit awards and performance awards will be forfeited. Upon termination for cause, all rights of the Participant under the 2010 Plan and any award agreements will immediately terminate without notice of any kind.

The Committee retains discretion under the 2010 Plan to provide for different consequences in connection with or as a result of the ending of an employment or service provider relationship, subject to the requirements that (i) no award may remain exercisable or continue to vest for more than two years beyond the earlier of the date such award would have terminated if not for the Committee's action or the award's expiration date, (ii) no action by the Committee may adversely affect any outstanding award without the consent of the Participant, and (iii) no action may be taken by the Committee to accelerate the vesting or exercisability of an award or waive restrictions on an award except in connection with a change in control of the Company or a Participant's death, disability or retirement, or to the extent such actions affect no more than 5% of the shares authorized for issuance under the 2010 Plan.

Dividends and Dividend Equivalents — No adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under awards under the 2010 Plan denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to stockholders generally at any time prior to the issuance of shares under such awards. The Committee may, however, provide that a Participant will be entitled to receive dividend equivalents in connection with stock unit awards and performance awards, generally in the form of a credit to an account for the benefit of the Participant, for any such dividends and distributions. Dividend equivalents credited with respect to unvested portions of stock unit awards or performance awards subject to performance-based vesting will be subject to the same restrictions as the underlying shares or units. No dividend equivalents may be paid or credited with respect to options and stock appreciation rights.

Federal Income Tax Consequences — The following description of U.S. federal income tax consequences of awards made under the 2010 Plan is based on current statutes, regulations and interpretations, all of which are subject to change, possibly with retroactive effect. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual Participant who receives an award.

Non-Statutory Options.    If a Participant is granted a non-statutory option under the 2010 Plan, the Participant will not recognize taxable income upon the grant of the option. Generally, the Participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The Participant's basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our Common Stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the Participant recognizes ordinary income.

70    PROXY STATEMENT 2010

Incentive Stock Options.    A Participant receiving an incentive stock option will not recognize taxable income upon grant. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the Participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for non-statutory options will apply.

Other Awards.    The current federal income tax consequences of other awards authorized under the 2010 Plan generally follow certain basic patterns. Stock appreciation rights are taxed and deductible in substantially the same manner as non-statutory options. An award of nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition by a Participant in an amount equal to the fair market value of the shares received (determined as if the shares were not subject to any risk of forfeiture) at the time the restrictions lapse and the shares vest, unless the Participant elects under Section 83(b) of the Code to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards and performance awards generally result in income recognition by a Participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the Participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Section 162(m) of the Code.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000, unless, among other exceptions, the compensation qualifies as "performance-based compensation." The 2010 Plan is designed to meet the requirements of Section 162(m), but awards other than options and stock appreciation rights granted under the 2010 Plan will only be treated as qualified performance-based compensation under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m), including that the maximum amount of compensation a covered employee may receive is based on the satisfaction of pre-established performance goals.

Section 409A of the Code.    The foregoing discussion of tax consequences of awards under the 2010 Plan assumes that the award discussed is either not considered a "deferred compensation arrangement" subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected Participant would generally be required to include in income when the award vests the amount deemed "deferred," would be required to pay an additional 20% income tax, and would be required to pay interest on the tax that would have been paid but for the deferral. The 2010 Plan will be administered in a manner intended to comply with Section 409A.

PROXY STATEMENT 2010    71

Incentive Awards Under the 2010 Plan — As of the date of this Proxy Statement, the Committee has not approved any awards under the 2010 Plan. Neither the number nor types of future 2010 Plan awards to be received by or allocated to particular Participants or groups of Participants is presently determinable. Information regarding awards made under the 2005 Plan during 2009 to the Company's named executive officers is provided under the caption "Grants of Plan-Based Awards For 2009" on page 44 of this proxy statement.

Board of Directors' Recommendation — The Board of Directors recommends that the stockholders vote FOR approval of the 2010 Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 2010 Plan. If the 2010 Plan is not approved by the stockholders, no awards will be granted under the 2010 Plan and the 2005 Plan will remain in place without change.

PROPOSAL 4: AMENDMENT OF THE RESTATED CERTIFICATE OF
INCORPORATION TO ELIMINATE CLASSIFICATION OF TERMS OF
THE BOARD OF DIRECTORS AS OF THE 2013 ANNUAL MEETING

Article IV of our Restated Certificate of Incorporation provides for the classification of our Board of Directors into three classes of directors (Classes I, II and III). Currently, directors in each class are elected every three years for three-year terms.

This classified structure has been in place for over 25 years. Since that time, the Board has believed that this structure would promote continuity and stability of strategy, oversight and policies and provide negotiating leverage to the Board in a potential takeover situation.

A nonbinding shareholder proposal to declassify the Board of Directors was approved by a vote of stockholders at the Company's 2009 Annual Meeting. While the Board of Directors believes that the classified board structure has provided the Company with certain benefits, it recognizes the sentiment of the Company's stockholders that the annual election of directors would enhance the Company's corporate governance policies. Therefore, in light of such stockholder sentiment as well as corporate governance trends, the Board of Directors approved, subject to stockholder approval at the 2010 Annual Meeting, amendment of the Company's Restated Certificate of Incorporation to effect a declassification of the Board as of the 2013 Annual Meeting.

Our Board of Directors has determined that the classified board structure should be eliminated over time so that, from and after the 2013 Annual Meeting, all directors would be subject to annual election. The "declassification" process would be accomplished as follows:

  •
  At the 2010 Annual Meeting, the Class III directors whose terms currently expire at the 2010 Annual Meeting would be elected to hold office for a three-year term expiring at the 2013 Annual Meeting, consistent with our current Restated Certificate of Incorporation;

  •
  At the 2011 Annual Meeting, the Class I directors whose current terms expire at the 2011 Annual Meeting would be elected to hold office for a two-year term expiring at the 2013 Annual Meeting;

  •
  At the 2012 Annual Meeting, the Class II directors whose current terms expire at the 2012 Annual Meeting would be elected to hold office for a one-year term expiring at the 2013 Annual Meeting; and

  •
  At and after the 2013 Annual Meeting, all directors would be elected to hold office for a one-year term expiring at the next Annual Meeting and the Board of Directors will no longer be classified.

72    PROXY STATEMENT 2010

In order to declassify its structure, the Board of Directors unanimously adopted resolutions approving an amendment and restatement of the Restated Certificate of Incorporation (the "New Restated Certificate"). Appendix B shows the proposed changes to the relevant paragraphs of Article IV of the Restated Certificate of Incorporation, with additions indicated by double-underlining.

In addition, pursuant to this action our Restated Certificate of Incorporation would be amended to make certain ancillary changes to reflect the declassification of our Board as of the 2013 Annual Meeting. At present, because our Board is classified, the Restated Certificate of Incorporation provides, consistent with Delaware law, that directors are removable only "for cause". The New Restated Certificate provides that subsequent to the 2013 Annual Meeting, any or all directors may be removed by stockholders "with or without cause" upon the requisite vote of the outstanding shares.

Board of Directors' Recommendation — The Board of Directors has declared this action advisable and recommends that you vote FOR approval of the New Restated Certificate. If our stockholders approve the New Restated Certificate, it will become effective upon filing with the Secretary of State of the State of Delaware. We plan to file the New Restated Certificate promptly after the Annual Meeting if the requisite stockholder vote is obtained.

The Board of Directors believes that our stockholders should have the opportunity to vote on the election of all directors each year and that the elimination of the classified board structure is in the best interests of the Company and its stockholders. However, the Board of Directors also believes that declassification should be accomplished gradually, in part, so that no director's current term is shortened.

PROPOSAL 5: ADVISORY VOTE ON APPROVAL OF THE
COMPENSATION OF THE EXECUTIVES DISCLOSED IN
THIS PROXY STATEMENT

Ecolab's executive compensation program is intended to (1) support our corporate vision and long-term financial objectives, (2) communicate the importance of business results, (3) retain and motivate executives important to our success and (4) reward executives for contributions at a level reflecting our performance. We believe that our compensation policies and procedures have met these objectives. They have contributed to the Company's historically strong growth and returns, rewarded executives based on performance and are aligned with the long-term interests of our stockholders. See "Executive Compensation — Compensation Discussion and Analysis," beginning at page 29.

The Company is presenting this proposal, which gives you as a stockholder the opportunity to endorse or not endorse our executive pay program through an advisory vote for or against the following resolution:

"RESOLVED, that the stockholders approve the compensation of Ecolab Inc. executives, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the proxy statement."

The Board of Directors urges stockholders to endorse the compensation program for our named executive officers by voting FOR the above resolution. As discussed in the Compensation Discussion and Analysis (the "CD&A") contained in this proxy statement, we believe that the executive compensation for 2009 is reasonable and appropriate and is justified by the performance of the Company. Our compensation program is the result of a carefully considered approach, after advice from the Compensation Committee's independent compensation consultant.

PROXY STATEMENT 2010    73

In deciding how to vote on this proposal, the Board of Directors urges you to consider the following factors, many of which are more fully discussed in the CD&A:

Performance

•
Our share price rose 27% in 2009, outperforming the Standard & Poor's 500 index increase of 23%. Our share performance has exceeded the S&P 500 in each of the last six years and 16 of the last 19 years.

•
In a very difficult economic environment, 2009 reported diluted earnings per share declined 3% from 2008 to $1.76. Included in these results were special gains and charges, including $0.22 per share from a restructuring taken early in the year. Excluding special gains and charges and discrete tax items, adjusted diluted earnings per share were $1.99 for 2009, up 7% from $1.86 in 2008.

•
Our return on beginning shareholders' equity was 26.6% in 2009, the 18th consecutive year in which the company met or exceeded its long-term financial objective of a 20% return on beginning shareholders' equity.

•
We increased our quarterly dividend rate for the 18th consecutive year, as it rose 11% in December to an indicated annual rate of $0.62 per common share. Ecolab has paid cash dividends for 73 consecutive years.

Compensation

•
We emphasize pay for performance and structure our compensation programs to provide appropriate incentives to executives to drive business and financial results for both the near-term and long-term.

•
At least 68% of each of our named executive officers' 2009 compensation was performance based, with the majority of performance based compensation coming in the form of long-term incentives.

•
Our compensation programs do not encourage excessive and unnecessary risks that would threaten the value of the Company.

•
We have no history of abusive compensation practices.

Awards

•
For the third consecutive year, Ecolab was named one of the "World's Most Ethical Companies" by Ethisphere magazine. The list is composed of companies that use ethical leadership as a purposeful method to drive profits and growth.

•
Our Chairman, President and Chief Executive Officer, Douglas M. Baker, Jr., was recognized by Chief Executive magazine as one of 2009's ten best wealth creators in the magazine's second annual Wealth Creation Rankings. This ranking seeks to identify business leaders who have done the best job creating true economic value at their companies over a three-year period.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Board of Directors' Recommendation — The Board of Directors recommends that you vote FOR approval of the compensation of Ecolab's executives as described in the Compensation

74    PROXY STATEMENT 2010

Discussion and Analysis and the compensation tables and otherwise in this proxy statement. Proxies will be voted FOR approval of the proposal unless otherwise specified.

PROPOSAL 6: STOCKHOLDER PROPOSAL TO ADOPT A POLICY
ON THE HUMAN RIGHT TO WATER

The owner of 35,285 shares of our Common Stock has notified the Company that it intends to present the following resolution at the Annual Meeting. In accordance with rules of the Securities and Exchange Commission, the text of the proponent's resolution and supporting statement is printed verbatim from its submission. The Company will provide the name and address of the proponent of the stockholder proposal promptly upon oral or written request for such information. Requests may be sent to the Corporate Secretary, Ecolab Inc., 370 Wabasha Street North, Saint Paul, Minnesota 55102, or by e-mail at investor.info@ecolab.com

The Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal set forth below.

Stockholder Proposal

Policy on the human right to water

WHEREAS, water is a top ingredient in both the production and use of our company's cleaning and sanitation products, and therefore water quality and quantity is vital for Ecolab's success;

Ecolab utilizes natural water resources in the global community to develop and manufacture our cleaning, food safety and health protection products and services. Our company has made a commitment to minimize water and energy use during production, and to "actively develop products and services that minimize our customers' water and energy use;"

Even with our commitment to minimizing water use, over-consuming and depleting community groundwater is a direct violation of the human right to water, which the UN Committee on Economic, Social and Cultural Rights defines as all people's right to safe, sufficient, acceptable, physically accessible and affordable water for personal and domestic use;

Whereas Ecolab is a transnational corporation, and in 2003 the UN Commission on Human Rights issued a report on the scope of the human rights obligations which clearly states that "transnational corporations and other business enterprises, their officers and persons working for them are also obligated to respect generally recognized responsibilities and norms contained in United Nations treaties and other international instruments." With respect to equitable access to safe drinking water and sanitation, this report means that the responsibility for ensuring this level of access is not only on governments, but on private water providers and corporations that utilize water resources;

We believe that it is the obligation of our Company to adhere to the UN's declaration in General Comment 15 which describes that "the human right to water entitles everyone to sufficient, safe, acceptable, physically accessible and affordable water." The best way for us to "ensur[e] sustainable access to water resources" is through a comprehensive company policy on the human right to water, using General Comment 15 as a sound and appropriate model;

We believe that global corporations operating without strong human rights and environmental policies face serious risks to their reputation and share value if they are seen to be responsible for or complicit in human right violations, specifically the violation or erosion of the human right to water;

PROXY STATEMENT 2010    75

We believe that significant commercial advantages may accrue to our company by adopting a comprehensive human right to water policy, including enhanced corporate reputation, improved employee recruitment and retention, improved community and stakeholder relations, and reduced risk of adverse publicity, consumer boycotts, divestment campaigns, and lawsuits;

BE IT RESOLVED that the shareholders request the Board of Directors to create a comprehensive policy articulating our company's respect for and commitment to the human right to water.

SUPPORTING STATEMENT

Proponents believe the policy should elucidate Ecolab's commitment to ensuring sustainable access to water resources, entitling everyone to sufficient, safe, acceptable physically accessible and affordable water while operating our business in global communities.

Response of the Board of Directors

All of the members of our Board of Directors recommend that you vote AGAINST this proposal. The Board believes that this proposal is not in the best interests of Ecolab and our stockholders and opposes the proposal for the following reasons:

The Company recognizes the importance of water to our business, our customers and the communities in which we operate. While we agree with the principle that water is a vital resource that needs to be protected for all citizens of the world, we believe that adopting a policy which is linked to United Nations' declarations will not advance the Company's goals in this regard. Such a policy could reduce our flexibility to address our customer's water-related issues in a holistic way, which in turn could actually hinder the conservation of water. We do not know how the United Nations will set future policy and do not want to bind the Company to their declarations given that their mission, which is directed toward government policy, by nature differs from ours.

Fundamentally, our water policy is to do what is right for our company, our customers and the environment. We take a very active stance on protecting the world's water resources because it is right for our business and society.

At Ecolab, making the world a cleaner, safer, healthier place is our mission. Sustainability is inherent in our products and services and in how we operate. We take a holistic approach in designing our products to help increase safety, lower the use of water and energy, and reduce the chemicals and waste released to the environment within our customers' operations. And we exert substantial efforts to minimize emissions, water use, effluents and waste caused by our global operations, and dispose of all wastes through safe and responsible methods. Our commitment to these principles, including water conservation, is already formally articulated in our recently updated and re-published Sustainability Principles.

Our activities and commitments demonstrate our support for the human right to water and the sustainable use of water.

  •
  Our Sustainability Principles state:

    "We recognize and support the human right to water. As such, we help protect local water supplies through conservation in our own operations as well as through developing technologies that help our customers use less water, and where possible, recondition and reuse water."

76    PROXY STATEMENT 2010

  •
  Through our Sustainability Principles, we also have expressed our commitment to human rights and environmental stewardship generally.

  •
  Our business is not considered to be water-intensive, and we already have efforts in place to progressively reduce our water consumption.

  •
  With nearly one million customers around the globe, we can have a far greater impact on local water supplies by providing our customers with the technology to reduce water use — and in some cases, to recondition and reuse water.

For these reasons, we believe it will be much more effective to continue to concentrate our efforts on helping our customers conserve water, while continuing the environmental stewardship activities in progress within our own operations, instead of developing a separate right to water policy tied to UN declarations as requested by the proponent.

Board of Directors' Recommendation — The Board of Directors recommends that you vote AGAINST this proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the stockholder proposal.

PROPOSAL 7: STOCKHOLDER PROPOSAL REQUESTING THE BOARD
TO AMEND THE BY-LAWS TO PROVIDE HOLDERS OF 10% OF
OUTSTANDING SHARES THE POWER TO CALL A SPECIAL MEETING

The owner of not less than 100 shares of our Common Stock has notified the Company that he intends to present the following resolution at the Annual Meeting. In accordance with rules of the Securities and Exchange Commission, the text of the proponent's resolution and supporting statement is printed verbatim from his submission, with only a correction of the proposal number reference. The Company will provide the name and address of the proponent of the stockholder proposal promptly upon oral or written request for such information. Requests may be sent to the Corporate Secretary, Ecolab Inc., 370 Wabasha Street North, Saint Paul, Minnesota 55102, or by e-mail at investor.info@ecolab.com

The Board of Directors unanimously recommends that you vote AGAINST the stockholder proposal set forth below.

Stockholder Proposal

Special Shareowner Meetings —

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings. This includes that a large number of small shareowners can combine their holdings to equal the above 10% of holders. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call special meetings investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board's current power to call a special meeting.

PROXY STATEMENT 2010    77

This proposal topic won more than 60% support at the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R.R. Donnelley (RRD). William Steiner and Nick Rossi sponsored these proposals.

The merit of this Special Shareowner Meetings proposal should also be considered in the context of the need for improvements in our company's 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, independent investment research firm rated our company "Moderate Concern" in executive pay. Long-term incentive awards were given to our CEO Douglas Baker and other named executive officers based on market standards and not tied to specific performance goals. In fact, 68% of Mr. Baker's 2008 total pay was long-term equity incentives. It is preferable for executive incentives to be tied to fully disclosed, performance-based goals in order to better align executive interests with long-term shareholder interests.

Mr. Baker was granted 421,000 stock options in 2008 valued at $3 million. These large options raised additional concern over the link between executive pay and company performance given that small increases in our company's share price (which may be unrelated to management performance) can result in large financial awards. Mr. Baker also served on the U.S. Bancorp (USB) board which was rated "D" by The Corporate Library.

Three of our directors had 12 to 17 years tenure — independence concern: Leslie Biller, Joel Johnson and Jerry Levin and they were assigned to 5 seats on our most important board committees. Our board was the only significant directorship for four of our directors. This could indicate a significant lack of current transferable director experience.

We had no shareholder right to annual election of each director (which won our 72%-support in 2009), cumulative voting, an independent chairman, a lead director, a shareholder vote on executive pay and our poison pill was locked in until 2016.

The above concerns show there is need for improvement. Please encourage our board to respond positively to this proposal: Special Shareowner Meetings — Yes on 7.

Response of the Board of Directors

All of the members of our Board of Directors recommend that you vote AGAINST this proposal. The Board believes that this proposal is not in the best interests of Ecolab and our stockholders and opposes the proposal for the reasons discussed below.

At the time that we received the proposal from the proponent in November 2009, our By-Laws provided that holders of 80% of the outstanding shares could call a special stockholders meeting. After considering the proposal and soliciting input from some of our larger stockholders, in February 2010, we amended our By-Laws to allow holders of 25% of the outstanding shares the power to call a special meeting. The Board of Directors believes that our stockholders' rights to (1) call a special stockholders meeting at the request of holders of 25% of the outstanding shares, (2) act by written consent, and (3) submit proposals for consideration at our annual meetings adequately address the underlying rationale of this proposal.

Permitting holders of 25% of the outstanding shares to call special meetings, as now provided under our By-Laws, provides an appropriate balance between ensuring the Board's accountability to stockholders and enabling the Board and management to operate the Company in an effective manner. The Board does not believe it is appropriate to enable holders

78    PROXY STATEMENT 2010

of only 10% (a small minority of stockholders) of our common stock to have an unlimited ability to call special meetings for any purpose at any time.

Enabling the holders of only 10% of the Company's outstanding stock to call special meetings could subject the Company and the Board to disruption from stockholder activists or special interest groups with an agenda not in the best interests of the Company or long-term stockholders. A special meeting of stockholders is a very expensive and time-consuming affair because of the administrative and legal costs in preparing required disclosure documents, and printing and mailing costs. Additionally, preparing for stockholder meetings requires significant time and attention of the Board of Directors, members of senior management and other employees, diverting their attention away from performing their primary function, which is to operate the business of the Company in the best interests of our stockholders. Calling special meetings of stockholders is not a matter to be taken lightly. Accordingly, the existing right of holders of 25% the outstanding shares is a more appropriate standard to ensure that the special meeting is being held for a matter important to an appropriately wide group of stockholders.

We believe that the proposal should be evaluated in the context of the Company's overall corporate governance. Not only do we have a strong history of transparency and good governance, but we remain receptive to our stockholders' attitudes towards governance. In this regard, we are seeking stockholder approval of an amendment to our Restated Certificate of Incorporation in order to eliminate our classified board structure (see Proposal 4) and have proactively adopted a policy to submit executive pay to an annual advisory vote (see Proposal 5). These actions show that we listen to and respond to governance matters important to our stockholders.

In light of the actions taken to modify our By-Laws to allow holders of 25% of the outstanding shares the right to call a special meeting as well as the other means by which our Board of Directors is accountable to stockholders, the Board does not believe that this proposal is in the best interests of stockholders.

Board of Directors' Recommendation — The Board of Directors recommends that you vote AGAINST this proposal. Unless a contrary choice is specified, proxies solicited by our Board of Directors will be voted AGAINST the stockholder proposal.

OTHER MATTERS

Proxy Solicitation Costs — We will bear the cost of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks or other nominees for forwarding proxy material to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, the Internet or personally. We have retained Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038, to aid in the solicitation of proxies for a fee of $12,000 plus expenses. Proxies may also be solicited by certain directors, officers and employees of the Company without extra compensation.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange reports on ownership of Company securities and changes in reported ownership. Executive officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

PROXY STATEMENT 2010    79

Based solely on a review of the reports furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2009 the Company's executive officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a), except that Michael L. Meyer was late in filing one Form 4 report covering the payment of minimum statutory tax obligations by withholding shares of Ecolab Common Stock incident to the vesting of a restricted stock award issued in accordance with Rule 16b-3.

Householding Information — Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy soliciting material. This means that you and other holders of our Common Stock in your household may not receive separate copies of the Company's Proxy Statement or Annual Report. We will promptly deliver an additional copy of either document to any stockholder upon request to: Corporate Secretary, Ecolab Inc., 370 Wabasha Street North, Saint Paul, MN 55102; telephone (651) 293-2233; or e-mail investor.info@ecolab.com. If you desire to reduce the number of copies mailed to your household, please contact your bank or broker.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 6, 2010 — The Notice of 2010 Annual Meeting, Proxy Statement and Annual Report to Stockholders of Ecolab Inc. are available at www.edocumentview.com/ecl.

Voting by Plan Participants — Generally, you will receive only one notice, proxy card or voting instruction form covering all the shares you hold:

  •
  in your own name;

  •
  in the Dividend Reinvestment Plan sponsored by Computershare Investor Services, LLC, if any; and

  •
  if you are employed by Ecolab in the United States, Puerto Rico, or Canada,

  •
  in the Ecolab Savings Plan and ESOP*; plus

  •
  in the Ecolab Stock Purchase Plan administered by Computershare Limited or the Ecolab Canada Share Purchase Plan administered by Fastrak Systems, Inc.

  *If you participate in the Ecolab Savings Plan and ESOP (the "Plan"), you are entitled to direct Fidelity Management Trust Company (the "Trustee") to vote (or not to vote) the equivalent number of shares of Common Stock credited to your Plan account. Your proxy card will serve as a voting instruction to the Trustee and if your instructions are timely received, the Trustee will follow your voting instructions. If you do not timely submit your voting instructions, the Trustee will vote your Plan shares in the same proportion as to each respective proposal as the shares for which voting instructions have been received from other Plan participants. To allow sufficient time for voting of your shares by the Trustee, your voting instructions should be received by May 3, 2010 to ensure tabulation.

80    PROXY STATEMENT 2010

If you hold Ecolab shares through any other Ecolab plans, you will receive voting instructions from that plan's administrator.

By Order of the Board of Directors

March 22, 2010	Lawrence T. Bell General Counsel and Secretary

PROXY STATEMENT 2010    81

APPENDIX A

DIRECTIONS TO THE ECOLAB ANNUAL MEETING

The Ordway Center for the Performing Arts is located in downtown Saint Paul at 345 Washington Street, directly across from The Saint Paul Hotel on Rice Park. There are numerous parking ramps and parking meters within easy walking distance. The closest parking ramps are located at the RiverCentre, Lawson Commons, Kellogg Street Ramp, and Landmark Towers.

PROXY STATEMENT 2010    A-1

APPENDIX B

Proposed Amendments to ARTICLE IV to
Ecolab Inc.'s Restated Certificate of Incorporation

The second paragraph of ARTICLE IV of the Company's Restated Certificate of Incorporation is proposed to be amended to read as follows:

  "The Board of Directors shall consist of a number of directors, which number shall be determined from time to time exclusively by the Board of Directors pursuant to a resolution adopted by affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes as nearly equal in number as possible, designated Class I, Class II and Class III. At the 1983 annual meeting of stockholders, Class I directors shall be elected for a term expiring at the 1984 annual meeting of stockholders, Class II directors shall be elected for a term expiring at the 1985 annual meeting of stockholders, and Class III directors shall be elected for a term expiring at the 1986 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, (1) at the 2011 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a two-year term expiring at the 2013 annual meeting of stockholders; (2) at the 2012 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2013 annual meeting of stockholders; and (3) at the 2013 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the 2013 annual meeting of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the General Corporation Law of Delaware."

The fourth paragraph of ARTICLE IV of the Company's Restated Certificate of Incorporation is proposed to be amended to read as follows:

  "Subject to the rights of the holders of any class or series of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. Subject to the rights of the holders of any class or series of the capital stock then outstanding, (x) until the 2013 annual meeting of stockholders and in accordance with Section 141(k)(1) of the General Corporation Law of Delaware, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and (y) from and after the 2013 annual meeting of stockholders, any director, or the entire Board of Directors, may be removed from office at any time, with or without cause."

PROXY STATEMENT 2010    B-1

Worldwide Headquarters 370 Wabasha Street N St. Paul, MN 55102 www.ecolab.com

APPENDIX C

ECOLAB INC.

2010 STOCK INCENTIVE PLAN

1.                                       Purpose of Plan.

The purpose of the Ecolab Inc. 2010 Stock Incentive Plan (the “Plan”) is to advance the interests of Ecolab Inc. (the “Company”) and its stockholders by enabling the Company and its Subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the achievement of the Company’ economic objectives.

2.                                       Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1                                 “Board” means the Board of Directors of the Company.

2.2                                 “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

2.3                                 “Cause” means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

2.4                                 “Change in Control” means an event described in Section 14.1 of the Plan; provided, however, if an Incentive Award constitutes a deferral of compensation subject to Section 409A of the Code, and if that Incentive Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in Section 14.1 of the Plan unless the event would also constitute, under Section 409A of the Code and the regulations and rulings issued thereunder, either a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company.

2.5                                 “Code” means the Internal Revenue Code of 1986, as amended.

2.6                                 “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7                                 “Common Stock” means the common stock of the Company, par value $1.00 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

2.8                                 “Covered Employee” means a person who is, or is determined by the Committee to likely become, a “covered employee” (as defined in Section 162(m)(3) of the Code).

2.9                                 “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant in the sense that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months; provided, however, if distribution of an Incentive Award subject to Section 409A of the Code is or can be triggered by an Eligible Recipient’s Disability, such term will mean that the Eligible Recipient is disabled as defined by Section 409A of the Code and the regulations and rulings issued thereunder.

2.10                           “Eligible Recipients” means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary, all Non-Employee Directors and any consultants, advisors and independent contractors of the Company or any Subsidiary.

2.11                           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12                           “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) the mean between the reported high and low sale prices of the Common Stock during the regular daily trading session, as quoted in the WALL STREET JOURNAL reports of the New York Stock Exchange - Composite Quotations.

2.13                           “Good Reason” means, without the express written consent of the affected Participant, any of the following events involving the Company or Subsidiary that employs or receives services from the Participant:

(a)                                  the assignment to the Participant of any duties inconsistent in any substantial respect with the Participant’s position, authority or responsibilities as in effect during the 90-day period immediately preceding the Change in Control which assignment results in a substantial diminution in such position, authority or responsibilities or any other substantial adverse change in such position (including titles), authority or responsibilities, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company or applicable Subsidiary as set forth below;

(b)                                 any failure by the Company or applicable Subsidiary to furnish the Participant with compensation and benefits at a level substantially equal to or exceeding those received by the Participant from the Company or applicable Subsidiary during the 90-day period preceding the Change in Control, other than (i) an insubstantial and inadvertent failure remedied by the Company or applicable Subsidiary as set forth below, (ii) a reduction in compensation which is applied to all non-union employees of the Company or applicable Subsidiary in the same dollar amount or percentage, or (iii) a reduction or modification of any employee benefit program covering substantially all of the employees of the Company or applicable Subsidiary, which reduction or modification generally applies to all employees covered under such program; or

(c)                                  the Company or applicable Subsidiary requiring the Participant to be based or to perform services at any office or location that is in excess of 50 miles from the principal location of the Participant’s work during the 90-day period immediately preceding the Change in Control, except for travel reasonably required in the performance of the Participant’s responsibilities.

Before a termination by the Participant under this Section 2.13 will constitute termination for Good Reason, the Participant must give the Company a notice of termination within 30 calendar days of the occurrence of the event that constitutes Good Reason.  The notice must set forth in reasonable detail the specific reason for the termination and the facts and circumstances claimed to provide a basis for termination of employment under the provision indicated.  Failure to provide such notice within such 30-day period shall be conclusive proof that the Participant does not have Good Reason to terminate employment.

For purposes of this Section 2.13, Good Reason shall exist only if the Company or applicable Subsidiary fails to remedy the event or events constituting Good Reason within 30 calendar days after receipt of the notice of termination from the Participant.  If the Participant determines Good Reason for termination exists and timely files a notice of termination, such determination shall be presumed to be true and the Company will have the burden of proving that Good Reason does not exist.

2.14                           “Incentive Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award or Performance Award granted to an Eligible Recipient pursuant to the Plan.

2.15                           “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16                           “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Subsidiary.

2.17                           “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.18                           “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.19                           “Participant” means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

2.20                           “Performance-Based Compensation” means an Incentive Award to a Covered Employee that is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code.  Options and Stock Appreciation Rights granted to Covered Employees are intended to be Performance-Based Compensation.

2.21                           “Performance Award” means a right granted to an Eligible Recipient pursuant to Section 10 of the Plan to receive an amount of cash, shares of Common Stock, or a combination of both, contingent upon achievement of Performance Criteria or other objectives during a specified period.

2.22                           “Performance Criteria” means the performance criteria that are used by the Committee in granting Incentive Awards contingent upon achievement of performance goals over a specified performance period.  For any Incentive Award intended to constitute Performance-Based Compensation, the Performance Criteria shall consist of one or a combination of two or more of the following: net sales; operating income; net income; net income per share (basic or diluted); earnings before or after any one or more of taxes, interest, depreciation and amortization; profitability as measured by return ratios (including return on invested capital, return on assets, return on equity, return on investment and return on sales); cash flow; market share; cost reduction goals; margins (including one or more of gross, operating and net income margins); stock price; total return to stockholders; economic value added; working capital and strategic plan development and implementation.  The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based upon Company, Subsidiary or business unit performance, and may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or by relative comparison to the performance of other companies or any other external measure of the selected criteria.  The Committee shall, in its sole discretion, define in an objective fashion the manner of calculating the performance goals based on the Performance Criteria it selects to use in any performance period, which may include adjustments to such criteria as otherwise defined under U.S. Generally Accepted Accounting Principles.

2.23                           “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant.

2.24                           “Prior Plan” means the Ecolab Inc. 2005 Stock Incentive Plan.

2.25                           “Restricted Stock Award” means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to restrictions on transferability and a risk of forfeiture.

2.26                           “Retirement” means termination of employment or service at or after age fifty-five (55) with five (5) or more years of continuous employment or other service with the Company and any Subsidiaries.

2.27                           “Securities Act” means the Securities Act of 1933, as amended.

2.28                           “Stock Appreciation Right” means a right granted to an Eligible Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of shares of Common Stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and a specified exercise price of such shares.

2.29                           “Stock Unit Award” means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive the Fair Market Value of one or more shares of Common Stock, payable in cash, shares of Common Stock, or a combination of both, the payment, issuance, retention and /or vesting of which is subject to the satisfaction of specified conditions, which may include achievement of Performance Criteria or other objectives.

2.30                           “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.31                           “Substitute Award” means an Incentive Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.32                           “Tax Date” means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.                                       Plan Administration.

3.1                                 The Committee.  The Plan will be administered by the Board or by a committee of the Board.  So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, who are “independent” as required by the listing standards of the New York Stock Exchange and who are “outside directors” within the meaning of Section 162(m) of the Code, but any action taken by such a committee shall be valid and effective even if the members of such committee at the time of such action are later determined not to have satisfied all the requirements for membership specified above.  Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority of the members of such a committee will constitute a quorum.  As used in the Plan, “Committee” will refer to the Board or to such a committee, if established.  To the extent consistent with applicable corporate law of the Company’s jurisdiction of incorporation, the Committee may delegate to one or more of its members or to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act or whose compensation in the fiscal year may be subject to the limits on deductible compensation pursuant to Section 162(m) of the Code.  The Committee may also delegate to one or more agents or advisors such non-discretionary administrative duties or powers as it deems advisable.  The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise.  Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

3.2                                 Authority of the Committee.

(a)                                  In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:  (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written or electronic agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject.  In addition, the Committee will have the authority under the Plan in its sole discretion to (A) establish, amend or rescind rules to administer the Plan; (B) interpret the Plan and any Incentive Award or related agreement made under the Plan; (C) make all other determinations necessary or desirable for the administration of the Plan; and (D) pay the intrinsic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

(b)                                 Subject to Section 3.2(d) below, the Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that (i) the amended or modified terms are permitted by the Plan as then in effect; (ii) any Participant adversely affected by such amended or modified terms shall have consented to such amendment or modification unless such amendment is necessary to comply with applicable law or stock exchange rules; and (iii) the authority to accelerate the exercisability or vesting or otherwise terminate restrictions relating to an Incentive Award may be exercised only in connection with a Participant’s death, Disability or Retirement, in connection with a Change in Control, or to the extent such actions involve an aggregate number of shares of Common Stock not in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1.

(c)                                  In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares; (ii) any purchase, acquisition, sale, disposition or write-down of a significant amount of assets or a significant business; (iii) any change in accounting principles or practices, tax laws or other such laws or provisions affecting reported results; (iv) any uninsured catastrophic losses or extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year; or (v) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria (including Performance Criteria and related performance goals) of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that (A) the amended or modified terms are permitted by the Plan as then in effect and (B) with respect to any Incentive Award intended to qualify as Performance-Based Compensation, any such amendment or modification would not result in such Incentive Award failing to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

(d)                                 Notwithstanding any other provision of this Plan other than Section 4.3, the Committee may not, without prior approval of the Company’s stockholders, seek to effect any re-pricing of any previously granted, “underwater” Option by:  (i) amending or modifying the terms of the Option to lower the exercise price; (ii) canceling the underwater Option and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; (B) Restricted Stock Awards; or (C) Stock Unit Awards or Performance Awards in exchange; or (iii) repurchasing the underwater Options.  For purposes of this Section 3.2(d), an Option will be deemed to be “underwater” at any time when the Fair Market Value of the Common Stock is less than the exercise price of the Option.

(e)                                  In addition to the authority of the Committee under Section 3.2(b) and notwithstanding any other provision of the Plan, the Committee may, in its sole discretion, amend the terms of the Plan or Incentive Awards with respect to Participants resident outside of the United States or employed by a non-U.S. Subsidiary in order to comply with local legal requirements, to otherwise protect the Company’s or Subsidiary’s interests, or to meet objectives of the Plan, and may, where appropriate, establish one or more sub-plans (including the adoption of any required rules and regulations) for the purposes of qualifying for preferred tax treatment under foreign tax laws.  The Committee shall have no authority, however, to take action pursuant to this Section 3.2(e): (i) to reserve shares or grant Incentive Awards in excess of the limitations provided in Section 4.1; (ii) to effect any re-pricing in violation of Section 3.2(d); (iii) to grant Options having an exercise price less than 100% of the Fair Market Value of one share of Common Stock on the date of grant in violation of Section 6.2; or (iv) for which stockholder approval would then be required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of the New York Stock Exchange.

(f)                                    Notwithstanding anything in this Plan to the contrary, the Committee will determine whether an Incentive Award is subject to the requirements of Section 409A of the Code and, if determined to be subject to Section 409A of the Code, the Committee will make such Incentive Award subject to such written terms and conditions determined necessary or desirable to cause such Incentive Award to comply in form with the requirements of Section 409A of the Code.  Further, the Plan, as it relates to Incentive Awards that are subject to Section 409A of the Code, will be administered in a manner that is intended to comply with the requirements of Section 409A of the Code and any regulations or rulings issued thereunder.

4.                                       Shares Available for Issuance.

4.1                                 Maximum Number of Shares Available; Certain Restrictions on Awards.  Subject to Section 4.2 and to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 12,000,000, plus any Shares of Common Stock remaining available for future grants under the Prior Plan on the effective date of this Plan.  The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.  Notwithstanding any other provisions of the Plan to the contrary, (i) no Participant in the Plan may be granted Incentive Awards denominated in shares of Common Stock relating to more than 2,000,000 shares of Common Stock in the aggregate during any calendar year; (ii) no Participant in the Plan may be granted Incentive Awards denominated in cash in an amount in excess of $5,000,000 in the aggregate during any calendar year; and (iii) no more than 12,000,000 shares of Common Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan, with the foregoing share limits subject, in each case, to adjustment as provided in Section 4.3 of the Plan.

4.2                                 Accounting for Incentive Awards.  Shares of Common Stock that are issued under the Plan or that are potentially issuable pursuant to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan; provided, however, that (A) the total number of shares remaining available for issuance under the Plan shall be reduced by 2.5 shares for each share issued pursuant to an Incentive Award other than an Option or a Stock Appreciation Right, or potentially issuable pursuant to an outstanding Incentive Award other than an Option or a Stock Appreciation Right; and (B) Substitute Awards shall not reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan.  Any shares of Common Stock subject to an Incentive Award, or to an award granted under the Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that lapses, expires, is forfeited (including issued shares forfeited under a Restricted Stock Award) or for any reason is terminated unexercised or unvested or is settled or paid in cash or any form other than shares of Common Stock shall, to the extent of such lapse, expiration, forfeiture or settlement other than in shares of Common Stock, automatically again become available for issuance under the Plan and correspondingly increase the total number of shares available for issuance under Section 4.1 (with such increase in connection with Incentive Awards other than Options and Stock Appreciation Rights based on the same ratio specified in clause (A) of the proviso to the first sentence of this Section 4.2).  Notwithstanding anything to the contrary in this Section 4.2, the following shares of Common Stock will not again become available for issuance under the Plan: (i) any shares which would have been issued upon any exercise of an Option but for the fact that the exercise price was paid by a “net exercise” pursuant to Section 6.4(b) or any Previously Acquired Shares tendered (either actually or by attestation) by a Participant in payment of the exercise price of an Option; (ii) any shares withheld by the Company or Previously Acquired Shares tendered (either actually or by attestation) by a Participant to satisfy any tax withholding obligation with respect to an Incentive Award or a Prior Plan Award; (iii) shares covered by a stock appreciation right issued under the Plan or the Prior Plan that are not issued in connection with the stock settlement of the stock appreciation right upon its exercise; or (iv) shares that are repurchased by the Company using Option exercise proceeds.

4.3                                 Adjustments to Shares and Incentive Awards.  In the event of any equity restructuring (within the meaning of FASB ASC Topic 718, Compensation - Stock Compensation) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to outstanding Incentive Awards, (iii) the exercise price of outstanding Options and Stock Appreciation Rights, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Incentive Awards or the grants to individuals of certain types of Incentive Awards.  In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of Participants.  In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan.  No adjustment shall be made pursuant to this Section 4.3 in connection with the conversion of any convertible securities of the Company, or in a manner that would cause

Incentive Stock Options to violate Section 422(b) of the Code or cause an Incentive Award to be subject to adverse tax consequences under Section 409A of the Code.

4.4                                 Effect of Plans Maintained by Acquired Companies.  If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Incentive Awards under the Plan and shall not reduce the shares of Common Stock authorized for issuance under the Plan.  Incentive Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees of the Company or any Subsidiary or Non-Employee Directors prior to such acquisition or combination.

5.                                       Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries.  Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion.  Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.                                       Options.

6.1                                 Grant.  An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option.  To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2                                 Exercise Price.  The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except in the case of Substitute Awards.

6.3                                 Exercisability and Duration.  An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; provided, however, that no Option may be exercisable after 10 years from its date of grant.

6.4                                 Payment of Exercise Price.

(a)                                  The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by (i) tender of a Broker Exercise Notice; (ii) by tender, or attestation as to ownership, of Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee; (iii) by a “net exercise of the Option (as further described in paragraph (b), below); or (iv) by a combination of such methods.

(b)                                 In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price for the shares exercised under this method. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under the “net exercise,” (ii) shares actually delivered to the Participant as a result of such exercise and (iii) any shares withheld for purposes of tax withholding pursuant to Section 13.1.

(c)                                  Previously Acquired Shares tendered or covered by an attestation as payment of an Option exercise price will be valued at their Fair Market Value on the exercise date.

6.5                                 Manner of Exercise.  An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by giving written or electronic notice of exercise to the Company at its principal executive office in St. Paul, Minnesota or through the procedures established with any Company-appointed third-party administrator specifying the number of shares of Common Stock as to which the Option is being exercised and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.                                       Stock Appreciation Rights.

7.1                                 Grant.  An Eligible Recipient may be granted one or more Stock Appreciation Rights under the Plan, and such Stock Appreciation Rights will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee will have the sole discretion to determine the form in which payment of the intrinsic value of Stock Appreciation Rights will be made to a

Participant (i.e., cash, Common Stock or any combination thereof) or to consent to or disapprove the election by a Participant of the form of such payment.

7.2                                 Exercise Price.  The exercise price of a Stock Appreciation Right will be determined by the Committee, in its discretion, at the date of grant but may not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant, except as provided in Section 7.4 below and except in the case of Substitute Awards.

7.3                                 Exercisability and Duration.  A Stock Appreciation Right will become exercisable at such time and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Stock Appreciation Right may be exercisable after 10 years from its date of grant.  A Stock Appreciation Right will be exercised by giving notice in the same manner as for Options, as set forth in Section 6.5 of the Plan.

7.4                                 Grants in Tandem with Options.  Stock Appreciation Rights may be granted alone or in addition to other Incentive Awards, or in tandem with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option.  A Stock Appreciation Right granted in tandem with an Option shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number as the Committee may determine), shall be exercisable at such time or times and only to the extent that the related Option is exercisable, have the same term as the Option and shall have an exercise price equal to the exercise price for the Option.  Upon the exercise of a Stock Appreciation Right granted in tandem with an Option, the Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, upon exercise of an Option having a related Stock Appreciation Right, the Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

8.                                       Restricted Stock Awards.

8.1                                 Grant.  An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.

8.2                                 Rights as a Stockholder; Transferability.  Except as provided in Sections 8.1, 8.3, 8.4 and 15.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

8.3                                 Dividends and Distributions.  Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends in the case of Restricted Stock Awards that are subject only to service-based vesting conditions) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.  The Committee will determine in its sole discretion whether any interest will be paid on such restricted dividends or distributions.  In its discretion, the Committee may provide in any award agreement evidencing a Restricted Stock Award for the waiver by the Participant of any right to receive dividends and distributions with respect to shares of Common Stock subject to the unvested portion of the Restricted Stock Award.

8.4                                 Enforcement of Restrictions.  To enforce the restrictions referred to in this Section 8, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

9.                                       Stock Unit Awards.

An Eligible Recipient may be granted one or more Stock Unit Awards under the Plan, and such Stock Unit Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion.  The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the payment, issuance, retention and/or vesting of such Stock Unit Awards as it deems appropriate, including, without limitation, (i) the achievement of one or more of the Performance Criteria; and/or that (ii) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period.  The agreement evidencing a Stock Unit Award shall either (i) provide that in all cases payment of the Stock Unit Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Stock Unit Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, or (ii) contain terms and conditions necessary to avoid adverse tax consequences specified in Section 409A of the Code.

10.                                 Performance Awards.

An Eligible Recipient may be granted one or more Performance Awards under the Plan, and such Performance Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion, including, but not limited to, the achievement of one or more of the Performance Criteria.  The agreement evidencing a Performance Award shall either (i) provide that in all cases payment of the Performance Award will be made within two and one-half months following the end of the Eligible Recipient’s tax year during which receipt of the Performance Award is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code, or (ii) contain terms and conditions necessary to avoid adverse tax consequences specified in Section 409A of the Code.

11.                                 Minimum Vesting Periods.

Except as otherwise provided in this Section 11, (i) Restricted Stock Awards and Stock Unit Awards that vest solely as a result of the passage of time and continued service by the Participant shall be subject to a vesting period of not less than three years from the date of grant of the applicable Incentive Award (but permitting pro rata vesting over such time); and (ii) Restricted Stock Awards, Stock Unit Awards and Performance Awards whose vesting is subject to the achievement of specified Performance Criteria over a performance period shall be subject to a performance period of not less than one year from the date of grant of the applicable Incentive Award.  The minimum vesting periods specified in clauses (i) and (ii) of the preceding sentence shall not apply: (A) to Incentive Awards made in payment of earned performance-based Incentive Awards and other earned cash-based incentive compensation; (B) to a termination of employment due to death, Disability or Retirement; (C) upon a Change in Control; (D) to a Substitute Award that does not reduce the vesting period of the award being replaced; or (E) to Incentive Awards involving an aggregate number of shares of Common Stock not in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1.

12.                                 Effect of Termination of Employment or Other Service.

The following provisions shall apply upon termination of a Participant’s employment or other service with the Company and all Subsidiaries, except to the extent that the Committee provides otherwise in an agreement evidencing an Incentive Award at the time of grant or determines pursuant to Section 12.4.

12.1                           Termination of Employment Due to Death or Disability.  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability:

(a)                                  All outstanding Options and Stock Appreciation Rights then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right).

(b)                                 All unvested Restricted Stock Awards and Stock Unit Awards then held by the Participant that are subject only to service-based vesting conditions will become fully vested.

(c)                                  The service-based vesting conditions associated with all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant that are also subject to the achievement of specified Performance Criteria over a performance period as a condition of vesting will be deemed satisfied, but vesting of such Incentive Awards shall occur only when and to the extent the applicable Performance Criteria are satisfied.

12.2                           Termination of Employment Due to Retirement.  Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement:

(a)                                  All outstanding Options and Stock Appreciation Rights then held by the Participant that have been outstanding for at least six months from the applicable date of grant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right), and any Options and Stock Appreciation Rights then held by the Participant that have not been outstanding for at least six months will terminate and be forfeited.

(b)                                 All unvested Restricted Stock Awards and Stock Unit Awards then held by the Participant that are subject only to service-based vesting conditions will terminate and be forfeited.

(c)                                  The service-based vesting conditions associated with all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant that are also subject to the achievement of specified Performance Criteria over a performance period as a condition of vesting shall be deemed satisfied if such Incentive Awards have been outstanding for at least six months from the applicable date of grant, but vesting of such Incentive Awards will occur only when and to the extent the applicable Performance Criteria are satisfied; any such Incentive Awards then held by the Participant that have not been outstanding for at least six months will terminate and be forfeited.

12.3                           Termination of Employment for Reasons Other than Death, Disability or Retirement. Subject to Section 12.5 of the Plan, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary):

(a)                                  All outstanding Options and Stock Appreciation Rights then held by the Participant will, to the extent exercisable as of such termination, remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option or Stock Appreciation Right), and will, to the extent not exercisable as of such termination, terminate and be forfeited.

(b)                                 All unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards then held by the Participant will terminate and be forfeited.

12.4                           Modification of Rights Upon Termination.  Notwithstanding the other provisions of this Section 12, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), except as provided in clauses (ii) and (iii) below, cause Options or Stock Appreciation Rights (or any part thereof) then held by such Participant to terminate, become or continue to become exercisable and/or remain exercisable following such termination of employment or service, and Restricted Stock Awards, Stock Unit Awards or Performance Awards then held by such Participant to terminate, vest and/or continue to vest or become free of restrictions and conditions to payment, as the case may be, following such termination of employment or service, in each case in the manner determined by the Committee; provided, however, that (i) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 12.4 but in no event beyond its expiration date; (ii) any such action adversely affecting any outstanding Incentive Award will not be effective without the consent of the affected Participant (subject to the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan); and (iii) such actions (other than termination of an Incentive Award) occurring other than in connection with the death, Disability or Retirement of a Participant shall not involve an aggregate number of shares of Common Stock in excess of 5% of the number of shares available for Incentive Awards under the first sentence of Section 4.1).

12.5                           Effects of Actions Constituting Cause.  Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee’s determination occurs before or after termination of such Participant’s employment with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind.  The Company may defer the exercise of any Option, the vesting of any Restricted Stock Award or the payment of any Stock Unit Award or Performance Award for a period of up to forty-five (45) days in order for the Committee to make any determination as to the existence of Cause.

12.6                           Determination of Termination of Employment or Other Service.

(a)                                  The change in a Participant’s status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant’s employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

(b)                                 The change in a Participant’s status from that of a non-employee consultant or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant’s service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant’s employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment (subject to paragraph (a), above).

(c)                                  Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records; provided, however, if distribution or payment of an Incentive Award subject to Section 409A of the Code is triggered by a termination of a Participant’s employment, such termination must also constitute a “separation from service” within the meaning of Section 409A of the Code.

13.                                 Payment of Withholding Taxes.

13.1                           General Rules.  The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option; (b) withhold cash paid or payable or shares of Common Stock from the shares issued or otherwise issuable to the Participant in connection with an Incentive Award; or (c) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

13.2                           Special Rules.  The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 13.1 of the Plan by electing to tender, or by attestation as to ownership of, Previously Acquired Shares that have been held for the period of time necessary to avoid a charge to the Company’s earnings for financial reporting purposes and that are otherwise acceptable to the Committee, by delivery of a Broker Exercise Notice or a combination of such methods.  For purposes of satisfying a Participant’s withholding or employment-related tax obligation, Previously Acquired Shares tendered or covered by an attestation will be valued at their Fair Market Value.

14.                                 Change in Control.

14.1                           A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)                                  any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than  the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the “beneficial owner” (as defined in Rule l3d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities, provided, however, that the provisions of this paragraph (a) shall not be applicable to a transaction in which a corporation becomes the owner of all the Company’s outstanding securities in a transaction that would not be a Change of Control under paragraph (c) of this Section 14.1; or

(b)                                 during any twenty-four (24) consecutive calendar months, individuals who constitute the Board on the first day of such period or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who were either directors on the first day of such period, or whose appointment, election or nomination for election was previously so approved or recommended, shall cease for any reason to constitute at least a majority thereof; or

(c)                                  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, and in which no “person” (as defined under paragraph (a) above) acquires 50% or more of the combined voting power of the securities of the Company or such surviving entity or parent thereof outstanding immediately after such merger or consolidation; or

(d)                                 there is consummated a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

14.2                           Effect of a Change in Control.  Unless otherwise provided in an agreement evidencing an Incentive Award, the following provisions shall apply to outstanding Incentive Awards in the event of a Change in Control.

(a)                                  Continuation, Assumption or Replacement of Incentive Awards.  In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace Incentive Awards outstanding as of the date of the Change in Control (with such adjustments as may be required or permitted by Section

4.3), and such Incentive Awards or replacements therefore shall remain outstanding and be governed by their respective terms, subject to Section 14.2(d) below.  A surviving or successor entity may elect to continue, assume or replace only some Incentive Awards or portions of Incentive Awards.  For purposes of this Section 14.2(a), an Incentive Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Sections 409A and 424 of the Code, either (i) the contractual obligations represented by the Incentive Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Incentive Award and the exercise price thereof that preserves the intrinsic value of the Incentive Award existing at the time of the Change in Control, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Incentive Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as or more favorable to the Participant.

(b)                                 Acceleration of Incentive Awards.  If and to the extent that outstanding Incentive Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards will become immediately fully vested and non-forfeitable; and (iii) any Performance Criteria applicable to Restricted Stock Awards, Stock Unit Awards and Performance Awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable Incentive Award.

(c)                                  Payment for Incentive Awards.  If and to the extent that outstanding Incentive Awards under the Plan are not continued, assumed or replaced in connection with a Change in Control, then the Committee may terminate some or all of such outstanding Incentive Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this Section 14.2(c).  The Committee will not be required to treat all Incentive Awards similarly for purposes of this Section 14.2(c).  The payment for any Incentive Award or portion thereof terminated shall be in an amount equal to the excess, if any, of (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of shares of Common Stock subject to the Incentive Award or portion thereof being terminated, or, if no consideration is to be received by the Company’s stockholders in the Change in Control, the Fair Market Value of such number of shares immediately prior to the effective date of the Change in Control, over (ii) the aggregate exercise price (if any) for the shares of Common Stock subject to the Incentive Award or portion thereof being terminated.  If there is no excess, the Incentive Award may be terminated without payment.  Any payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Incentive Award surrendered.

(d)                                 Termination After a Change in Control.  If and to the extent that Incentive Awards are continued, assumed or replaced under the circumstances described in Section 14.2(a), and if within two years after the Change in Control a Participant experiences an involuntary termination of employment or other service for reasons other than Cause, or terminates his or her employment or other service for Good Reason, then (i) outstanding Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Stock Awards, Stock Unit Awards and Performance Awards will become immediately fully vested and non-forfeitable; and (iii) any Performance Criteria applicable to Restricted Stock Awards, Stock Unit Awards and Performance Awards will be deemed to have been satisfied to the maximum degree specified in connection with the applicable Incentive Award.

15.                                 Rights of Eligible Recipients and Participants; Transferability.

15.1                           Employment or Service.  Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.2                           Rights as a Stockholder; Dividends.  As a holder of Incentive Awards (other than Restricted Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares.  Except as otherwise provided in the Plan or otherwise provided by the Committee, no adjustment will be made in the amount of cash payable or in the number of shares of Common Stock issuable under Incentive Awards denominated in or based on the value of shares of Common Stock as a result of cash dividends or distributions paid to holders of Common Stock prior to the payment of, or issuance of shares of Common Stock under, such Incentive Awards.  In its discretion, the Committee may provide in an agreement evidencing a Stock Unit Award or a Performance Award that the Participant will be entitled to receive dividend equivalents, in the form of a cash credit to an account for the benefit of the Participant, for any such dividends and distributions.  The terms of any rights to dividend equivalents will be determined by the Committee and set forth in the agreement evidencing the Stock Unit Award or Performance Award, including the time and form of payment and whether such equivalents will be credited with interest or deemed to be reinvested in Common Stock; provided, however, that dividend equivalents in respect of the unvested portions of Stock Unit Awards and Performance Awards whose vesting is subject to the achievement of specified Performance Criteria will be subject to the same restrictions as the underlying shares or units to which such dividend equivalents relate.  No dividend equivalents may be paid or credited in connection with Options and Stock Appreciation Rights.

15.3                           Restrictions on Transfer.

(a)                                  Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by subsections (b) and (c) below, no right or interest of any Participant in an Incentive Award prior to the exercise (in the case of Options) or vesting or issuance (in the case of Restricted Stock Awards and Performance Awards) of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(b)                                 A Participant will be entitled to designate a beneficiary to receive an Incentive Award upon such Participant’s death, and in the event of such Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 12 of the Plan) may be made by, such beneficiary.  If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 12 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.  If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete payment of all amounts due under the Plan or exercise of all exercisable Options, then such payments will be made to, and the exercise of such Options may be made by, the legal representatives, heirs and legatees of the beneficiary.

(c)                                  Upon a Participant’s request, the Committee may, in its sole discretion, permit a transfer of all or a portion of a Non-Statutory Stock Option or Stock Appreciation Right, other than for value, to such Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, any person sharing such Participant’s household (other than a tenant or employee), a trust in which any of the foregoing have more than fifty percent of the beneficial interests, a foundation in which any of the foregoing (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.  Any permitted transferee will remain subject to all the terms and conditions applicable to the Participant prior to the transfer.  A permitted transfer may be conditioned upon such requirements as the Committee may, in its sole discretion, determine, including, but not limited to execution and/or delivery of appropriate acknowledgements, opinion of counsel, or other documents by the transferee.

15.4                           Non-Exclusivity of the Plan.  Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

16.                                 Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

17.                                 Performance-Based Compensation Provisions.

The Committee, when it is comprised solely of two or more outside directors meeting the requirements of Section 162(m) of the Code, in its sole discretion, may designate whether any Restricted Stock Awards, Stock Unit Awards or Performance Awards to be made to Covered Employees are intended to be Performance-Based Compensation.  The vesting of such Incentive Awards and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, will, to the extent required by Section 162(m) of the Code, be conditioned upon the achievement of performance goals based on one or more Performance Criteria specified in Section 2.20.  Such Performance Criteria will be selected and performance goals established by the Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.  Following completion of an applicable performance period, the Committee shall certify in writing, in the manner and to the extent required by Section 162(m) of the Code, that the applicable performance goals based on the selected Performance Criteria have been met prior to payment of the compensation, and may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Incentive Award.

18.                                 Compliance with Section 409A.

It is intended that the Plan and all Incentive Awards hereunder be administered in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.  The Committee is authorized to adopt rules or regulations deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code (including any transition or grandfather rules relating thereto).  Notwithstanding anything in this Section 18 to the contrary, with respect to any Incentive Award subject to Section 409A of the Code, no amendment to or payment under such Incentive Award will be made unless permitted under Section 409A of the Code and the regulations or rulings issued thereunder.  Without limiting the generality of the foregoing, if any amount shall be payable with respect to any Incentive Award hereunder as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” (as those terms are defined for purposes of Section 409A of the Code) and such amount is subject to the provisions of Section 409A of the Code, then no payment shall be made, except as permitted under Section 409A of the Code, prior to the first day of the seventh calendar month beginning after the Participant’s separation from service (or the date of his or her earlier death).  The Company may adopt a specified employee policy that will apply to identify the specified employees for all deferred compensation plans subject to Section 409A of the Code; otherwise, specified employees will be identified using the default standards contained in the regulations under Section 409A of the Code.

19.                                 Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time.  In addition to the authority of the Committee to amend the Plan under Section 3.2(e), the Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendments to the Plan will be effective without approval of the Company’s stockholders if: (i) stockholder approval of the amendment is then required pursuant to Section 422 of the Code or Section 162(m) of the Code or the rules of the New York Stock Exchange; or (ii) such amendment seeks to modify Section 3.2(d) hereof.  No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that (i) this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2(c), 4.3 and 14 of the Plan, and (ii) no consent of any affected Participant shall be required if such amendment is necessary to comply with applicable law or stock exchange rules.

20.                                 Effective Date and Duration of the Plan.

The Plan will be effective as of May 6, 2010, or such later date on which the Plan is initially approved by the Company’s stockholders.  The Plan will terminate at midnight on the tenth (10th) anniversary of such effective date, and may be terminated prior to such time by Board action.  No Incentive Award will be granted after termination of the Plan.  Incentive Awards outstanding upon termination of the Plan may continue to be exercised, earned or become free of restrictions, according to their terms.

21.                                 Miscellaneous.

21.1                           Governing Law.  Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which shall be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

21.2                           Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

<STOCK#> www.envisionreports.com/ECL Step 1: Go to www.envisionreports.com/ECL to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Annual Meeting Notice — Ecolab Inc. 015EIB IMPORTANT ANNUAL STOCKHOLDERS’ MEETING INFORMATION — YOUR VOTE COUNTS! + + Important Notice Regarding the Availability of Proxy Materials for the Ecolab Inc. Stockholder Meeting to be Held on May 6, 2010 Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 26, 2010 to facilitate timely delivery. C 1234567890 E C L B MR ANDREW SAMPLE 1234 AMERICA DRIVE ANYWHERE, IL 60661 1234 5678 9012 345

Directions to the Ecolab Annual Meeting The Ordway Center for the Performing Arts is located in downtown Saint Paul at 345 Washington Street, directly across from The Saint Paul Hotel on Rice Park. There are numerous parking ramps and parking meters within easy walking distance. The closest parking ramps are located at the RiverCentre, Lawson Commons, Kellogg Street Ramp, and Landmark Towers. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. [1] Internet – Go to www.envisionreports.com/ECL. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Ecolab” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 26, 2010. Stockholder Meeting Notice Ecolab Inc.’s Annual Meeting of Stockholders will be held at 10:00 a.m. on May 6, 2010 in The McKnight Theatre of the Ordway Center for the Performing Arts, 345 Washington Street, Saint Paul, Minnesota 55102. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees listed and FOR proposals 2, 3, 4 and 5. 1. Election of Directors: Arthur J. Higgins, Joel W. Johnson and C.Scott O’Hara 2. Ratification of Appointment of Independent Registered Public Accounting Firm. 3. Approval of the Ecolab Inc. 2010 Stock Incentive Plan. 4. Amendment of the Restated Certificate of Incorporation to Eliminate Classification of Terms of the Board of Directors as of the 2013 Annual Meeting. 5. Advisory Vote on Approval of the Compensation of the Executives Disclosed in the Proxy Statement. The Board of Directors recommends that you vote AGAINST proposals 6 and 7. 6. Stockholder Proposal to Adopt a Policy on the Human Right to Water. 7. Stockholder Proposal Requesting the Board to Amend the By-Laws to Provide Holders of 10% of Outstanding Shares the Power to Call a Special Meeting. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 015EIB

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 015EGE 1 U PX + Annual Meeting Proxy Card — Ecolab Inc. . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items 01 - Arthur J. Higgins 1. Election of Directors: Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 02 - Joel W. Johnson 03 - C. Scott O'Hara For Against Abstain The Board of Directors recommends a vote AGAINST Proposals 6 and 7. Proposals — You must sign the card below for your vote to be tabulated. A The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5. For Against Abstain 6. Stockholder Proposal to Adopt a Policy on the Human Right to Water. For Against Abstain 7. Stockholder Proposal Requesting the Board to Amend the By-Laws to Provide Holders of 10% of Outstanding Shares the Power to Call a Special Meeting. For Against Abstain 2. Ratification of Appointment of Independent Registered Public Accounting Firm. 3. Approval of the Ecolab Inc. 2010 Stock Incentive Plan. 4. Amendment of the Restated Certificate of Incorporation to Eliminate Classification of Terms of the Board of Directors as of the 2013 Annual Meeting. 5. Advisory Vote on Approval of the Compensation of the Executives Disclosed in the Proxy Statement. NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 NNNNNNN MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C123456789 C 1234567890 J N T 0 2 4 7 5 9 1 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 6, 2010. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/ECL • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Directions to the Ecolab Annual Meeting

P = parking
State Capitol
35E
10th Street Exit
from Minneapolis
94
St. Peter Street
Wabasha Street
Cedar Street
MN History Center
11th St
10th St
Exchange St
7th St
6th St
5th St
4th St
Kellogg
5th Street Exit
Kellogg Blvd Exit
Children's Museum
Wells Fargo Place
Macy's
Xcel Center
Travelers Landmark Center
Ordway Center
RiverCentre
Lawson
Ecolab
Rice Park
Saint Paul Hotel
Science Museum
Crowne Plaza
Mississippi River
from the West Side

ECOLAB®

Proxy — Ecolab Inc.

ECOLAB INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 6, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ECOLAB INC. ANNUAL MEETING OF STOCKHOLDERS MAY 6, 2010 The undersigned hereby appoints Douglas M. Baker, Jr., Lawrence T. Bell and Michael C. McCormick, and each of them, with power of substitution to each as proxies to represent the undersigned at the Annual Meeting of Stockholders of Ecolab Inc., to be held in St. Paul, Minnesota, at the Ordway Center for the Performing Arts at 10:00 a.m. on Thursday, May 6, 2010 and at any adjournment(s) thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed on the reverse side with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations as indicated on the reverse side. The tabulator cannot vote your shares unless you sign and return this card, or you use the telephone or Internet voting services. . Proxy — Ecolab Inc. Directions to the Ecolab Annual Meeting The Ordway Center for the Performing Arts is located in downtown Saint Paul at 345 Washington Street, directly across from The Saint Paul Hotel on Rice Park. There are numerous parking ramps and parking meters within easy walking distance. The closest parking ramps are located at the RiverCentre, Lawson Commons, Kellogg Street Ramp, and Landmark Towers. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.